Exhibit 10.8

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC

and

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC

(as Borrowers)

NEXTERA ENERGY OPERATING PARTNERS, LP

(as Guarantor)

REVOLVING CREDIT AGREEMENT

DATED AS OF JULY 1, 2014

up to US$250,000,000

Five-Year Revolving Credit and Letter of Credit Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

GOLDMAN SACHS BANK USA

and

MORGAN STANLEY SENIOR FUNDING, INC.

(as Joint Lead Arrangers and Joint Bookrunners)

GOLDMAN SACHS BANK USA

and

MORGAN STANLEY SENIOR FUNDING, INC.

(as Syndication Agents)

BANK OF AMERICA, N.A.

(as Administrative Agent and Collateral Agent)

BANK OF AMERICA, N.A. (CANADA BRANCH)

(as Canadian Agent)

REVOLVING CREDIT AGREEMENT

List of Schedules and Exhibits

Schedules:

Schedule I	List of Lenders and Commitments

Schedule I-A	Notice Addresses

Schedule II	Subject Entities

Schedule 5.03	Excepted Liens

Schedule 5.04	Supplemental Disclosures

Schedule 5.06	Litigation

Schedule 5.14	Project Companies

Schedule 6.14	Project-Level Indebtedness

Schedule 6.16(f)	Permitted Investments

Schedule 6.22	Burdensome Agreements

Exhibits:

Exhibit A-1	Form of Borrowing Notice

Exhibit A-2	Form of Interest Rate Notice

Exhibit B	Form of Note

Exhibit C	Form of Borrower’s Certificate

Exhibit D-1	Form of Perfection Certificate

Exhibit D-2	Form of Perfection Certificate Supplement

Exhibit E	[Reserved]

Exhibit F	Form of Assignment and Assumption

Exhibit G	[Reserved]

Exhibit H	[Reserved]

Exhibit I-1	Form of U.S. Tax Compliance Certificate

Exhibit I-2	Form of U.S. Tax Compliance Certificate

Exhibit I-3	Form of U.S. Tax Compliance Certificate

Exhibit I-4	Form of U.S. Tax Compliance Certificate

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT dated as of July 1, 2014, is by and between (i) NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, an unlimited liability company organized and existing under the laws of the Province of British Columbia (“Canadian Holdings”) and NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, a Delaware limited liability company (“US Holdings”, and together with Canadian Holdings, the “Borrowers”), (ii) NEXTERA ENERGY OPERATING PARTNERS, LP, a Delaware limited partnership (“OpCo” or, the “Guarantor”) (iii) the lending institutions that are parties hereto as Lenders (as defined below) which as of the date of this Agreement, consist of those Lenders listed on Schedule I, (iv) BANK OF AMERICA, N.A., acting in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”), and (v) BANK OF AMERICA, N.A. (CANADA BRANCH), acting in its capacity as Canadian agent for the Lenders (the “Canadian Agent” and, together with the Agent, the “Agents”) (the Borrower, the Guarantor, the Lenders (as defined below) and the Agents are hereinafter sometimes collectively referred to as the “Parties” and individually as a “Party”).

W I T N E S S E T H:

WHEREAS, the Lenders parties hereto have agreed to make loans to the Borrowers and to provide for the issuance of letters of credit for the account of the Borrowers in the maximum aggregate principal amount of TWO HUNDRED FIFTY MILLION AND NO/100 UNITED STATES DOLLARS (US$250,000,000.00) for the general corporate purposes of the Borrowers.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.01 Definitions. The following terms have the respective meanings set forth in this Section 1.01 or elsewhere in the provisions of this Agreement referred to below:

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by an Agent.

“Affected Lender” has the meaning specified in Section 2.05(b).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” and “Agents” have the meanings given to such terms in the Preamble.

“Agreement” means this Revolving Credit Agreement, dated as of July 1, 2014.

“Agreement Effective Date” means the date on which all of the conditions set forth in Section 7.01 shall have been satisfied or waived by the Lenders and the Agent.

“Agreement Effective Date Projections” means the projections included in the Form S-1.

“Applicable Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Borrowers and the Agents, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its Applicable Lending Office.

“Applicable Rate” means (a) from the Agreement Effective Date to the date on which the Agent receives a Compliance Certificate pursuant to Section 6.04(a) or (b) for the fiscal quarter ending September 30, 2014, 0.375% per annum for Facility Fees, 1.875% per annum for Eurodollar Rate Loans, CDOR Loans and Letter of Credit Fees and 0.875% per annum for Base Rate Loans and Canadian Prime Rate Loans and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the OpCo Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 6.04(a) or (b):

		Applicable Rate
Pricing Level	OpCo Leverage Ratio	Facility Fee	Eurodollar Rate or CDOR (Letters of Credit)	Base Rate or Canadian Prime Rate
1	< 3.5:1	0.375%	1.875%	0.875%
2	> 3.5:1 but < 4.5:1	0.500%	2.000%	1.000%
3	> 4.5:1	0.500%	2.250%	1.250%

Any increase or decrease in the Applicable Rate resulting from a change in the OpCo Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.04(a) or (b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section (giving effect to the period allowed in such Section for delivery of a Compliance Certificate), then, upon the request of the Majority Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.05(e).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b) and accepted by the Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Agent.

“Assuming Lender” has the meaning specified in Section 2.11(c).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means all or any portion of any Loan bearing interest calculated by reference to the Base Rate.

“Borrowing” means the drawing down by a Borrower of a Loan or Loans from the Lenders on any given Borrowing Date.

“Borrowing Date” means the date on which any Loan is made or to be made.

“Borrowing Notice” means a certificate to be provided pursuant to Section 2.02(a), in substantially the form set forth in Exhibit A-1 or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Business Day” means any day other than (a) Saturday or Sunday, or (b) a day on which banking institutions in New York City, New York are required or authorized to close (provided, that no day shall be deemed to be a Business Day with respect to any Eurodollar Rate Loan unless such day is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market) or (c) with respect to any Canadian Prime Rate Loans or CDOR Loans, a day on which banking institutions in Toronto Ontario are required or authorized to close.

“Canadian Agent” has the meaning given in the Preamble.

“Canadian Dollars” and “Cdn.$” means the lawful currency of Canada.

“Canadian Holdings” has the meaning given in the Preamble.

“Canadian Prime Rate” means, for any day, a rate per annum equal to the higher of (a) the rate of interest per annum established by Bank of America, N.A. (Canada Branch) as the reference rate of interest then in effect for determining interest rates on commercial loans denominated in Canadian Dollars made by it in Canada and (b) the sum of 1% plus the one-month CDOR for such day.

“Canadian Prime Rate Loan” means all or any portion of any Loan bearing interest calculated by reference to the Canadian Prime Rate.

“Canadian Security Agreement” has the meaning specified in Section 7.01(b)(ii).

“Capitalized Leases” means, with respect to any Person, leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases on the balance sheet of such Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Issuing Banks and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the applicable Agent and the applicable Issuing Banks shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the applicable Agent and (b) the applicable Issuing Banks. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Loan Parties or any of their Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least US$1,000,000,000, in each case with maturities of not more than 12 months from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by Standard & Poor’s, in each case with maturities of not more than 12 months from the date of acquisition thereof; and

(d) Investments, classified in accordance with generally accepted accounting principles as current assets of the Loan Parties or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or Standard & Poor’s, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Sweep and Credit Support Agreement” means the Cash Sweep and Credit Support Agreement dated as of July 1, 2014 entered into between OpCo and NEER, as in effect on the Agreement Effective Date and without giving effect to any amendments that would have a Material Adverse Effect.

“CDOR” means, for any Interest Period with respect to a CDOR Loan, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Canadian Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Canadian Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day) or, if the applicable screen rate shall not be available, a comparable or successor rate which rate is approved by Canadian Agent; provided, that to the extent a comparable or successor rate is approved by Canadian Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Canadian Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Canadian Agent.

“CDOR Loan” means all or any portion of any Loan bearing interest calculated by reference to CDOR.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Agreement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation (including, without limitation, Regulation D) or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, for purposes of the increased cost provisions in Section 4.04 or Section 4.05, any changes with respect to capital adequacy or liquidity which result from (i) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to “Basel III” (meaning the comprehensive set of reform measures developed (and designated as “Basel III” in September 2010) by the Basel Committee on Banking Supervision, to strengthen the regulation, supervision and risk management of the banking sector), shall in each case be deemed to be a “change of law” as to which an affected Lender is entitled to compensation to the extent such request, rule, guideline or directive is either (1) enacted, adopted or issued after the Agreement Effective Date (but regardless of the date the applicable provision of the Dodd-Frank Act or Basel III to which such request, rule, guideline or directive relates was enacted, adopted or issued) or (2) enacted, adopted or issued prior to the Agreement Effective Date but either (A) does not require compliance therewith, or (B) which is not fully implemented until after the Agreement Effective Date and which entails increased cost related thereto that cannot be reasonably determined as of the Agreement Effective Date.

“Change of Control” means any sale, pledge, assignment, transfer or other disposition as a result of which (a) NEER ceases to own directly or indirectly at least 50.1% of the voting interests of any Loan Party, (b) NEER ceases to own directly or indirectly at least 33 1⁄3% of the economic interests (it being understood that “economic interests” for purposes of this clause (b), and each other use of “economic interests” or “economic interest” for purposes of this definition, shall only take into account distributions) of any Loan Party or (c) NEER ceases to own directly or indirectly more of the economic interests of any Loan Party than any other Person; provided, that in the event NEER Controls each of the general partners of a Person that Controls such Loan Party, no Change of Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the U.S. Security Agreement, the Canadian Security Agreement, the Deposit Account Control Agreements, and each of the mortgages, intellectual property security agreements, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Agent pursuant to Section 6.11, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

“Commitment” means, when used with reference to any Lender at the time any determination thereof is to be made, the obligation of such Lender to make Loans pursuant to Section 2.01 and make L/C Advances pursuant to Section 3.03, or, where the context so requires, the amount of such obligation which is set forth on Schedule I opposite such Lender’s name as its Commitment, in each case as the same may be increased or reduced from time to time in accordance with the terms of this Agreement.

“Commitments” means the aggregate Commitments of the several Lenders.

“Commitment Termination Date” means the earlier of (a) July 1, 2019, as the same may from time to time be extended pursuant to the provisions of Section 2.11 and (b) the date of termination in whole of the Commitments pursuant to Section 2.06 or Article 8; provided, however, that the Commitment Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.11 shall be the earlier of (x) the Commitment Termination Date in effect immediately prior to such extension and (y) the date of termination in whole of the Commitments pursuant to Section 2.06 or Article 8 for all purposes of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate of the principal financial officer, Treasurer or Assistant Treasurer of OpCo to be provided pursuant to Section 6.04(a) and 6.04(b)

“Consent Date” has the meaning specified in Section 2.11(a).

“Consenting Lender” has the meaning specified in Section 2.11(b).

“Control” means the possession, directly or indirectly, of the power to cause the direction of the management of a Person, whether through voting securities, by contract, control of the board of directors (or similar governing body), ownership or control of a majority of the equity interests in the general partner of such Person, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Cash” means, without duplication, internally generated cash and Cash Equivalents distributed by the Project Companies and the Borrowers, directly or indirectly, to OpCo or US Holdings, as applicable, in respect of the Equity Interests of the Project Companies and the Borrowers owned, directly or indirectly, by OpCo (other than dividends or other distributions that are funded, directly or indirectly, with substantially concurrent cash Investments, or cash Investments that were not used by a Project Company or a Borrower for capital expenditures or for operational purposes, by OpCo or any of its Subsidiaries in a Project Company or a Borrower), excluding (a) the proceeds of any extraordinary receipts (including cash payments or proceeds received (i) from any Disposition by OpCo or any of its Subsidiaries, (ii) under any casualty insurance policy in respect of a covered loss thereunder or (iii) as a result of the taking of any assets of OpCo or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking and (b) any cash that is derived from (i) cash grants and similar items to the Project Companies and the Borrowers, (ii) any incurrence of Funded Debt by the Project Companies and the Borrowers, (iii) any issuance of Equity Interests by the Project Companies and the Borrowers or (iv) any capital contribution to the Project Companies and the Borrowers.

“Covenant Cash Flow” means, at any date of determination, an amount equal to the Covenant Cash received by OpCo or US Holdings, as applicable, during the most recently completed Measurement Period; provided that (a) if any Loan Party has disposed of any Equity Interests in a Project Company or OpCo or any of its Subsidiaries (including any Project Company) has disposed of any property with a value in excess of US$5,000,000 at any time after the first day of such Measurement Period, the determinations of Covenant Cash Flow shall be made giving Pro Forma Effect to such disposition (which, for avoidance of doubt, shall account, not only for the loss of revenues, but as well for the expense savings expected to be realized) and (b) if during any Measurement Period any Loan Party or any of its Subsidiaries has acquired any equity interests in any Project Company or any Loan Party or any of its Subsidiaries (including any Project Company) has acquired any property with a value in excess of US$5,000,000, the determination of Covenant Cash Flow for such Measurement Period shall be made giving pro forma effect to such acquisition by including the projected distributions of such acquired property in such determination as follows:

In the case of:	With respect to each acquisition:

The first Measurement Period after such acquisition:	The first quarter’s actual distributions and the projected distributions for the second, third and fourth quarters thereafter

The second Measurement Period after such acquisition:	The first and second quarters’ actual distributions and the projected distributions for the third and fourth quarters thereafter

The third Measurement Period after such acquisition:	The first, second and third quarters’ actual distributions and the projected distributions for the fourth quarter thereafter

The fourth Measurement Period after such acquisition:	The actual results for each quarter of such Measurement Period.

“Conversion” or “Convert” means a conversion of all or part of any Loan of one Type into a Loan of another Type pursuant to Section 2.07 (including any such conversion made as a result of the operation of any other provision hereof).

“date of this Agreement” and “date hereof” means July 1, 2014.

“Default” means an Event of Default, or an event that with notice or lapse of time or both would become an Event of Default, or the filing in any court of competent jurisdiction of any petition or application or the commencement of any case or other proceeding referred to in Section 8.01(g) so long as the same remains undismissed or unstayed.

“Defaulting Lender” means, subject to Section 4.10(b), any Lender that (a) fails to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agents and the Loan Parties in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the applicable Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in any Letter of Credit) within two (2) Business Days of the date when such payment is due; (b) notifies the Loan Parties, the Agents or any Issuing Bank in writing that it does not intend to comply with its funding obligations under this Agreement, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which condition precedents, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) fails, within three (3) Business Days after written request by the Agents, any Issuing Bank or the Loan Parties, to confirm in writing to the Agents and the Loan Parties that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the subsequent receipt of such written confirmation by the Agents and the Loan Parties); or (d) has (or has a direct or indirect parent company that has) become the subject of any Insolvency Proceeding; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agents that a Lender is a Defaulting Lender under any one or more of the preceding clauses (a) through (d) shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.10(b)) upon the Agents’ delivery of Notice of such determination to the Loan Parties, each Issuing Bank and each Lender.

“Deposit Account Control Agreements” means each deposit account control agreement entered into by each applicable Loan Party, the Agent and the applicable depository bank party thereto.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar Equivalent” means, at any time, (i) with respect to any amount denominated in Dollars, such amount; and (ii) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof expressed in Dollars, such Canadian Dollar amount to be determined by the Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Dollars” or “US$” means United States dollars or such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Eligible Assignee” means (i) any Lender or an affiliate of any Lender (in either instance, unless the relevant Lender is a Defaulting Lender at the time any such assignment is proposed) which is approved by each Issuing Bank, and (ii) any other Person which is approved by the Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any such assignment is effected in accordance with the provisions of Section 11.06(b), the Loan Parties, each of the foregoing approvals not to be unreasonably withheld or delayed; provided however, that no Borrower nor any affiliate of a Borrower shall qualify as an Eligible Assignee.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any Person that is treated as a single employer with OpCo under Section 414 of the Code.

“ERISA Reportable Event” means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA as to which the requirement of notice has not been waived.

“Eurodollar Business Day” means any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, if the applicable screen rate shall not be available, a comparable or successor rate which rate is approved by the Agent; and

(b) for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent.

“Eurodollar Rate Loan” means all or any portion of any Loan bearing interest calculated by reference to the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or the Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.10 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), or capital or profits franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or an Issuing Bank, U.S. federal or Canadian withholding Taxes imposed on amounts payable to or for the account of such Lender or such Issuing Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender or an Issuing Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12) or (ii) such Lender or an Issuing Bank changes its lending office, except in each case to the extent that, pursuant to Section 4.08, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.08(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Date” has the meaning specified in Section 2.11(b).

“Facility Fee” has the meaning specified in Section 2.03.

“FASB ASC 715” means Financial Accounting Standards Board Accounting Standards Codification 715, Compensation – Retirement Benefits.

“FASB ASC 810” means Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letters” means (a) the fee letter dated June 17, 2014 among OpCo, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA LLC, (b) the fee letter dated June 17, 2014 between OpCo and Morgan Stanley Senior Funding, Inc., (c) the fee letter date June 17, 2014 among OpCo, Bank of America, N.A., Goldman Sachs Bank USA LLC and Morgan Stanley Senior Funding, Inc. and (d) the fee letter dated June 17, 2014 between OpCo and Bank of America, N.A.

“Final Loan Maturity Date” means the Loan Maturity Date of the last of the Lenders to have Commitments outstanding hereunder.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Form S-1” means the Form S-1 filed with the Securities and Exchange Commission on May 20, 2014 by NEE Partners in connection with the IPO, as amended.

“Fronting Exposure” means, at any time there is a Defaulting Lender with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the L/C Obligations with respect to Letters of Credit issued by such Issuing Bank, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or collateralized in accordance with the terms hereof.

“Funded Debt” means, as of the date of any determination thereof, the following (without duplication) with respect to any Person, determined on a consolidated basis in accordance with generally accepted accounting principles (other than as consolidated on the balance sheet of such Person solely as a result of the operation of the variable interest entity provisions in FASB ASC 810, and without giving effect to any change to Funded Debt or equity as a result of the operation of FASB ASC 715):

(i)	all indebtedness for borrowed money (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);

(ii)	all obligations evidenced by bonds, indentures, notes and other similar instruments;

(iii)	all obligations with respect to the deferred purchase price of property (other than as described in clause (iv) below and other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) to the extent that such obligations are absolute and fixed and not subject to any right of cancellation by such Person and/or any of its Subsidiaries;

(iv)	all obligations with respect to construction services to be performed, but only to the extent such obligations have become due and owing as of the date of any such determination pursuant to the provisions of the specific agreement evidencing such obligations;

(v)	all obligations of such Person and its Subsidiaries as lessee under (a) Capitalized Leases and (b) Synthetic Lease Obligations;

(vi)	all liabilities secured by any Lien on any property owned by such Person or any of its Subsidiaries;

(vii)	all obligations, contingent or otherwise, of such Person and its Subsidiaries in respect of acceptances, letters of credit or similar extensions of credit;

(viii)	all net obligations under Swap Contracts in an amount equal to the Swap Termination Value thereof;

(ix)	any Mandatorily Redeemable Stock of such Person and its Subsidiaries (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference and the amount payable upon redemption of such Mandatorily Redeemable Stock);

(x)	any liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and

(xi)	guarantees of obligations of the type described in any of clause (i) – clause (x) of this definition, but only to the extent of the indebtedness guaranteed thereby which is then outstanding as of the date of any such determination pursuant to the provisions of the agreement in respect of which such obligation exists or arises.

“generally accepted accounting principles” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the OpCo and its Subsidiaries throughout the period indicated.

“Governmental Authority” means, as to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over such Person or any of its business, operations or properties.

“Guarantee” means, as to any Person, any (a) obligations, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other monetary obligation of the payment or performance of such indebtedness or monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligation in respect of such indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case, in the ordinary course of business, or customary and reasonable indemnity applications in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability (after giving effect to any indemnities, rights of contribution, subrogation or other similar rights in favor of such guarantor) in respect thereof is determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meanings.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA and that is maintained or contributed to by the OpCo or any ERISA Affiliate or in respect of which OpCo or any ERISA Affiliate could be reasonably expected to have liability, other than a Multiemployer Plan.

“Guarantors” means, collectively, (a) with respect to all Obligations, OpCo and (b) with respect to Obligations owing by Canadian Holdings, US Holdings.

“Guaranty” means, collectively, the Guaranty made by OpCo and US Holdings under Article 9 in favor of the Agent for the benefit of the Secured Parties.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article 6, and a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Honor Date” has the meaning specified in Section 3.03(b).

“Immediately Available Funds” means funds with good value on the day and in the city in which payment is received.

“Increase Joinder” has the meaning specified in Section 2.14(c).

“Increase Effective Date” has the meaning specified in Section 2.14(a).

“Incremental Commitments” has the meaning specified in Section 2.14.

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14.

“Incremental Term Commitment” has the meaning specified in Section 2.14.

“Incremental Term Loan” has the meaning specified in Section 2.14.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04.

“Indemnity Claim” has the meaning specified in Section 11.04.

“Initial Lenders” means those Lenders listed on Schedule I as of the Agreement Effective Date.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any competent court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, administrative receivership, administration, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under any U.S. Federal or state or any foreign law.

“Interest Charges” means, for any Measurement Period, the excess of (A) the sum of (a) cash interest, cash premium payments, cash debt discount and other similar cash fees and charges in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with generally accepted accounting principles, (b) cash interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as cash interest in accordance with generally accepted accounting principles, in each case, of or by OpCo and the Borrowers or (as applicable) US Holdings on a standalone basis for the most recently completed Measurement Period over (B) any cash interest income received by OpCo and the Borrowers or (as applicable) US Holdings on a standalone basis during such Measurement Period.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each calendar quarter; (b) as to any Canadian Prime Rate Loan, the last day of each calendar quarter; (c) as to any Eurodollar Rate Loan or any CDOR Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period and (d) as to all Loans of any Lender, the Loan Maturity Date applicable to such Lender.

“Interest Period” means, with respect to any particular Eurodollar Rate Loan or CDOR Loan, (a) initially, the period (i) commencing on the Borrowing Date for such Eurodollar Rate Loan or CDOR Loan, as the case may be, and (ii) ending one (1), two (2), three (3) or six (6) months thereafter (as selected by the applicable Borrower); and (b) thereafter, each period (i) commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan or CDOR Loan, as the case may be, and (ii) ending on the last day of one of the periods set forth above (as selected by the applicable Borrower in an Interest Rate Notice); provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)	if any Interest Period would otherwise end on a day that is not a Business Day, then such Interest Period shall instead end on the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case the Interest Period shall end on the immediately preceding Eurodollar Business Day; or

(2)	if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period), then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(3)	as to the Loans of any Lender, no Eurodollar Rate Loan or CDOR Loan shall extend beyond the Loan Maturity Date applicable to such Lender (and, in the event that any Interest Period for a Eurodollar Rate Loan or CDOR Loan would otherwise extend beyond the Loan Maturity Date applicable to such Lender, such Loan must be prepaid on the Loan Maturity Date applicable to such Lender).

“Interest Rate Notice” means a Notice given by a Borrower to the Agent (in substantially the form set forth in Exhibit A-2) specifying such Borrower’s election to Convert all or any portion of the Loans, or specify the Interest Period with respect to all or any portion of any Eurodollar Rate Loans or CDOR Loans, or continue such Loans for an additional Interest Period in accordance with Section 2.07.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IPO” means the initial public offering and distribution of certain of the Equity Interests of NEE Partners pursuant to an effective registration statement under the Securities Act of 1933.

“Issuance Date” has the meaning specified in Section 3.01(a).

“Issuing Banks” means, collectively each Lender that is designated by the Loan Parties as, and agrees to become, an Issuing Bank, and “Issuing Bank” means any of the Issuing Banks.

“L/C Advance” means each Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Application” means an application for issuance of letters of credit in such form as shall at any time be in use at the applicable Issuing Bank.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into an appropriate Borrowing.

“L/C Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit from time to time under Article 3, in an aggregate amount for such Issuing Bank not to exceed on any date the amount set forth in Schedule I opposite such Issuing Bank’s name as its L/C Commitment, as the same may be increased or reduced from time to time in accordance with the terms of this Agreement.

“L/C Obligations” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Related Documents” means the Letters of Credit, the L/C Applications and any other document relating to any Letter of Credit, including any Issuing Bank’s standard form documents for letter of credit issuances.

“Lenders” means each Person who is (i) an Initial Lender, (ii) an Assuming Lender, or (iii) any other Person that becomes an assignee of any rights and obligations of an Initial Lender or an Assuming Lender pursuant to Section 2.11, Section 2.14 or Section 11.06(b); provided that such Person shall be deemed to be a Lender hereunder only so long as such Person has any rights and obligations in any outstanding Commitments, Loan or L/C Obligation hereunder (with the understanding that the foregoing proviso shall not derogate from any rights conferred on such Person under the final sentence of Section 11.05).

“Letter of Credit” means any letter of credit issued by any Issuing Bank pursuant to Section 3.01(a) for the account of a Borrower and/or any one or more of its Subsidiaries and/or affiliates.

“LIBOR” has the meaning given such term in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, lien, security interest or other charge or encumbrance with respect to any present or future assets of the Person referred to in the context in which the term is used.

“Loan” means the aggregate principal amount advanced by each Lender as a Loan or Loans to a Borrower under Section 2.01 or an L/C Borrowing under Section 3.03, or, where the context requires, the amount thereof then Outstanding. “Loans” means the aggregate principal amount of the Loans of all Lenders that are Outstanding at the time referred to in the context in which the term is used.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, if any, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 4.09 of this Agreement, (d) the Guaranty, (e) the NEE Partners Guaranty, (f) the Collateral Documents, (g) the Fee Letters and (h) each L/C Related Document.

“Loan Maturity Date” means, with respect to any Lender, the Commitment Termination Date applicable to such Lender.

“Loan Parties” means, collectively, each Borrower and OpCo.

“Majority Lenders” means Lenders having more than fifty percent (50%) of the aggregate amount of the Commitments, or, if the Commitments shall have terminated, Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Loans, provided that the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Management Services Agreement” means the Management Services Agreement dated as of July 1, 2014 entered into among OpCo, NEE Partners, NEE Operating GP and NextEra Energy Management Partners, LP, as in effect on the Agreement Effective Date and without giving effect to any amendments that would have a Material Adverse Effect.

“Mandatorily Redeemable Stock” means, with respect to any Person, any share of such Person’s capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any indebtedness or other liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person, or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings, or (ii) presently convertible into Mandatorily Redeemable Stock.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial position or results of operation of the Loan Parties and their Subsidiaries, taken as a whole; (b) any Loan Party’s ability to perform its obligations under any Loan Document to which it is a party; or (c) the validity or priority of the Liens created by the Loan Documents or the ability of the Lenders or the Agent to enforce its rights and remedies under the Loan Documents.

“Material Project Company” means any Project Company that, individually or together with any other Project Company that is in default under any of its Funded Debt or that is then the subject of an Insolvency Proceeding, made Restricted Payments, directly or indirectly, to OpCo in an amount equal to or greater than 30% of the Covenant Cash of OpCo during the most recently completed Measurement Period.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of OpCo or US Holdings, as applicable, or, if fewer than four consecutive fiscal quarters of OpCo or US Holdings, as applicable, have been completed since the Agreement Effective Date, the fiscal quarters of OpCo or US Holdings, as applicable, that have been completed since the Agreement Effective Date; provided that: (a) for purposes of determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended September 30, 2014, such amount for the Measurement Period then ended shall equal such item for such fiscal quarter multiplied by four; (b) for purposes determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended December 31, 2014, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) for purposes of determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended March 31, 2015, such amount for the Measurement Period then ended shall equal such item for the three fiscal quarters then ended multiplied by 4/3.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 4.09(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the applicable Agent and the applicable Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) of ERISA to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute or has within any of the preceding five plan years contributed or had an obligation to contribute.

“NEE Management” means NextEra Energy Management Partners, LP, a Delaware limited partnership.

“NEE Operating GP” means NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company and the general partner of OpCo.

“NEE Partners” means NextEra Energy Partners, LP, a Delaware limited partnership.

“NEE Partners Guaranty” has the meaning specified in Section 7.01(b)(iii).

“NEER” means NextEra Energy Resources, LLC, a Delaware limited liability company.

“Net Cash Proceeds” means, with respect to the incurrence or issuance of any indebtedness by any Loan Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the fees, underwriting discounts and commissions, taxes, and other reasonable and customary out-of-pocket costs and expenses, incurred by such Loan Party in connection therewith.

“Non-Consenting Lender” has the meaning specified in Section 2.11(b).

“Non-Defaulting Lenders” means, at any particular time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes, if any, as may be issued pursuant to Section 2.10, including any promissory notes delivered in substitution or exchange thereof.

“Notice” has the meaning specified in Section 11.02.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” has the meaning specified in Section 2.14(c).

“OpCo Funded Debt” means, as of any date of determination, Funded Debt of OpCo and its Subsidiaries (but not including any Funded Debt of the Project Companies).

“OpCo Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Covenant Cash Flow of OpCo to (b) Interest Charges of OpCo, in each case, for the most recently completed Measurement Period.

“OpCo Leverage Ratio” means, as of any date of determination, the ratio of (a) OpCo Funded Debt as of such date to (b) Covenant Cash Flow of OpCo for the most recently completed Measurement Period.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 2.12, 4.03 or 4.04).

“Outstanding” means, as of any date (i) with respect to any Loan, the aggregate unpaid principal amount of such Loan as of such date, and (ii) with respect to any Letter of Credit, the Dollar Equivalent amount of L/C Obligations outstanding in respect of such Letter of Credit as of such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars, the rate of interest per annum at which overnight deposits in Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Parties” and “Party” have the meanings specified in the Preamble.

“Patriot Act” has the meaning specified in Section 11.14.

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

“Perfection Certificate” shall mean a certificate in the form of Exhibit D-1 or any other form approved by the Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit D-2 or any other form approved by the Agent.

“Permitted Liens” has the meaning specified in Section 6.15.

“Permitted Refinancing Indebtedness” has the meaning specified in Section 6.14(d).

“Person” means any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Project” has the meaning specified in the definition of “Project Company”

“Project Company” means (a) each entity listed on Schedule 5.14, and (b) any new direct or indirect Subsidiary or any joint venture of any Loan Party that, after the Agreement Effective Date, is created or acquired by any Loan Party and is the direct or indirect owner or lessee, or intended to become the owner, lessee or developer of all or any portion of any generating, transmission, distribution or other operating assets, or assets relating thereto (in each such case, a “Project”), together with the direct and indirect parents and subsidiaries of such Person, but excluding any Loan Party and any direct or indirect owner of any Equity Interest in any such Loan Party.

“Project-Level Indebtedness” means Funded Debt or other debt or equity financing (including, without limitation, any tax-equity financing) of the Project Companies listed on Schedule 6.14 or otherwise incurred by any Project Company after the Agreement Effective Date, including any extension, renewal, replacement or refinancing thereof from time to time.

“Pro Forma Effect” means, with respect to any disposition, adverse litigation or any other event or circumstance, the effect of such event or circumstance as if such had occurred on the first day of the Measurement Period in which such occurred.

“Pro Rata Share” means, as to any Lender at any time, the percentage equivalent (expressed as a decimal) at such time of such Lender’s Commitment divided by the combined Commitments of all of the Lenders at such time.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding US$10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Regulations A, D, U and X” means, respectively, Regulations A, D, U and X of the Federal Reserve Board, as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or final, non-appealable determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 7.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of a Borrower so designated by any of the foregoing officers in a notice to the Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means with respect to any Obligation denominated in Canadian Dollars, each of the following: (a) the date of each Borrowing and repayment hereunder, and each Interest Payment Date, and (b)(i) each date of issuance of any such Letter of Credit, (ii) each date of an amendment to any such Letter of Credit having the effect of increasing the amount thereof, and (iii) each date of any payment by the applicable Issuing Bank of any such Letter of Credit, and (c) such additional dates as the Agent or any applicable Issuing Bank shall determine or the Majority Lenders shall require.

“RoFo Agreement” means the right of first offer agreement dated as of July 1, 2014 entered into among NEE Partners, OpCo and NEER as in effect on the Agreement Effective Date and without giving effect to any amendments that would have a Material Adverse Effect.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 6.14 that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Agents, the Lenders, the Issuing Banks, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Agents from time to time pursuant to Section 10.06, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement Supplement” has the meaning specified in Section 19(b) of the US Security Agreement.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.10).

“Spot Rate” for any currency means the foreign exchange rate that the Agent or the applicable Issuing Bank, determines to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Subject Entities” means the Subsidiaries of the Loan Parties listed on Schedule II.

“Subsidiary” means any corporation, association, trust, or other business entity of which any Loan Party shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock (including through the direct or indirect ownership of a majority of the capital and profits or equity interest).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the immediately preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include, but need not be limited to, a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of OpCo or US Holdings, as applicable, or any of its Subsidiaries under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Assets” means, as at any date of determination, the tangible assets of OpCo and its Subsidiaries or US Holco, as applicable determined on a consolidated basis and without duplication.

“Tracking Interests” means classes of Equity Interests that are entitled to distributions for specifically identified assets but do not carry any preferred return or other preferred interest.

“Type” has the meaning specified in Section 1.02(h).

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Project Company” means, in connection with any Project-Level Indebtedness of any Project or Projects, any Project Company (other than any tax equity partnership) in the group of Project Companies associated with such Project or Projects that is not required to, or would not be customarily expected to, provide a guarantee and/or encumber its assets in connection with such Project-Level Indebtedness.

“US Holdings Funded Debt” means, as of any date of determination, Funded Debt of US Holdings and its Subsidiaries (but not including any Funded Debt of the Project Companies).

“US Holdings Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Covenant Cash Flow of US Holdings to (b) Interest Charges of US Holdings, in each case, for the most recently completed Measurement Period.

“US Holdings Leverage Ratio” means, as of any date of determination, the ratio of (a) Funded Debt of US Holdings as of such date (excluding US Holdings’ Guarantee of the Funded Debt of Canadian Holdings hereunder) to (b) Covenant Cash Flow of US Holdings for the most recently completed Measurement Period.

“U.S. Security Agreement” has the meaning specified in Section 7.01(b)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (ii) of Section 4.08(g).

“Voting Stock” means stock or similar interest of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

“Withholding Agent” means the Loan Parties and the Agents.

Section 1.02 Rules of Interpretation.

(a)	A reference to any document or agreement shall include such document or agreement, including any schedules or exhibits thereto, as any of same may be amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)	The singular includes the plural and the plural includes the singular.

(c)	A reference to any law includes any amendment or modification to such law.

(d)	A reference to any Person includes its permitted successors and permitted assigns.

(e)	The words “include,” “includes” and “including” are not limiting.

(f)	References to any particular “Article,” “Section,” “Preamble,” “Schedule” or “Exhibit” refers to the corresponding Article, Section, Preamble, Schedule or Exhibit of this Agreement unless otherwise indicated.

(g)	The words “herein,” “hereof,” “hereunder,” “hereto” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(h)	Loans hereunder are distinguished by “Type”. The “Type” of a Loan refers to whether such Loan is a Base Rate Loan, a Canadian Prime Rate Loan, a Eurodollar Rate Loan or a CDOR Loan, each of which constitutes a Type.

Section 1.03 Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time; provided that, if OpCo notifies the Agent that OpCo requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Agreement Effective Date in generally accepted accounting principles or in the application thereof on the operation of such provision (or if the Agent notifies OpCo that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such Notice is given before or after such change in generally accepted accounting principles or in the application thereof, then (a) such provision shall be interpreted on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such Notice shall have been withdrawn or such provision amended in accordance therewith and (b) OpCo shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations made before and after giving effect to such change in generally accepted accounting principles.

Section 1.04 Exchange Rates; Dollar Equivalents.

(a)	The Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts determined in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. The applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent amount as so determined by the Agent or the applicable Issuing Bank, as applicable.

(b)	Whenever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Canadian Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Agent or the applicable Issuing Bank, as applicable.

Section 1.05 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of such Letter of Credit in effect at such time; provided, however, with respect to any Letter of Credit that, by its terms or the terms of any L/C Related Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE 2

LOANS

Section 2.01 Commitments to Lend. Each Lender severally agrees, on the terms of this Agreement, to make Loans in Dollars or Canadian Dollars to the Borrower requesting such Loans for a period commencing on the Agreement Effective Date and terminating on the Commitment Termination Date applicable to such Lender, in an aggregate amount Outstanding at any one time (together with such Lender’s participations at such time in any Outstanding L/C Obligations) not to exceed such Lender’s Commitment. The Dollar Equivalent amount of the aggregate principal amount (without duplication) of all Loans and L/C Obligations at any one time Outstanding shall not exceed the aggregate amount of the Commitments at such time. Within the limits of the Commitment of each Lender, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.09 and re-borrow under this Section 2.01.

Section 2.02 Notice and Manner of Borrowing.

(a)	Each Borrower shall give a Borrowing Notice in substantially the form of Exhibit A-1 (or telephonic notice, promptly confirmed in writing) to the Agent prior to 11:00 a.m., New York, New York time (i) on the proposed Borrowing Date in the case of a Base Rate Loan or Canadian Prime Rate Loan and (ii) at least three (3) Eurodollar Business Days prior to the proposed Borrowing Date in the case of a Eurodollar Rate Loan or CDOR Loan, specifying (A) the Borrowing Date (which shall be a Business Day), (B) whether the requested Borrowing is of a Base Rate Loan, Canadian Prime Rate Loan, Eurodollar Rate Loan or CDOR Loan, or any combination thereof as permitted under the terms of this Article 2, and the amount of each and (C) in the case of each Eurodollar Rate Loan and CDOR Loan, the initial Interest Period applicable thereto. The Agent shall give written or telephonic notice (confirmed in writing) to each Lender promptly upon receipt of such notice and, in the case of any requested Loan to be denominated in Canadian Dollars, to the Canadian Agent. Each Lender shall, in the case of any Loan denominated in Dollars, not later than 1:00 p.m., New York, New York time, on each Borrowing Date hereunder, make Immediately Available Funds in the amount of such Lender’s Loan available to the Agent at the office of the Agent, at its address set forth in Schedule I. Each Lender shall, in the case of any Loan denominated in Canadian Dollars, not later than 1:00 p.m., Toronto Ontario time, on each Borrowing Date hereunder, make Immediately Available Funds in the amount of such Lender’s Loan available to the Canadian Agent at the office of the Canadian Agent, at its address set forth in Schedule I. After the Agent’s or Canadian Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 7.02, the Agent or Canadian Agent will make such funds available to the applicable Borrower by crediting such Borrower’s general deposit account with the Agent or Canadian Agent, as applicable.

(b)

Any notice delivered or given by a Borrower to the Agent as provided in this Section 2.02 shall be irrevocable and binding upon such Borrower upon receipt by the Agent. Each Borrowing shall be in the principal amount of US$10,000,000 or Cdn.$10,000,000 (as applicable) or any larger integral multiple of US$1,000,000 or

Cdn.$1,000,000 (as applicable) or, in either case, the Dollar Equivalent thereof if in Canadian Dollars. In no event shall a Borrower select Interest Periods and Types of Loans which would have the result that there shall be more than ten (10) different Interest Periods for Loans outstanding at the same time (for which purpose Interest Periods for Loans of different Types shall be deemed to be different Interest Periods even if the Interest Periods begin and end on the same dates).

(c)	Unless the Agent or Canadian Agent, as applicable, shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent or Canadian Agent, as applicable, such Lender’s ratable portion of such Borrowing, the Agent or Canadian Agent, as applicable, may assume that such Lender has made such portion available to the Agent or Canadian Agent, as applicable, on the date of such Borrowing in accordance with Section 2.02(a) and the Agent or Canadian Agent, as applicable, may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent or Canadian Agent, as applicable, such Lender and the applicable Borrower severally agree to repay to the Agent or Canadian Agent, as applicable, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent or Canadian Agent, as applicable, at (i) in the case of such Borrower, the interest rate applicable at the time to Borrowings of such Type and (ii) in the case of such Lender, the Overnight Rate. If such Lender shall repay to the Agent or Canadian Agent, as applicable, such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(d)	The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

Section 2.03 Facility Fee. OpCo, for the account of the Borrowers, agrees to pay or cause to be paid to the Agent for account of each Lender a per annum Facility Fee (the “Facility Fee”) on the daily average amount of such Lender’s Commitment, for the period from and including the Agreement Effective Date (or such later date as such Lender incurs a Commitment hereunder) to but not including the later of the date such Lender’s Commitment is terminated and the repayment of the Loans in full, equal to the Applicable Rate multiplied by the daily average amount of such Lender’s Commitment for such period; provided that, for any period during which a Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Facility Fee (and OpCo shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

The Facility Fee shall be payable to the Agent for account of each Lender (a) quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2014, and (b) on the earlier of (i) the date the Commitments are terminated in full and (ii) the Loan Maturity Date of the applicable Lender.

Section 2.04 Interest.

(a)	Each of the Loans shall bear interest at the following rates:

(i)	To the extent that all or any portion of any Loan is a Base Rate Loan, such Loan or such portion shall bear interest at a rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Rate.

(ii)	To the extent that all or any portion of any Loan is a Canadian Prime Rate Loan, such Loan or such portion shall bear interest at a rate per annum equal to the sum of (A) the Canadian Prime Rate, plus (B) the Applicable Rate.

(iii)	To the extent that all or any portion of any Loan is a Eurodollar Rate Loan, such Loan or such portion shall bear interest during each applicable Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate, plus (B) the Applicable Rate.

(iv)	To the extent that all or any portion of any Loan is a CDOR Loan, such Loan or such portion shall bear interest during each applicable Interest Period at a rate per annum equal to the sum of (A) CDOR, plus (B) the Applicable Rate.

(b)	Each Borrower promises to pay interest on each Loan made to it or any portion thereof Outstanding in arrears on (i) each Interest Payment Date applicable to such Loan and (ii) upon the payment or prepayment thereof or the Conversion thereof to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted).

(c)	Overdue principal of the Loans, and to the extent permitted by applicable law, overdue interest on the Loans and all other overdue amounts payable hereunder or under any Notes as may be issued hereunder, shall bear interest payable on demand, in the case of (i) overdue principal of or overdue interest on any Loan, at a rate per annum equal to two percent (2%) above the rate then applicable to such Loan and (ii) any other overdue amounts, at a rate per annum equal to two percent (2%) above the Base Rate, in each case until such amount shall be paid in full (after, as well as before, judgment).

Section 2.05 Computation of Interest and Fees.

(a)	The Agent shall give prompt Notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.04(a)(i), (ii) or (iii).

(b)

In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loans or CDOR Loans, any Lender (in this context, an “Affected Lender”) determines that (i) adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate or CDOR, as the case may be, that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loans or CDOR Loans or (ii) the Eurodollar Rate or CDOR will not adequately reflect the cost to such Affected Lender of making, funding or maintaining its Eurodollar Rate Loans or CDOR Loans, during any Interest Period, such Affected Lender shall forthwith give Notice of such determination

(which shall be conclusive and binding on the applicable Borrower) to the applicable Borrower and the Agent. In the event that the Agent receives such notices from Affected Lenders who collectively comprise the Majority Lenders, the Agent shall forthwith give Notice of such fact to the applicable Borrower and the Lenders, and as a result thereof, (x) any Interest Rate Notice with respect to Eurodollar Rate Loans or CDOR Loans, as the case may be, shall be automatically withdrawn and any Interest Rate Notice shall be deemed a request for a Base Rate Loan, or a Canadian Prime Rate Loan, as applicable to the requested currency, (y) each Eurodollar Rate Loan or CDOR Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, or a Canadian Prime Rate Loan, as applicable to the requested currency, and (z) the obligations of the Lenders to make Eurodollar Rate Loans or CDOR Loans, as the case may be, shall be suspended until the Majority Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent, upon the instruction of the Majority Lenders, shall so notify the applicable Borrower and the Lenders. Each Affected Lender agrees that it shall forthwith give Notice of such fact to the Borrowers and the Agent at such time as the circumstances described in the first sentence of this Section 2.05(b) no longer pertain to it.

(c)	On the date on which the aggregate unpaid principal amount of Eurodollar Rate Loans or CDOR Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than US$10,000,000 or Cdn.$10,000,000 (as applicable), such Loans shall automatically Convert into Base Rate Loans or Canadian Prime Rate Loans, as applicable.

(d)	Upon the occurrence and during the continuance of any Event of Default (i) each Eurodollar Rate Loan and CDOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan, or a Canadian Prime Rate Loan, as applicable, to the requested currency and (ii) the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans or CDOR Loans, as the case may be, shall be suspended.

(e)	If, as a result of any restatement of or other adjustment to the financial statements of OpCo or for any other reason, the Borrowers or the Lenders determine that (i) the OpCo Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the OpCo Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders or the Issuing Banks, as the case may be, promptly within five (5) Business Days of demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of any Agent, any Lender or any Issuing Bank, as the case may be, under Section 3.03(c)(iii), 3.07(b) or 2.04(c) or under Article 8. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Section 2.06 Commitment Reduction.

The Borrowers shall have the right, exercisable at any time and from time to time, upon two (2) Business Days written notice to the Agent (or telephonic notice promptly confirmed in writing), to terminate in whole or reduce in part the Commitments; provided that each partial reduction of the Commitments shall be in an amount of US$10,000,000 or integral multiples of US$1,000,000 in excess thereof and applied to reduce the Commitments of the Lenders ratably in accordance with their respective Commitments; and provided further that the Commitments may not be reduced to any amount less than the aggregate principal amount (without duplication) of all Loans and L/C Obligations Outstanding at the time of any such reduction.

Section 2.07 Interest Rate Conversion and Continuation Options.

(a)	Each Borrower may, subject to Section 2.05(b), Section 2.05(d) and Section 4.03, elect from time to time to Convert all or any portion of any Loan made to it to a Loan of another Type available for the same currency, provided that (i) with respect to any such Conversion of all or any portion of any Eurodollar Rate Loan or CDOR Loan to a Base Rate Loan or Canadian Prime Rate Loan, such Borrower shall give the Agent an Interest Rate Notice (or telephonic notice promptly confirmed in writing) at least one (1) Business Day’s prior to such Conversion; (ii) in the event of any Conversion of all or any portion of a Eurodollar Rate Loan or CDOR Loan into a Loan of another Type prior to the last day of the Interest Period relating thereto, such Borrower shall indemnify each Lender in respect of such Conversion in accordance with Section 4.07; (iii) with respect to any such Conversion of all or any portion of a Base Rate Loan or a Canadian Prime Rate Loan to a Eurodollar Rate Loan or CDOR Loan, such Borrower shall give the Agent an Interest Rate Notice (or telephonic notice promptly confirmed in writing) at least three (3) Eurodollar Business Days prior to such election, and such Conversion shall be effective on the first day of an Interest Period; and (iv) no Loan may be Converted into a Eurodollar Rate Loan or CDOR Loan when any Default has occurred and is continuing. All or any part of any Loans of any Type may be Converted as specified herein, provided that partial Conversions shall be in an aggregate principal amount of US$10,000,000 or Cdn.$10,000,000 (as applicable) or any larger integral multiple of US$1,000,000 or Cdn.$1,000,000 (as applicable). The Agent shall notify the Lenders promptly of each such Interest Rate Notice made by a Borrower. Each Interest Rate Notice relating to the Conversion of all or any portion of any Base Rate Loan or Canadian Prime Rate Loan to a Eurodollar Rate Loan or CDOR Loan shall be irrevocable by the applicable Borrower.

(b)	Eurodollar Rate Loans and CDOR Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower with the notice provisions contained in Section 2.07(a); provided that no Eurodollar Rate Loan or CDOR Loan may be continued as such when any Default has occurred and is continuing, but shall be automatically Converted to a Base Rate Loan, or a Canadian Prime Rate Loan, as applicable, on the last day of the first Interest Period that ends during the continuance of any Default of which the officers of the Agent active upon the applicable Borrower’s account have actual knowledge. The Agent shall notify the Lenders promptly when any such automatic Conversion contemplated by this Section 2.07 is scheduled to occur.

(c)	Any Conversion to or from Eurodollar Rate Loans or CDOR Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans and CDOR Loans having the same Interest Period shall not be less than US$10,000,000 or Cdn.$10,000,000 (as applicable) or any integral multiple of US$1,000,000 or Cdn.$1,000,000 (as applicable) in excess thereof.

(d)	Except to the extent otherwise expressly provided herein, (i) the funding of Loans by the Lenders hereunder, the Conversion or continuation of Loans of a particular Type hereunder, the allocation of fees hereunder, the termination or reduction of the amount of the Commitments hereunder, shall, in each case, be effected ratably among the Lenders in accordance with the amounts of their respective Commitments and (ii) each payment of interest on Loans by a Borrower shall be made for account of the Lenders ratably in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(e)	Upon the expiration of any Interest Period, the applicable Borrower shall be deemed to have requested a new Interest Period of equal duration as the immediately preceding Interest Period or an Interest Period of three (3) months, whichever is shorter, unless, at least three (3) Business Days prior to said expiration, such Borrower shall have delivered to Lender in accordance with Section 11.02 an Interest Rate Notice (or telephonic notice promptly confirmed in writing) specifying a new Interest Period of a different duration.

Section 2.08 Mandatory Payment of Principal of Loans. Each Borrower unconditionally promises to pay to the Agent for account of each Lender the entire unpaid principal amount of such Lender’s Loans Outstanding on the Loan Maturity Date applicable to such Lender plus all accrued and unpaid interest thereon and each Lender’s Loans shall mature on the Loan Maturity Date applicable to such Lender.

Section 2.09 Prepayments.

(a)	Optional. The Borrowers shall have the right, at any time and from time to time, to prepay the Loans in whole or in part, without penalty or premium, upon not less than three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Agent, in the case of Eurodollar Rate Loans and CDOR Loans and same day written notice (or telephonic notice promptly confirmed in writing) to the Agent in the case of Base Rate Loans or Canadian Prime Rate Loans; provided that (i) each prepayment shall be in the principal amount of US$10,000,000 or Cdn.$10,000,000 (as applicable) or any larger integral multiple of US$1,000,000 or Cdn.$1,000,000 (as applicable), or equal to the remaining principal balance outstanding under such Loan if such balance is less than US$10,000,000 or Cdn.$10,000,000 (as applicable), (ii) each partial prepayment of the Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender’s Loan made available to such Borrower, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion, and (iii) in the event that a Borrower shall prepay any portion of any Eurodollar Rate Loan or CDOR Loan prior to the last day of the Interest Period relating thereto, such Borrower shall indemnify each Lender in respect of such prepayment made by it in accordance with Section 4.07.

(b)	Mandatory. (i) The Borrowers shall, on any Business Day on which the Dollar Equivalent amount of the aggregate principal amount (without duplication) of all their respective Loans and L/C Obligations then Outstanding exceeds the aggregate amount of the Commitments at such time, make a mandatory prepayment of their respective Loans and/or cash collateralize (or provide the applicable Issuing Bank(s), a letter of credit or enter into other arrangements as are reasonably satisfactory to the Borrowers, such Issuing Bank and the Lenders in order reasonably to mitigate the applicable currency risk of) L/C Obligations then Outstanding in an amount equal to such excess.

(ii) Upon the incurrence or issuance by any Loan Party of any Funded Debt (other than Funded Debt not prohibited to be incurred or issued pursuant to Section 6.14), the applicable Borrower shall prepay an aggregate principal amount of Loans made to such Borrower (and, to the extent provided herein, Cash Collateralize L/C Obligations) in an amount equal to 100% of all Net Cash Proceeds received by any Loan Party therefrom, promptly upon receipt thereof by such Loan Party, provided that such prepayment shall not reduce the Commitments.

Section 2.10 Evidence of Indebtedness and Notes.

(a)	The Loans made by each Lender and the Letters of Credit issued by each Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Bank, as applicable, and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender and each Issuing Bank shall be conclusive absent manifest error. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to their respective obligations hereunder. In the event of any conflict between the accounts and records maintained by any Lender or Issuing Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. In addition, each Lender, Issuing Bank and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender or Issuing Bank of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender and Issuing Bank in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

(b)	If specifically requested by any particular Lender in writing furnished to a Borrower, such Borrower’s obligation to pay the principal of, and interest on, the Loans made to it by such Lender shall be evidenced by a promissory note duly executed and delivered by such Borrower, such Note to be substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(c)	Any Note as may be issued to any Lender pursuant to Section 2.10(b) shall (i) be payable to the order of such Lender, (ii) be dated as of the Agreement Effective Date or such later date on which such Note is issued to Lender, (iii) be in a stated maximum principal amount equal to the Commitment of such Lender, (iv) mature on the Loan Maturity Date applicable to such Lender, (v) bear interest as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

(d)	Each Lender will detail on its internal records the amount of each Loan made by it and each payment in respect thereof, and if such amounts are evidenced by a Note, such Lender will, prior to any transfer of any such Note, endorse on the reverse side thereof and specify the outstanding principal amount of Loans evidenced thereby. Failure to make such notation shall not affect the applicable Borrower’s obligations in respect of the Loans made to it.

(e)	Each Lender, Issuing Bank and the Agent will advise the Borrowers of the outstanding indebtedness hereunder to such Party upon written request therefor.

Section 2.11 Extension of Commitment Termination Date.

(a)	At least sixty (60) days but not more than ninety (90) days prior to any anniversary of the Agreement Effective Date, the Loan Parties, by Notice to the Agent, may request an extension of the Commitment Termination Date by one year. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than thirty (30) days following the date of such Notice (the “Consent Date”), notify the Loan Parties and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Loan Parties in writing of its consent to any such request for extension of the Commitment Termination Date applicable to such Lender by the Consent Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Loan Parties not later than five (5) days following the Consent Date of the decision of the Lenders regarding the Loan Parties’ request for an extension of the Commitment Termination Date applicable to each Lender.

(b)	If all Lenders consent in writing to any such request in accordance with Section 2.11(a), the Commitment Termination Date applicable to each such Lender in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year; provided that on such Extension Date the applicable conditions set forth in Section 7.01 (c), (d) and (f) shall be satisfied and the Borrowers shall have delivered to the Agent a certificate stating that:

(i)

the representations and warranties contained in Article 5 are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date, and provided that, for the purposes of such certificate, (A) all references in the representations and warranties contained in Section 5.04 to annual reports, consolidated balance sheets, consolidated income statements and financial statements for OpCo and, if applicable, NEE Partners, and their Subsidiaries shall be deemed to refer to the corresponding versions of those documents most recently delivered to the Agent and the Lenders pursuant to Section 6.04 prior to the date of the certificate contemplated in this Section 2.11(b), and (B) the final sentence of Section 5.04 shall be deemed revised to read “There has been no material adverse change in the business or financial condition of OpCo, the Borrowers and their Subsidiaries, taken as a whole, since the date of the most recent financial statements of OpCo or, if applicable, NEE Partners, except as may have been disclosed in each filing of NEE Partners (including information furnished) subsequent to the date of such financial statements pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, through and including the date of such certificate or otherwise described in writing prior to the Consent Date”); and

(ii)	there exists no Default.

If less than all Lenders consent in writing to any such request in accordance with Section 2.11(a), the Commitment Termination Date applicable to each such Lender in effect at such time shall, effective as at the Extension Date and subject to Section 2.11(d), be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Commitment Termination Date is not extended as to any Lender pursuant to this Section 2.11 and the Commitment of such Lender is not assumed in accordance with Section 2.11(c) on or prior to the Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such non-extended Commitment Termination Date applicable to such Lender without any further notice or other action by the Loan Parties, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Section 4.04, Section 4.05, Section 4.08 and Section 11.04, and its obligations under Section 10.05, shall survive the Commitment Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Loan Parties for any requested extension of the Commitment Termination Date applicable to any such Lender.

(c)	If less than all Lenders consent to any such request pursuant to Section 2.11(a), the Loan Parties may arrange prior to the Extension Date for one or more Consenting Lenders or Eligible Assignees (each such Eligible Assignee, an “Assuming Lender”) to purchase and assume, effective as of the Extension Date, any Non-Consenting Lender’s Loans, Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; and provided that:

(i)	any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid Facility Fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii)	all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii)	with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 11.06(b) for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 4.04, Section 4.05, Section 4.08 and Section 11.04, and its obligations under Section 10.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three (3) Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Loan Parties and the Agent an Assignment and Assumption, duly executed by such Assuming Lender, such Non-Consenting Lender, the Loan Parties, each Issuing Bank and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Loan Parties and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.11 shall have delivered to the Agent any Note or Notes as may be held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i) through (iii) of the first sentence of this Section 2.11(c), each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders.

(d)	If (after giving effect to any assignments or assumptions pursuant to Section 2.11(c)) Lenders having Commitments equal to more than 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to the requested extension (whether by execution or delivery of an Assignment and Assumption or otherwise) not later than one (1) Business Day prior to such Extension Date, the Agent shall so notify the Loan Parties’, and subject to (A) the satisfaction of the conditions in Section 7.01 (c), (d) and (f), and (B) the Loan Parties’ delivery to the Agent a certificate stating that:

(i)

the representations and warranties contained in Article 5 are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date, and provided that, for the purposes of such certificate, (A) all references in the representations and warranties contained in Section 5.04 to annual reports, consolidated balance sheets, consolidated income statements and financial statements for OpCo and, if applicable, NEE Partners and their Subsidiaries shall be deemed to refer to the corresponding versions of those documents most recently delivered to the Agent and the Lenders pursuant to Section 6.04 prior to the date of the certificate contemplated in this Section 2.11(b), and (B) the final sentence of Section 5.04 shall be deemed revised to read “There has been no material adverse change in the business or financial condition of OpCo, the Borrowers and their Subsidiaries, taken as a whole, since the date of the most recent financial statements of OpCo or, if applicable, NEE Partners, except as may have been disclosed in each filing of NEE Partners (including information furnished) subsequent to the date of such financial statements pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended through and including the date of such certificate or otherwise disclosed in writing prior to the Consent Date”); and

(ii)	there exists no Default,

the Commitment Termination Date applicable to each such Consenting Lender then in effect shall be extended for an additional one-year period, and all references in this Agreement, and in any Notes as may be issued hereunder, to the “Commitment Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Commitment Termination Date as so extended. Promptly following the Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Commitment Termination Date of each such Consenting Lender in effect immediately prior thereto and shall thereupon record in the records of the Agent the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

(e)	Notwithstanding anything herein to the contrary, the Borrowers shall be limited to two (2) extension requests pursuant to this Section 2.11.

Section 2.12 Replacement of Lenders. If any Lender requests compensation under Section 4.04 or Section 4.05, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.08, or if any Lender is not able to make or maintain its Loans or Commitments as a result of any event or circumstance contemplated in Section 4.03, or if any Lender is a Non-Consenting Lender or a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon Notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)	any such assignment resulting from a claim against a Borrower for additional compensation pursuant to Section 4.04 or Section 4.05 or a requirement that a Borrower pay an additional amount pursuant to Section 4.08 has the effect of reducing the amount that such Borrower otherwise would have been obligated to pay under those sections;

(ii)	no such assignment shall conflict with applicable law;

(iii)	in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the assignee shall have consented to the requested extension of the Commitment Termination Date;

(iv)	the applicable Borrower shall have paid to the Agent the assignment fee specified in Section 11.06(b); and

(v)	such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, any accrued and unpaid interest thereon, any accrued and unpaid fees and other accrued and unpaid amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.07) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of any other accrued and unpaid amounts).

Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable by any Loan Party or NEE Partners (if the NEE Partners Guaranty is in effect) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable by such Loan Party or NEE Partners (if applicable) to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable by such Loan Party or NEE Partners (if applicable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable by such Loan Party or NEE Partners (if applicable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable by any Loan Party or NEE Partners (if applicable)) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable by such Loan Party or NEE Partners (if applicable)) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties and NEE Partners (if applicable) at such time) of payment on account of the Obligations owing (but not due and payable) by such Loan Party or NEE Partners (if applicable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable by such Loan Party or NEE Partners (if applicable) to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of either of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 4.09, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to a Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply); and

(iii) in no event shall any Lender exercise any right of offset, counterclaim or otherwise against any assets of Canadian Holdings in respect of any Obligations of any other Loan Party or NEE Partners (if applicable).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and subject to the provisions of this Section 2.13, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14 Increase in Commitments.

(a)	Borrower Request. The Borrowers may by written notice to the Agent elect to request (x) prior to the Final Loan Maturity Date, an increase to the existing Commitments (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment” and together with the Incremental Revolving Commitments, the “Incremental Commitments”), by an aggregate amount not in excess of US$750,000,000. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrowers propose that the Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Agent and (ii) the identity of each Eligible Assignee to whom the Borrowers propose any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. Each Incremental Commitment shall be in an aggregate amount of US$10,000,000 or any whole multiple of US$1,000,000 in excess thereof (provided that such amount may be less than US$10,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth in above).

(b)	Conditions. The Incremental Commitments shall become effective as of the applicable Increase Effective Date; provided that:

(i) the Increase Joinder (and any Notes that are to be provided by the applicable Borrower if one or more Lenders have, as of the Increase Date, requested Notes to be issued pursuant to Section 2.10) shall have been duly executed and delivered by the respective Parties hereto and thereto; provided that no Note shall be issued to any Lender hereunder unless specifically requested by such Lender in writing to the Loan Parties;

(ii) the Agreement Effective Date shall have occurred;

(iii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iv) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date, and provided that, for the purposes of such certificate, (A) all references in the representations and warranties contained in Section 5.04 to annual reports, consolidated balance sheets, consolidated income statements and financial statements for OpCo and, if applicable, NEE Partners, and their Subsidiaries shall be deemed to refer to the corresponding versions of those documents most recently delivered to the Agent and the Lenders pursuant to Section 6.04 prior to the date of the certificate contemplated in this Section 2.14(b), and (B) the final sentence of Section 5.04 shall be deemed revised to read “There has been no material adverse change in the business or financial condition of OpCo, the Borrowers and their Subsidiaries, taken as a whole, since the date of the most recent financial statements of OpCo or, if applicable, NEE Partners, except as may have been disclosed in each filing of NEE Partners (including information furnished) subsequent to the date of such financial statements pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, through and including the date such certificate or otherwise disclosed in writing prior to the Consent Date”;

(v) on a pro forma basis (assuming, in the case of Incremental Revolving Commitments, that such Incremental Revolving Commitments are fully drawn), OpCo and US Holdings shall be in compliance with each of the covenants set forth in Section 6.13 and the OpCo Leverage Ratio and the US Holdings Leverage Ratio shall not be greater than the OpCo Leverage Ratio and the US Holdings Leverage Ratio permitted under Section 6.13(b) minus 0.25, in each case as of the end of the latest fiscal quarter for which internal financial statements are available;

(vi) the applicable Borrower shall make any breakage payments in connection with any adjustment of Loans pursuant to Section 4.07; and

(vii) the Loan Parties shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Agreement Effective Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Agent.

(c)	Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i) terms and provisions of term loans made pursuant to any Incremental Term Commitment (each, an “Incremental Term Loan”) shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the existing Loans and to the extent that the terms and provisions of Incremental Term Loans are not identical to the existing Loans (except to the extent permitted by clause (iii), (iv) or (v) below) they shall be reasonably satisfactory to the Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv) and (v) below;

(ii) [Reserved]

(iii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than 75% of the remaining time to the Final Loan Maturity Date;

(iv) the maturity date of Incremental Term Loans shall not be earlier than the then Final Loan Maturity Date;

(v) the Applicable Rate for Incremental Term Loans shall be determined by the Borrowers and the Lenders of the Incremental Term Loans; provided that in the event that the Applicable Rate for any Incremental Term Loan is greater than the Applicable Rate for Eurodollar Rate Loans by more than 25 basis points, then the Applicable Rate for Eurodollar Rate Loans and the Letter of Credit Fees (at each point in the table set forth in the definition of “Applicable Rate,” to the extent applicable) shall be increased to the extent necessary so that the Applicable Rate for the Incremental Term Loans is no greater than 25 basis points higher than the Applicable Rate for Eurodollar Rate Loans at the then applicable pricing level in the table set forth in the definition of “Applicable Rate”; provided, further, that in determining the Applicable Rate applicable to the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrowers to the Lenders of the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (z) if the Incremental Term Loans include a LIBOR or Base Rate “floor”, such LIBOR or Base Rate “floor,” respectively, shall be applicable to all Loans (or the difference between such floor for the Incremental Term Loans and any existing Loans shall be equated to an increase in the Applicable Rate for purposes of this clause (v));

(vi) any Incremental Revolving Facility shall be on terms applicable to the existing Loans and any Incremental Term Facility shall be on terms and pursuant to documentation reasonably acceptable to the Agent that is no more restrictive to the Borrowers and the Guarantors than those applicable to the existing Loans or any other Incremental Revolving Commitments or Incremental Term Loan Commitments, unless such other terms (1) apply only after the Final Loan Maturity Date of the existing Loans and each other Incremental Revolving Commitment or Incremental Term Loan Commitment at the time of incurrence of such Incremental Revolving Commitments or Incremental Term Loan Commitments, (2) shall also apply to the existing Loans or (3) in the case of Incremental Term Loan Commitments, relate only to mandatory prepayments, premiums (including make-whole provisions), interest, fees or (subject to the foregoing) maturity or amortization to be determined, subject to clauses (iii), (iv) and (v) above and paragraph (f) below).

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Loan Parties, the Agent and each Lender making such Incremental Commitment, in form and substance reasonably satisfactory to each of them. Notwithstanding the provisions of Section 11.01, the Increase Joinder may, without the consent of any other

Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent, to effect the provisions of this Section 2.14. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Loans shall be deemed, unless the context otherwise requires, to include references to Loans made pursuant to Incremental Revolving Commitments. This Section 2.14 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.

(d)	Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Commitments, then each Lender that is acquiring an Incremental Revolving Commitment on the Increase Effective Date shall make a Loan or Loans, the proceeds of which will be used to prepay the Loans of the other Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Loans outstanding are held by the Lenders pro rata based on their Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Loans on such Increase Effective Date, the Lenders after giving effect to such Increase Effective Date shall make such Loans in accordance with Section 2.01.

(e)	Making of New Term Loans. On any Increase Effective Date on which Incremental Term Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Commitment shall make a term loan to the applicable Borrower in an amount equal to its Incremental Term Commitment.

(f)	Equal and Ratable Benefit. The Incremental Revolving Commitments and Incremental Term Commitments established pursuant to this paragraph shall constitute Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder. The Loan Parties shall take any actions reasonably required by the Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of term loans or any such Incremental Revolving Commitments and Incremental Term Commitments.

ARTICLE 3

LETTERS OF CREDIT

Section 3.01 Letters of Credit.

(a)	On the terms and conditions set forth herein:

(i)	each of the Issuing Banks severally agrees in reliance upon the agreements of the other Lenders set forth in this Article 3:

(A)	from time to time on any Business Day during the period from the Agreement Effective Date to the Commitment Termination Date applicable to such Issuing Bank (or such earlier date as the Commitments of all Lenders shall have terminated in accordance with the terms hereof) to issue Letters of Credit denominated in Dollars and/or in Canadian Dollars for the account of the applicable Borrower and/or any one or more of its Subsidiaries and/or affiliates, and to amend or extend Letters of Credit previously issued by such Issuing Bank, in accordance with Section 3.02(c) and Section 3.02(d), subject to the following limitations: (1) the Outstanding aggregate amount of all Letters of Credit issued by each Issuing Bank shall not exceed at any one time such Issuing Bank’s L/C Commitment at such time; and (2) the Outstanding aggregate amount of all Letters of Credit issued by the Issuing Banks shall not exceed at any one time an amount equal to the Commitments of the Lenders at such time less the Outstanding aggregate principal sum of the Loans and L/C Obligations at such time, and

(B)	to honor drafts drawn under, and in compliance with, the terms and conditions of Letters of Credit.

(ii)	The Lenders severally agree to participate in Letters of Credit issued for the account of the applicable Borrower and/or any one or more of its Subsidiaries and/or affiliates; provided, that the Issuing Banks shall not be obligated to issue, and no Lender shall be obligated to participate in, any Letter of Credit if, as of the date of issuance of such Letter of Credit (the “Issuance Date”) and after giving effect thereto, the Dollar Equivalent amount of the aggregate principal amount (without duplication) of all the Loans and L/C Obligations Outstanding exceeds or would exceed the Commitments of all Lenders.

(iii)	Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b)	The Issuing Banks shall not issue any Letter of Credit if, to any such Issuing Bank’s knowledge:

(i)

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank shall prohibit or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Agreement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Agreement Effective Date and which such Issuing Bank in good faith deems material to it;

(ii)	such Issuing Bank has received Notice from any Lender, the Agent or the applicable Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 7 is not then satisfied;

(iii)	the expiry date of any requested Letter of Credit is more than one year after the date of issuance or is after the Commitment Termination Date of the applicable Issuing Bank or any Commitment Termination Date following which the aggregate amount of the Commitments remaining would not be at least equal to the aggregate principal amount of the Loans and L/C Obligations (taking into account the amount of the requested Letter of Credit) Outstanding as of the Issuance Date of such requested Letter of Credit;

(iv)	any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to such Issuing Bank, or the issuance of a Letter of Credit shall violate any applicable policy of such Issuing Bank;

(v)	the applicable Issuing Bank does not, as of the requested date of issuance for such Letter of Credit, issue Letters of Credit in Canadian Dollars if requested by the applicable Borrower;

(vi)	the applicable Issuing Bank has not, as of the requested date of issuance for any Letter of Credit that a Borrower has requested in Canadian Dollars, consented to issue such Letter of Credit in Canadian Dollars;

(vii)	any Lender is at that time a Defaulting Lender, unless the applicable Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the applicable Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 4.10(a)(i)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(viii)	in the case of a Letter of Credit to be issued for the account of a Subsidiary or an affiliate of a Borrower, such Issuing Bank shall not have received such statements in substance and form reasonably satisfactory to such Issuing Bank as such Issuing Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Federal Reserve Board, including, without limitation, applicable “know your customer” requirements.

Section 3.02 Issuance, Amendment and Extension of Letters of Credit.

(a)	Each Letter of Credit shall be issued upon the irrevocable written request of a Borrower, received by the applicable Issuing Bank and the Agent at least two (2) Business Days (or such lesser period of time as the applicable Issuing Bank and the Agent shall agree in their sole discretion or as otherwise agreed by such Borrower and the applicable Issuing Bank) prior to the proposed Issuance Date. Each such request for issuance of a Letter of Credit shall be by facsimile or by delivery of an original writing, by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Bank, by personal delivery or by any other means acceptable to the Issuing Bank, in each case in the form of an L/C Application, and shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the proposed Issuance Date of such Letter of Credit (which shall be a Business Day); (ii) the face amount and currency of such Letter of Credit; (iii) the expiry date of such Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require.

(b)	Two (2) Business Days prior to the issuance of any Letter of Credit (or such lesser period of time as the applicable Issuing Bank and the Agent shall agree in their sole discretion), the applicable Issuing Bank shall confirm with the Agent the availability of the Commitments with respect to such issuance and that the applicable conditions specified in Article 7 have been satisfied. Subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested Issuance Date, issue a Letter of Credit for the account of the applicable Borrower in accordance with such Issuing Bank’s usual and customary business practices.

(c)	From time to time while a Letter of Credit is outstanding and prior to the Commitment Termination Date of the applicable Issuing Bank (or such earlier date as the Commitments of all Lenders shall have terminated in accordance with the terms hereof), the applicable Issuing Bank shall, upon the written request of the applicable Borrower (with a copy sent to the Agent) at least two (2) Business Days prior to the proposed date of amendment (or such lesser period of time as the applicable Issuing Bank and the Agent shall agree in their sole discretion), amend any Letter of Credit issued by such Issuing Bank; provided that any amendment of the expiry date shall be subject to Section 3.01(b)(iii). Each such request for amendment of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the applicable Issuing Bank may reasonably require. The applicable Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Agent will promptly notify the Lenders of a request of issuance or renewal or extension of a Letter of Credit.

(d)	The Issuing Banks and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Commitment Termination Date of the applicable Issuing Bank (or such earlier date as the Commitments of all Lenders shall have terminated in accordance with the terms hereof), each of the Issuing Banks shall be entitled to authorize the automatic extension of any Letter of Credit issued by it unless (A) such Issuing Bank would not be permitted at such time to issue or amend such Letter of Credit in its renewed form pursuant to Section 3.01(b); (B) the beneficiary of such Letter of Credit does not accept the proposed extension of such Letter of Credit; or (C) such Issuing Bank receives a written request from the applicable Borrower, at least three (3) Business Days prior to the last date on which notification of non-extension must be given (or as otherwise agreed by the applicable Borrower and the applicable Issuing Bank), not to renew any Letter of Credit. Each such request for non-extension of a Letter of Credit shall be made in writing and shall specify (i) the Letter of Credit number; (ii) the beneficiary’s name; and (iii) that the applicable Issuing Bank is instructed to notify the beneficiary of non-extension.

(e)	Each Issuing Bank shall deliver to the Agent any notices of termination or other communications by such Issuing Bank to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Commitment Termination Date of the applicable Issuing Bank or any Commitment Termination Date following which the aggregate amount of the Commitments remaining would not be at least equal to the aggregate principal amount of the Loans and L/C Obligations (taking into account the amount of such Letter of Credit) Outstanding.

(f)	This Agreement shall control in the event (and to the extent) of any conflict with any L/C Related Document (other than any Letter of Credit).

(g)	Each Issuing Bank will also deliver to the Agent, concurrently with or promptly following delivery of a Letter of Credit by such Issuing Bank, or amendment to or extension of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or amendment to or extension of a Letter of Credit.

(h)	The Agent shall furnish to each Lender quarterly a summary of outstanding Letters of Credit.

Section 3.03 Risk Participations, Drawings and Reimbursements.

(a)	Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, as the same may be adjusted from time to time hereunder, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. The amount of each Lender’s participation in each Letter of Credit shall be automatically adjusted from time to time in accordance with such Lender’s Pro Rata Share at such time and shall, for each Lender, be automatically reduced to zero on the date of such Lender’s applicable scheduled Commitment Termination Date. For purposes of Section 2.01, each issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

(b)	In the event of any drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Bank will promptly notify the Agent and the applicable Borrower. In the case of a Letter of Credit denominated in Canadian Dollars, such Borrower shall reimburse the Issuing Bank in Canadian Dollars, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that such Borrower will reimburse the Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the Issuing Bank shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 2:00 p.m. (New York, New York time) on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in Dollars or the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in Canadian Dollars (each such date, an “Honor Date”), the applicable Borrower shall reimburse the Issuing Bank through the Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in Canadian Dollars is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Canadian Dollars equal to the drawing, the applicable Borrower agree, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase the Canadian Dollars in the full amount of the drawing. Unless notified by the applicable Borrower to convert an unreimbursed drawing into Loans or, if the applicable Borrower requests a conversion of an unreimbursed drawing into Loans but the unreimbursed drawing is not converted because of such Borrower’s failure to satisfy the conditions set forth in Section 7.02(b) (such unreimbursed drawing which has not been converted constituting an L/C Borrowing), each Lender will be deemed to be obligated to make an L/C Advance (expressed in Dollars or in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) in the full amount of such Lender’s Pro Rata Share (determined as of the date of such L/C Advance) of such L/C Borrowing and such L/C Advances shall bear interest at a rate per annum equal to the Base Rate plus two percent (2%) per annum. Any notice given by any Issuing Bank or the Agent pursuant to this Section 3.03(b) may be oral if promptly confirmed in writing (including by facsimile); provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)

With respect to any unreimbursed drawing that the applicable Borrower requests be converted into a Loan and that satisfies the conditions set forth in Section 7.02(b), each Lender shall upon any notice make available to the Agent for the account of the applicable Issuing Bank an amount in Dollars in Immediately Available Funds equal to its Pro Rata Share (determined as of the date of such L/C Borrowing) of the Dollar Equivalent amount of the amount of such drawing, whereupon the participating Lenders shall each be deemed to have made a Loan consisting of a Base Rate Loan to such Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the applicable Issuing Bank the amount of such Lender’s Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. (New York, New York time) on either the Honor Date or the next Business Day, as applicable, then interest shall accrue on such Lender’s obligation to make such payment, from the applicable date to the date such Lender makes such payment, at a rate per annum equal to the Overnight Rate in effect from time to time during such period. The Agent shall promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03 once such notice is given.

(d)	Each Lender’s obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the applicable Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Bank, the applicable Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(e)	The Agent shall remit the funds received from the Lenders pursuant to this Section 3.03 to the applicable Issuing Bank in Dollars.

Section 3.04 Repayment of Participations.

(a)	Upon (and only upon) receipt by the Agent for the account of the applicable Issuing Bank of Immediately Available Funds from the applicable Borrower (i) in reimbursement of any payment made by such Issuing Bank under a Letter of Credit with respect to which any Lender has paid the Agent for the account of such Issuing Bank for such Lender’s participation in such Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to such Lender, in the same funds as those received by the Agent for the account of such Issuing Bank, the amount of such Lender’s Pro Rata Share of such funds, and the applicable Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of such Issuing Bank.

(b)	If the Agent or any Issuing Bank is required at any time to pay to a Borrower, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of the payments made by such Borrower to the Agent for the account of such Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under any Letter of Credit or interest thereon, each Lender shall, on demand of the Agent, forthwith pay to such Issuing Bank through the Agent the amount of its Pro Rata Share (determined as of the date thereof) of any amounts so paid by the Agent plus interest thereon from the date such demand is made to the date such amounts are paid by such Lender to the Agent, at a rate per annum equal to the Overnight Rate in effect from time to time.

(c)	To the extent that any funds are paid to the Agent pursuant to Section 8.02 in respect of any Letters of Credit outstanding prior to any draw thereunder, such funds shall be held by the Agent and applied to the reimbursement of any draws pursuant to such Letters of Credit.

Section 3.05 Role of Issuing Banks.

(a)	Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificate or other document expressly required by the applicable Letter of Credit) or to ascertain or inquire as to the validity of any such document or the authority of the Person executing or delivering any such document.

(b)	Neither the Issuing Banks nor any of the respective correspondents, participants or assignees of the Issuing Banks shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C Related Document.

(c)

Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for the account of such Borrower; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Issuing Banks nor any of the correspondents, participants or assignees of the Issuing Banks (including the Lenders), shall be liable or responsible for any of the matters described in clauses (a) through (h) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrowers may have a claim against any Issuing Bank, and such Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such Issuing Bank’s willful misconduct or gross negligence in determining whether a request presented under a Letter of Credit issued by such Issuing Bank complies with the terms of such Letter of Credit or such Issuing Bank’s willful failure to pay under any Letter of Credit (except as a result of a court order) after the presentation to such Issuing Bank by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Banks may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer a Letter of Credit or the rights or benefits thereunder or assigning the proceeds thereof, in whole or in part, in accordance with the terms of such Letter of Credit which may prove to be invalid or ineffective for any reason. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

Section 3.06 Obligations Absolute. The obligations of the Borrowers under this Agreement and any L/C Related Document to reimburse the Issuing Banks for a drawing under a Letter of Credit issued by such Issuing Bank, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into any Loan or Loans (subject, in the case of the repayment of any such Loan or Loans, to the provisions of Section 9.02), shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Related Document under all circumstances, including the following:

(a)	any lack of validity or enforceability of this Agreement or any L/C Related Document;

(b)	any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents, which have been previously agreed to by the Borrowers;

(c)	the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

(d)	any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(e)	any payment by any Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Issuing Bank under any Letter of Credit to any Person purporting to be (and providing reasonable evidence of its status as) a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(f)	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrowers in respect of any Letter of Credit;

(g)	any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Borrowers or the relevant currency markets generally;

(h)	waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the Company or any waiver by the Issuing Bank which does not in fact materially prejudice the Company;

(i)	honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(j)	any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP (as defined below) or the UCP (as defined below), as applicable; or

(k)	any other circumstance or happening whatsoever (other than failure to pay a Letter of Credit in accordance with its terms), whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or a guarantor.

Section 3.07 Letter of Credit Fees.

(a)	The applicable Borrower shall pay to the Agent for the account of each Lender a letter of credit fee with respect to the Letters of Credit issued for its account equal to (i) the Applicable Rate per annum, times (ii) the Dollar Equivalent amount of the average daily maximum amount available to be drawn under the outstanding Letters of Credit computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the first Business Day following the calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Agreement Effective Date, through the Commitment Termination Date of the applicable Issuing Bank, with the final payment to be made on the Commitment Termination Date of the applicable Issuing Bank.

(b)	The applicable Borrower shall pay to the Agent for the account of each Issuing Bank, in Dollars, a letter of credit fee with respect to the Letters of Credit issued by each such Issuing Bank as agreed to by separate letter agreement between such Borrower and each such Issuing Bank.

(c)	The applicable Borrower shall pay to the Issuing Banks, in Dollars, from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each such Issuing Bank relating to Letters of Credit issued by such Issuing Bank for the account of such Borrower as are from time to time in effect and as agreed to by separate letter agreement between such Borrower and each such Issuing Bank.

Section 3.08 Governing Rules. Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower, when a Letter of Credit is issued hereunder: (i) the rules of the “International Standby Practices 1998” published by the International Chamber of Commerce

(or such later version thereof as may be in effect at the time of issuance (the “ISP”)) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”), shall apply to each commercial Letter of Credit (and may, if agreed by the applicable Issuing Bank, apply to standby Letters of Credit). Notwithstanding the foregoing, no Issuing Bank shall be responsible to a Borrower for, and no Issuing Bank’s rights and remedies against a Borrower shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 3.09 Letters of Credit Issued for Subsidiaries or Affiliates. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or an affiliate, the applicable Borrower shall be obligated to reimburse the Issuing Bank hereunder (or cause such reimbursement to be made) for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries or affiliates inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries or affiliates.

Section 3.10 Conflict with L/C Related Documents. In the event of any conflict between the terms hereof and the terms of any L/C Related Documents, the terms hereof shall control.

ARTICLE 4

CERTAIN GENERAL PROVISIONS

Section 4.01 Funds for Payments.

(a)

All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents (except with respect to principal of or interest on Loans denominated in Canadian Dollars) shall be made to the Agent, without counterclaim or setoff, to the account of the Agent specified in Schedule I, for the respective accounts of the Lenders or the Issuing Banks, as the case may be, in Immediately Available Funds, not later than 2:00 p.m., New York, New York time, on the due date therefor. All payments of principal and, interest on Loans denominated in Canadian Dollars shall be made to the Canadian Agent, without counterclaim or setoff, to the account of the Canadian Agent specified in Schedule I, for the respective accounts of the Lenders or the Issuing Banks, as the case may be, in Immediately Available Funds, not later than 2:00 p.m., Toronto Ontario time, on the due date therefor. Any payment received by the Agent or the Canadian Agent after the time specified in the immediately preceding sentence, shall be deemed to have been received on the next succeeding Business Day.

The Agent or Canadian Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable to any of the Issuing Banks or pursuant to Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 11.03 and Section 11.04), to the Lenders for the account of their respective Applicable Lending Offices (or, in the case of a payment due on a Loan Maturity Date applicable to less than all Lenders, ratably to such Lenders), and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

(b)	Unless the Agent or the Canadian Agent, as applicable, shall have received Notice from a Borrower prior to the date on which any payment is due to the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment in full, the Agent or the Canadian Agent, as applicable, may assume that such Borrower has made such payment in full to the Agent or the Canadian Agent, as applicable, on such date and the Agent or the Canadian Agent, as applicable, may, in reliance upon such assumption, cause to be distributed to each Lender or the applicable Issuing Bank, as the case may be, on such due date an amount equal to the amount then due such Lender or the applicable Issuing Bank, as the case may be. If and to the extent a Borrower shall not have so made such payment in full to the Agent or the Canadian Agent, as applicable, each Lender or the applicable Issuing Bank, as the case may be, shall repay to the Agent or the Canadian Agent, as applicable, forthwith on demand such amount distributed to such Lender or such Issuing Bank, as the case may be, together with interest thereon, for each day from the date such amount is distributed to such Lender or such Issuing Bank, as the case may be, until the date such Lender or such Issuing Bank, as the case may be, repays such amount to the Agent or the Canadian Agent, as applicable, at the Overnight Rate.

Section 4.02 Computations. All computations of interest for Base Rate Loans, Canadian Prime Rate Loans or CDOR Loans shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based upon the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Except as otherwise provided in the definition of the term Interest Period with respect to any Eurodollar Rate Loan and CDOR Loan, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest on any principal so extended shall accrue during such extension.

Section 4.03 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain any Loan as a Eurodollar Rate Loan or CDOR Loan, such Lender shall promptly give Notice of such circumstances to the Loan Parties and the other Lenders and thereupon (a) the commitment of such Lender to make any Loan as a Eurodollar Rate Loan or CDOR Loan or Convert any portion of the Loans of another Type to a Eurodollar Rate Loan or CDOR Loan, as the case may be, shall automatically be suspended, and (b) if such Loan is a Eurodollar Rate Loan or CDOR Loan, then it shall be Converted automatically to a Base Rate Loan on the last day of the Interest Period applicable to such Eurodollar Rate Loan or CDOR Loan, as the case may be, or within such earlier period as may be required by law. Notwithstanding anything contained in this Section 4.03 to the contrary, in the event that any Lender is unable to make or maintain any Loan as a Eurodollar Rate Loan or CDOR Loan as set forth in this Section 4.03, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternative Applicable Lending Office so as to avoid such inability.

Section 4.04 Additional Costs. If a Change in Law:

(a)	imposes or increases or renders applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender (including without limitation the Commitments of such Lender hereunder), or

(b)	imposes on any Lender, any Issuing Bank or any Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit or any class of loans of which the Loans form a part or the Commitment of such Lender, hereunder, and

(c)	the foregoing has the result of:

(i)	increasing the cost or reducing the return to any Lender, or any Issuing Bank of making, funding, issuing, renewing, extending or maintaining any Loan as a Eurodollar Rate Loan or CDOR Loan, maintaining its Commitment or issuing or participating in the Letters of Credit, or

(ii)	reducing the amount of principal, interest or other amount payable to such Lender hereunder on account of any Loan being a Eurodollar Rate Loan or CDOR Loan, or

(iii)	requiring such Lender or such Issuing Bank, as the case may be, to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or such Issuing Bank, as the case may be, from the Borrowers hereunder, then, and in each such case, OpCo will, upon demand made by such Lender or such Issuing Bank, as the case may be, at any time and from time to time and as often as the occasion therefor may arise, pay or cause to be paid to such Lender or such Issuing Bank, as the case may be, such additional amounts as will be sufficient to compensate such Lender or such Issuing Bank, as the case may be, for such additional cost, reduction, payment or foregone interest or other sum. Notwithstanding anything contained in this Section 4.04 to the contrary, upon the occurrence of any event set forth in this Section 4.04 with respect to any Lender such affected Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternative Applicable Lending Office so as to avoid the effect of such event set forth in this Section 4.04.

Section 4.05 Capital Adequacy. If any Change in Law affects the amount of capital or liquidity required or expected to be maintained by any Lender, any Issuing Bank or any corporation controlling such Lender or Issuing Bank due to the existence of its Commitment, L/C Commitment, Loans or Letters of Credit or participations in Letters of Credit (as the case may be) hereunder, and such Lender or such Issuing Bank determines that the result of the foregoing is to increase the cost or reduce the return to such Lender or such Issuing Bank, as the case may be, of making or maintaining its Commitment, Loans or Letters of Credit or participating in Letters of Credit hereunder, then such Lender or such Issuing Bank, as the case may be, may notify the Loan Parties of such fact. To the extent that the costs of such increased capital or liquidity requirements are not reflected in the Base Rate, the Eurodollar Rate, the Canadian Prime Rate, the CDOR Loan, the Facility Fee and/or the Applicable Rate, the Loan Parties and such Lender or such Issuing Bank, as the case may be, shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Loan Parties receive such Notice, an adjustment payable hereunder that will adequately compensate such Lender or such Issuing Bank, as the case may be, in light of these circumstances, and in connection therewith, such Lender or such Issuing Bank, as the case may be, will provide to the Loan Parties reasonably detailed information regarding the increase of such Lender’s or such Issuing Bank’s costs. If the Loan Parties and such Lender or such Issuing Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Loan Parties receive such Notice, then commencing on the date of such Notice (but not earlier than the effective date of any such increased capital or liquidity requirement), the interest, the Facility Fee and/or the Applicable Rate payable hereunder shall increase by an amount that will, in such Lender’s or such Issuing Bank’s reasonable determination, provide adequate compensation. Each Lender and each Issuing Bank agrees that amounts claimed pursuant to this Section 4.05 shall be made in good faith and on an equitable basis.

Section 4.06 Recovery of Additional Compensation.

(a)	Certificates. Any Lender or any Issuing Bank claiming any additional amounts pursuant to Section 4.04, Section 4.05 or Section 4.07, as the case may be, shall provide to the Agent and the Loan Parties a certificate setting forth such additional amounts payable pursuant to Section 4.04, Section 4.05 or Section 4.07, as the case may be, and a reasonable explanation of such amounts which are due (provided that, without limiting the requirement that reasonable detail be furnished, nothing herein shall require a Lender to disclose any confidential information relating to the organization of its affairs). Such certificate shall be conclusive, absent manifest error, that such amounts are due and owing.

(b)

Delay in Requests. Delay on the part of any Lender or Issuing Bank to demand compensation pursuant to Section 4.04, Section 4.05 or Section 4.07, as applicable, shall not constitute a waiver of such Party’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate any Lender or Issuing Bank for any increased costs incurred or reductions in returns suffered more than ninety (90) days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions in return, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.07 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any Loan made to such Borrower as a Eurodollar Rate Loan or CDOR Loan) that such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or any interest on any Loan made to such Borrower when it is a Eurodollar Rate Loan or CDOR Loan as and when due and payable, (b) default by such Borrower in making a prepayment after such Borrower has given a Notice of prepayment pursuant to Section 2.09(a), (c) default by such Borrower in making a Borrowing after such Borrower has given a Borrowing Notice pursuant to Section 2.02 or has given (or is deemed to have given) an Interest Rate Notice pursuant to Section 2.07, (d) the making of any payment of principal of a Eurodollar Rate Loan or CDOR Loan or the making of any Conversion of any such Eurodollar Rate Loan or CDOR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto or (e) the assignment of any Eurodollar Loan or CDOR Loan prior to the last day of the Interest Period applicable thereto as a result of a request by such Borrower pursuant to Section 2.12, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loans or CDOR Loans.

Section 4.08 Taxes.

(a)	Issuing Bank. For purposes of this Section 4.08, the term “Lender” includes any Issuing Bank.

(b)	Payments Free of Taxes. Any and all payments by or on account of any obligation of a Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)	Payment of Other Taxes by the Borrowers. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of an Agent timely reimburse it for the payment of, any Other Taxes.

(d)	Indemnification by the Borrowers. Each Borrower shall indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes payable by such Borrower (including Indemnified Taxes imposed or asserted on or attributable to amounts payable by such Borrower under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)	Indemnification by the Lenders. Each Lender shall severally indemnify each Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this paragraph (e).

(f)	Evidence of Payments. Within thirty (30) days after any payment of Taxes by either Borrower to a Governmental Authority pursuant to this Section 4.08, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)	Status of Lenders.

(i)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties and the Agent, at the time or times reasonably requested by the Loan Parties or the Agent, such properly completed and executed documentation reasonably requested by the Loan Parties or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Parties or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties or the Agent as will enable the Loan Parties or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.08(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Loan Parties and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or the Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Loan Parties within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance

Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Parties or the Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Parties and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Loan Parties or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Parties or the Agent as may be necessary for the Loan Parties and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments to FATCA made after the Agreement Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and the Agent in writing of its legal inability to do so.

(h)

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.08 (including by the payment of additional amounts pursuant to this Section 4.08), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 4.09 Cash Collateral.

(a)	Certain Credit Support Events. If (i) any Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) a Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, such Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by an Agent or the applicable Issuing Bank, provide Cash Collateral in Dollars or Canadian Dollars, as applicable, in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time an Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Agents or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the applicable Borrower will, forthwith upon demand by an Agent, pay to such Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that such Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the Issuing Bank.

(b)

Grant of Security Interest. Each of Canadian Holding, US Holdings, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agents, the Issuing Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time an Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agents or the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount with respect to the

Obligations of a Borrower, such Borrower will, promptly upon demand by an Agent, pay or provide to such Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Each of Canadian Holdings and US Holdings shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral pledged by it.

(c)	Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 4.09 or Sections 4.10 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)	Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Agent and the applicable Issuing Banks that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the applicable Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 4.10 Defaulting Lenders; Cure.

(a)	Defaulting Lenders. If any Loans or Letters of Credit are outstanding at the time a Lender becomes a Defaulting Lender, and the Commitments have not been terminated in accordance with Section 8.02, then:

(i)	so long as no Event of Default has occurred and is continuing, all or any part of the L/C Obligations Outstanding shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (excluding from the determination thereof any Defaulting Lender’s Commitment) but only to the extent that (x) the sum of (A) the aggregate principal amount of all Loans made by such Non-Defaulting Lenders (in their capacity as Lenders) and outstanding at such time, plus (B) such Non-Defaulting Lenders’ Pro Rata Shares (before giving effect to the reallocation contemplated herein) of any L/C Obligations Outstanding, plus (C) such Defaulting Lender’s Pro Rata Share of any L/C Obligations Outstanding, does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) after giving effect to such reallocation, the sum of the aggregate principal amount of all Loans made by any Non-Defaulting Lender plus such non-Defaulting Lender’s ratable share of L/C Obligations then outstanding does not exceed the Commitment of such Non-Defaulting Lender;

(ii)	if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Loan Parties (but, in each case, only in respect of their respective assets) shall promptly (and in any event within three (3) Business Days or such longer period as may be agreed by the applicable Issuing Bank, as the case may be) either (A) cash collateralize such Defaulting Lender’s Pro Rata Share of any L/C Obligations Outstanding (after giving effect to any partial reallocation pursuant to clause (i) above) by paying cash collateral to the applicable Issuing Bank, as the case may be, for so long as such Letters of Credit are outstanding, or (B) provide such Issuing Bank, as the case may be, a letter of credit or enter into other arrangements as are reasonably satisfactory to the Loan Parties and/or such Issuing Bank, as the case may be, in order (after giving effect to any partial reallocation pursuant to clause (i) above) reasonably to mitigate such Issuing Bank’s remaining risk with respect to the non-reallocated portion of any L/C Obligations Outstanding for which such Defaulting Lender is responsible hereunder;

(iii)	if the Pro Rata Shares of the L/C Obligations of the Non-Defaulting Lenders are reallocated pursuant to this Section 4.10(a), then the fees payable to the Lenders pursuant to Section 3.07 shall be adjusted in accordance with such Non-Defaulting Lenders’ Pro Rata Shares of L/C Obligations and, to the extent not so reallocated, shall be allocated to Issuing Bank or retained by the Loan Parties as agreed pursuant to clause (ii) of this Section 4.10(a).

(b)	Defaulting Lender Cure. If the Loan Parties, the Agents and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the Parties, whereupon as of the effective date specified in such Notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral or other acceptable credit support), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as any Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 4.10(a)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected Parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any Party arising from that Lender’s having been a Defaulting Lender.

(c)	New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank be required to issue or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders or the provisions of Section 4.10(a)(ii) have been complied with, and participating interests in any such newly-issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.10(a)(i) (and no Defaulting Lender shall participate therein).

(d)	Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), or received by any Agent from a Defaulting Lender by exercise of right of set-off, shall be applied at such time or times as may be determined by such Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 4.10(a); fourth, as the Loan Parties may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by any Agent; fifth, if so agreed by any Agent and the Loan Parties, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.10(a); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Loan Parties as a result of any judgment of a court of competent jurisdiction obtained by the Loan Parties against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 or Section 7.03, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 4.10(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.10(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto (and the amounts thus applied or held shall discharge any corresponding obligations of the Loan Parties relating thereto).

(e)	Affect on Other Obligations. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 4.10, performance by any Loan Party of its respective obligations hereunder shall not be excused or otherwise modified as a result of the operation of this Section 4.10. The rights and remedies against a Defaulting Lender under this Section 4.10 are in addition to any other rights and remedies which a Loan Party, the Agent, any Issuing Bank or any Lender may have against such Defaulting Lender.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Loan Party (for itself only), represents and warrants to the Lenders, the Issuing Banks and the Agents as follows:

Section 5.01 Corporate Authority.

(a)	Incorporation; Good Standing. Such Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power to own its property and conduct its business as now conducted, and (iii) is duly qualified and authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

(b)	Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate or other authority of such Loan Party, (ii) have been duly authorized by all necessary corporate or other organizational proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of any law, statute, rule or regulation to which such Loan Party is subject or any material judgment, order, writ, injunction, license or permit applicable to such Loan Party, except where any such conflict, breach, or contravention would not have a Material Adverse Effect, and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any material agreement or other material instrument binding upon, such Loan Party. This Agreement and each other Loan Document to which such Loan Party is a party have been duly executed and delivered by such Loan Party.

(c)	Enforceability. The execution and delivery by such Loan Party of this Agreement and the other Loan Documents to which it is a party will result in valid and legally binding obligations of such Loan Party, enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity.

Section 5.02 Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement or any other Loan Document to which it is a party, (b) the grant by such Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral

Documents (including the first priority nature thereof (subject, however, to Permitted Liens) or (d) the exercise by the Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

Section 5.03 Title to Properties. Such Loan Party owns all of the assets reflected as its assets in the consolidated balance sheet of NEE Partners referred to in Section 5.04 or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or as otherwise permitted pursuant to the provisions of this Agreement since that date and except for such assets owned from time to time by any entity whose assets are consolidated on the balance sheet of NEE Partners and its Subsidiaries solely as a result of the operation of FASB ASC 810), subject to no Liens, except for such matters set forth in Schedule 5.03 or otherwise permitted pursuant to the provisions of this Agreement.

Section 5.04 Financial Statements. NEE Partners’ unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and unaudited pro forma condensed consolidated balance sheet as of March 31, 2014, in each case, as included in the Form S-1, have been prepared in accordance with generally accepted accounting principles and present fairly the consolidated financial position and results of operations of NEE Partners and its Subsidiaries, taken as a whole, at the respective dates and for the respective periods to which they apply. As of the Agreement Effective Date, there has been no material adverse change in the business or financial condition of the Subject Entities, taken as a whole, since December 31, 2013, except as set forth in Schedule 5.04.

Section 5.05 Franchises, Patents, Copyrights Etc. Such Loan Party possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted and, except where in any such case any such conflict would not have a Material Adverse Effect, without known conflict with any rights of others.

Section 5.06 Litigation. Except as described in Schedule 5.06, there is no litigation or other legal proceeding pending, or, to the knowledge of such Loan Party, threatened against OpCo or any of its Subsidiaries that is reasonably likely to be determined adversely to OpCo or any of its Subsidiaries, and if determined adversely to OpCo or any of its Subsidiaries would reasonably be expected to result, giving Pro Forma Effect to such adverse determination, in the failure of OpCo and US Holdings to comply with the provisions of Section 6.13, or to materially impair the right of any Loan Party to carry on its business substantially as now conducted by it. There is no litigation or other legal proceedings pending, or, to the knowledge of such Loan Party, threatened against any of such Loan Party that if determined adversely to any of such Loan Party could reasonably be expected to question the validity of this Agreement, the other Loan Documents or any actions taken or to be taken pursuant hereto or thereto.

Section 5.07 Compliance With Other Instruments, Laws, Etc. Such Loan Party is not in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any material decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would have a Material Adverse Effect.

Section 5.08 Tax Status. OpCo (a) prepared and, giving effect to all proper extensions, timely filed all federal and state income tax returns and, to the best knowledge of such Loan Party, all other material tax returns, reports and declarations required by any applicable jurisdiction to which OpCo is legally subject, which, giving effect to all proper extensions, were required to be filed prior to the Agreement Effective Date, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) to the extent deemed necessary or appropriate by OpCo, set aside on its books provisions reasonably adequate for the payment of all known taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

Section 5.09 No Default. No Default has occurred and is continuing.

Section 5.10 Investment Company Act. Such Loan Party is not an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Section 5.11 Employee Benefit Plans.

(a)	In General. Each Employee Benefit Plan sponsored by such Loan Party has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

(b)	Terminability of Welfare Plans. Under each Employee Benefit Plan sponsored by such Loan Party which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Such Loan Party may terminate its participation in each such plan at any time (other than a plan that provides benefits pursuant to a collective bargaining agreement) in the discretion of such Loan Party without liability to any Person.

(c)	Guaranteed Pension Plans. As of the Agreement Effective Date, each contribution required to be made to a Guaranteed Pension Plan by such Loan Party or an ERISA Affiliate, whether required to satisfy the minimum funding requirements described in §302 or §303 of ERISA, the notice or lien provisions of §303(k) of ERISA, or otherwise, has been timely made. As of the Agreement Effective Date, no waiver from the minimum funding standards or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. As of the Agreement Effective Date, no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by such Loan Party or any ERISA Affiliate with respect to any Guaranteed Pension Plan, and there has not been any ERISA Reportable Event which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001(a) of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than US$500,000.

(d)	Multiemployer Plans. No Loan Party nor any ERISA Affiliate has incurred any material unpaid liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA. No Loan Party nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization, insolvent or “endangered” or “critical” status under and within the meaning of §4241, §4245 or §305, respectively, of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

Section 5.12 Use of Proceeds of Loans, and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used for the general corporate purposes of the Loan Parties.

Section 5.13 Compliance with Margin Stock Regulations. Such Loan Party is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulation U or Regulation X of the Federal Reserve Board), and no part of the proceeds of any Loan or any Letter of Credit hereunder will be used to purchase or carry any “margin stock,” to extend credit to others for the purpose of purchasing or carrying any “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. In addition, not more than 25% of the value (as determined by any reasonable method) of the assets of such Loan Party consists of margin stock.

Section 5.14 Subsidiaries; Equity Interests; Loan Parties; Project Companies. As of the Agreement Effective Date such Loan Party has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.14, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and to the extent constituting shares in a corporation, if any, are non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.14, and, in the case of Pledged Equity, free and clear of all Liens (except for Permitted Liens). As of the Agreement Effective Date, such Loan Party has no equity investments in any other Person other than those specifically disclosed in Part (b) of Schedule 5.14. Set forth on Part (c) of Schedule 5.14 is a complete and accurate list of all Loan Parties, showing as of the Agreement Effective Date its jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

As of the Agreement Effective Date, each entity listed on Part (d) of Schedule 5.14 is a Project Company.

Section 5.15 Disclosure. Neither this Agreement nor any other document, certificate or written statement, in each case concerning such Loan Party (expressly excluding projections and other forward-looking statements and, to the extent not prepared by NEE Partners or its Subsidiaries, general market data and information of a general economic or industry specific nature), furnished to the Agent by or on behalf of such Loan Party in connection herewith contains, as of the date prepared and taken as a whole, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not materially misleading, in light of the circumstances under which they were made; provided that, to the extent any such other document, certificate or statement constitutes a forecast or projection, the Loan Parties represent only that they acted in good faith and utilized assumptions believed by them to be reasonable at the time made and furnished (it being understood that forecasts and projections are subject to significant contingencies and assumptions, many of which are beyond the control of the Loan Parties, and that no assurance can be given that the projections or forecasts will be realized).

Section 5.16 OFAC. None of the Loan Parties, nor any of their Subsidiaries, nor, to the knowledge of any Loan Party or its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

Section 5.17 Anti-Corruption Laws. Each Loan Party has and, to the knowledge such Loan Party, its Subsidiaries have, conducted their businesses in compliance with applicable anti-corruption laws, the Patriot Act, anti-terrorism laws and money laundering laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE 6

COVENANTS OF THE BORROWER

Each Loan Party covenants and agrees (for itself only) that, so long as any portion of the Loans, any Note as may be issued hereunder, any Letter of Credit or any Commitment is outstanding:

Section 6.01 Punctual Payment. Such Loan Party will duly and punctually pay or cause to be paid (a) the principal and interest on the Loans, and (b) the fees provided for in this Agreement.

Section 6.02 Maintenance of Office. (a) Each of OpCo and US Holdings will maintain its chief executive office at 700 Universe Boulevard, Juno Beach, Florida 33408-8801, or at such other place in the United States of America as OpCo or US Holdings shall designate by Notice to the Agent in accordance with Section 11.02, and (b) Canadian Holdings will maintain its chief executive office at 390 Bay Street, Suite 1720 Toronto, Ontario M5H 2Y2, or at such other place in Canada as Canadian Holdings shall designate by Notice to the Agent in accordance with Section 11.02

Section 6.03 Records and Accounts. Such Loan Party will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) to the extent deemed necessary or appropriate by such Loan Party, maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

Section 6.04 Financial Statements, Certificates and Information. The Borrowers will deliver to each Lender, which, for the purposes of this Section 6.04, may be made available electronically by the Borrowers as provided in the final sentence of this Section 6.04:

(a)	as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of NEE Partners or, to the extent that audited financial statements are available for OpCo, the consolidated balance sheet of NEE Partners or, if available, OpCo, and its subsidiaries as at the end of such year, and the related consolidated statements of income and consolidated statements of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year or year-end (commencing with the fiscal year 2015,) as applicable, and all such consolidated statements to be prepared in accordance with generally accepted accounting principles, such consolidated statements to be audited and accompanied by a report and opinion of Deloitte & Touche LLP or by other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. If applicable, the Agent, each Lender and the Issuing Banks hereby agree that the foregoing requirement shall be satisfied by delivery to each Lender of NEE Partners’ annual report on Form 10-K for the period for which such financial statements are to be delivered;

(b)	for so long as audited financial statements of OpCo are not available as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of OpCo, the consolidating balance sheet of OpCo and its subsidiaries as at the end of such year, and the related consolidating statements of income and consolidating statements of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year or year-end, as applicable, and all such consolidated statements to be prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo that the information contained in such financial statements fairly presents the financial position of OpCo and its Subsidiaries as of the end of such fiscal year and a written statement from the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo to the effect that such officer has read a copy of this Agreement, and that, in making the examination necessary to said certification, he or she has obtained no knowledge of any Default (other than, if applicable, a potential Event of Default as a result of the failure to comply with the financial covenants set forth in Section 6.13 (provided that OpCo shall have delivered to the Agent a certificate of a Responsible Officer of OpCo certifying as to OpCo’s intention to exercise the Cure Right)), or, if such officer shall have obtained knowledge of any then existing Default, he or she shall disclose in such statement any such Default; provided that such officer shall not be liable to the Agent, the Lenders or the Issuing Banks for failure to obtain knowledge of any Default;

(c)

as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of OpCo, copies of the unaudited consolidating balance sheet of OpCo and its subsidiaries as at the end of such quarter, and the related consolidating statements of income and consolidating statements of cash flows for the portion of the fiscal year to which they apply, all prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo that the information contained in such financial statements fairly presents the financial position of OpCo and its Subsidiaries as of the end of such quarter (subject to year-end adjustments) and a written statement from the principal financial or accounting officer, Treasurer or Assistant Treasurer of OpCo to the effect that such officer has read a copy of this Agreement, and that, in making the examination necessary to said certification, he or she has obtained no knowledge of any Default (other than, if applicable, a potential Event of Default as a result of the failure to comply with the financial covenants set forth in Section 6.13 (provided that OpCo shall have delivered to the Agent a certificate of a Responsible Officer of OpCo certifying as to OpCo’s intention to exercise the Cure Right)), or, if such officer has obtained knowledge of any then existing Default, he or she shall disclose in such statement any such Default; provided that such officer shall not be liable to the Agent, the Lenders or the Issuing Banks for failure to obtain knowledge of any Default;

(d)	contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed by NEE Partners with the Securities and Exchange Commission;

(e)	promptly after the commencement thereof, Notice of all actions and proceedings before any court, governmental agency or arbitrator of the type described in Section 5.06 to which any Loan Party is a party or their respective properties are subject; and

(f)	from time to time such other financial data and information as the Agent, any Lender or any Issuing Bank may reasonably request.

Reports or financial information required to be delivered pursuant to this Section 6.04 shall, to the extent any such financial statements, reports, proxy statements or other materials are included in materials otherwise filed with the Securities and Exchange Commission, be deemed to be delivered hereunder on the date of such filing, and may also be delivered electronically as provided in Section 11.02.

Section 6.05 Default Notification. Each Loan Party will promptly provide Notice to the Agent regarding the occurrence of any Default of which the principal financial or accounting officer, Treasurer or Assistant Treasurer of such Loan Party has actual knowledge or notice.

Section 6.06 Corporate Existence: Maintenance of Properties. Each Loan Party will do or cause to be done all things necessary to preserve and keep in full force and effect the its organizational existence (except as otherwise expressly permitted by Section 6.17), and will do or cause to be done all things commercially reasonable to preserve and keep in full force and effect its franchises; and each Loan Party will (a) cause all of its properties used and useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Loan Party may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 6.06 shall prevent any Loan Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the sole judgment of such Loan Party, as the case may be, desirable in the conduct of their business and does not in the aggregate materially adversely affect the business, properties or financial condition of the Loan Parties, taken as a whole; provided further that nothing in this Section 6.06 shall affect or impair in any manner the ability of the Loan Parties to sell or dispose of all or any portion of their property and assets (including, without limitation, their shares in any Subsidiary or all or any portion of the property or assets of any Subsidiary); and provided finally that, in the event of any loss or damage to this property or assets, each Loan Party shall only be obligated to repair, replace or restore any such property or assets if such Loan Party has determined that such repair, replacement or restoration is necessary or appropriate and any such repair, replacement and/or restoration may be effectuated by such Loan Party in such time period and in the manner it deems appropriate.

Section 6.07 Taxes. Each Loan Party will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges that in the aggregate are not material to the business or assets of such Loan Party) imposed upon such Loan Party and its respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and, to the extent that such Loan Party deems necessary, such Loan Party shall have set aside on its books adequate reserves with respect thereto; and provided further that such Loan Party will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

Section 6.08 Visits by Lenders. Each Loan Party shall permit the Lenders, through the Agent or any Lender’s other designated representatives, to visit the properties of such Loan Party and to discuss the affairs, finances and accounts of such Loan Party with, and to be advised as to the same by, its officers, upon reasonable Notice and all at such reasonable times and intervals as the Agent and any Lender may reasonably request.

Section 6.09 Compliance with Laws, Contracts, Licenses, and Permits. Each Loan Party will comply with (a) the laws and regulations applicable to such Loan Party (including, without limitation, ERISA) wherever its business is conducted, (b) the provisions of its charter documents and by-laws or other constituent documents, (c) all agreements and instruments by which it or any of its properties may be bound, and (d) all decrees, orders, and judgments applicable to such Loan Party, except where in any such case the failure to comply with any of the foregoing would not have a Material Adverse Effect. If at any time while any portion of the Loans, any Note as may be issued hereunder, any Letter of Credit or any Commitment is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any Governmental Authority shall become necessary or required in order that any Loan Party may fulfill any of its obligations hereunder or under any other Loan Document, each Loan Party will promptly take or cause to be taken all reasonable steps within the power of such Loan Party to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

Section 6.10 Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of the Loans and the Letters of Credit solely for the purposes described in Section 5.12.

Section 6.11 Covenant to Give Security.

(a) No Loan Party shall form or acquire any Subsidiary that is not (i) a Project Company or (ii) a Subsidiary that is to become a Project Company.

(b) Upon the acquisition of any property by any Loan Party (other than property consisting of a Person that is a CFC, any CFC, a Subsidiary that is held directly or indirectly by a CFC or a Project Company or is to become a Project Company, or a Project Company), if such property shall not already be subject to a perfected first priority security interest in favor of the Agent for the benefit of the Secured Parties (subject, however, to any Permitted Liens and subject to the qualifications that OpCo shall not have any obligations to pledge the Equity interests in Canadian Holders), the applicable Loan Party shall, upon the reasonable request of the Agent, at its own expense:

(i) within 30 days after such acquisition, furnish to the Agent a description of the property so acquired in detail reasonably satisfactory to the Agent,

(ii) within 45 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, intellectual property security agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) within 45 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary in the reasonable opinion of the Agent to vest in the Agent for the benefit of the Secured Parties valid and subsisting Liens on such property, enforceable against all third parties (subject, however, to Permitted Liens),

(iv) within 60 days after such acquisition, deliver to the Agent, upon the reasonable request of the Agent, a signed copy of a favorable opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Agent may reasonably request, and

(v) as promptly as practicable after any acquisition of a real property, deliver, upon the reasonable request of the Agent, to the Agent with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the

Agent, provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Agent,

(c) At any time upon reasonable request of the Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, intellectual property security agreements and other security and pledge agreements.

Section 6.12 Maintenance of Insurance. Each Loan Party shall, if such Loan Party owns any assets or property other than cash, Cash Equivalents, bank accounts or Equity Interests, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party operates; provided, however, that any Loan Party may self-insure (which may include the establishment of reserves, allocation of resources, establishment of credit facilities and other similar arrangements) to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party operates and to the extent consistent with prudent business practice.

Section 6.13 Financial Covenants.

(a)	OpCo will not:

(i) OpCo Interest Coverage Ratio. Permit the OpCo Interest Coverage Ratio for the most recently completed Measurement Period to be less than 1.75 to 1.0.

(ii) OpCo Leverage Ratio. Permit the OpCo Leverage Ratio for the most recently completed Measurement Period to be greater than 5.5 to 1.0.

(b)	US Holdings will not:

(i) US Holdings Interest Coverage Ratio. Permit the US Holdings Interest Coverage Ratio for the most recently completed Measurement Period to be less than 1.75 to 1.0.

(ii) US Holdings Leverage Ratio. Permit the US Holdings Leverage Ratio for the most recently completed Measurement Period to be greater than 5.5 to 1.0.

Section 6.14 Indebtedness. No Loan Party will create, incur, assume or suffer to exist any Funded Debt, except:

(a)	Funded Debt under the Loan Documents;

(b)	Funded Debt outstanding on the date hereof and listed on Schedule 6.14 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Funded Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Funded Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Funded Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Funded Debt does not exceed the then applicable market interest rate (“Permitted Refinancing Indebtedness”);

(c)	in the case of OpCo, (x) Funded Debt that is subordinated in right of payment to the Obligations of OpCo under the Loan Documents on terms reasonably satisfactory to the Agent and (y) Obligations in respect of any Cash Management Agreement;

(d)	in the case of Canadian Holdings, (x) Funded Debt in an amount not to exceed the purchase price, development cost and construction costs of property incurred by Canadian Holdings and (y) Funded Debt owed to a Project Company, which Funded Debt consists of loans made by such Project Company in lieu of distributions and is subordinated in right of payment to the Obligations of Canadian Holdings under the Loan Documents on terms reasonably satisfactory to the Agent, provided that after giving Pro Forma Effect to any such purchase or other acquisition in accordance with clause (b) of the definition of Covenant Cash Flow, OpCo shall be in compliance with each of the covenants set forth in Section 6.13;

(e)	in the case of US Holdings, Funded Debt, provided that after giving Pro Forma Effect to such Funded Debt, OpCo and US Holdings shall be in compliance with each of the covenants set forth in Section 6.13;

(f)	Obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

(g)	to the extent constituting Funded Debt, obligations arising under the Cash Sweep and Credit Support Agreement and the Management Services Agreement.

Section 6.15 Liens. No Loan Party will create any Lien upon or with respect to any of its properties, or assign any right to receive income, in each case to secure or provide for the payment of any debt of any Person, other than:

(i)	purchase money liens or purchase money security interests upon or in any property acquired by such Loan Party in the ordinary course of business to secure the purchase price or construction cost of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property or construction of improvements on such property;

(ii)	Liens existing on property acquired by any Loan Party at the time of its acquisition, provided that such Liens were not created in contemplation of such acquisition and do not extend to any assets other than the property so acquired;

(iii)	Liens securing Funded Debt recourse for which is limited to specific assets of such Loan Party, created for the purpose of financing the acquisition, improvement or construction of the property subject to such Liens;

(iv)	the replacement, extension or renewal of any Lien permitted by clauses (i) through (iii) of this Section 6.15 upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in the direct or indirect obligor) of the indebtedness secured thereby;

(v)	Liens upon or with respect to margin stock;

(vi)	(a) deposits or pledges to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security; (b) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of like general nature in the ordinary course of business; (c) Liens for property taxes not delinquent and Liens for taxes which in good faith are being contested or litigated and, to the extent that a Loan Party deems necessary, such Loan Party shall have set aside on its books adequate reserves with respect thereto; (d) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of sixty (60) days or more or which are in good faith being contested or litigated and, to the extent that a Loan Party deems necessary, such Loan Party shall have set aside on its books adequate reserves with respect thereto; and (e) other matters described in Schedule 5.03 (the “Permitted Liens”);

(vii)	Liens created by the Loan Documents; and

(viii)	To the extent constituting liens, the rights of the parties to the Cash Sweep and Credit Support Agreement and the Management Services Agreement to borrow cash from OpCo and the Borrowers.

(ix)	In the case of OpCo and US Holdings, any other Liens or security interests (other than Liens or security interests described in clauses (i) through (vii) of this Section 6.15), if the aggregate principal amount of the indebtedness secured by all such Liens and security interests (without duplication) does not exceed in the aggregate US$5,000,000 at any one time outstanding;

provided that (x) the aggregate principal amount of the indebtedness secured by the Liens described in clauses (i) through (iii) of this Section 6.15, inclusive, shall not exceed the greater of the aggregate fair value, the aggregate purchase price or the aggregate construction cost, as the case may be, of all properties subject to such Liens and (y) in no event shall OpCo create or suffer to exist any Lien on the Equity Interests of Canadian Holdings.

Section 6.16 Investments. No Loan Party will make or hold any Investments, except:

(a)	Investments held by the Loan Parties in the form of cash and Cash Equivalents;

(b)	advances to officers, directors and employees of the Loan Parties in an aggregate amount not to exceed US$1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)	(i) Investments by the Loan Parties in their respective Subsidiaries in an amount equal to the sum of (A) Investments outstanding on the date hereof, plus (B) any returns thereon from and after the date hereof;

(ii) Investments by any Loan Party in another Loan Party; and

(iii) Investments by any Loan Party in a Subsidiary owned, in whole or in part, by it on the Agreement Effective Date, plus Investments that would be permitted by Section 6.16(g) (without giving effect to clause (iii)(B) thereof) and other Investments;

(d)	Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(e)	to the extent constituting Investments and Guarantees permitted by Section 6.14;

(f)	Investments existing on the date hereof (without duplication of those referred to in Section 6.16(c)(i)) and set forth on Schedule 6.16(f));

(g)	the purchase or other acquisition of all or any portion of the Equity Interests in, or in the case of the Guarantor, the purchase by the Guarantor of all or substantially all of the property of, any Person that, upon the consummation thereof, will be owned directly by a Borrower or one or more of the other Loan Parties (including as a result of a merger or consolidation with another Loan Party); provided that, with respect to each purchase or other acquisition made pursuant to this Section 6.16(g):

(i) the Loan Parties shall comply with the requirements of Section 6.11, to the extent applicable;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrowers and their Subsidiaries in the ordinary course or otherwise comprising a “clean energy” business, including, without limitation, pipeline, transmission, nuclear, oil and gas, shale gas, clean coal and regulated utilities in the clean energy sector;

(iii) (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition in accordance with clause (b) of the definition of “Covenant Cash Flow” no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, OpCo and US Holdings shall be in pro forma compliance with all of the covenants set forth in Section 6.13, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby, and OpCo shall deliver to the Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations for this clause (B) in reasonable detail; and

(iv) the Borrowers shall have delivered to the Agent and each Lender, solely with respect to the consummation of any Acquisition for an amount of US$50,000,000 or more, at least one (1) Business Day prior to the date on which any such Acquisition is to be consummated (provided that if no Borrowing will be made in connection with such Acquisition, the Borrowers shall deliver to the Agent and each Lender the following certificate no later than thirty (30) days following the closing date of such Acquisition), a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)	to the extent (if any) constituting an Investment, Swap Contracts permitted by Section 6.14;

(i)	to the extent constituting an Investment, Investments made in NEER ROFO Assets (as defined in the RoFo Agreement); provided that, with respect to each Investment made pursuant to this Section 6.16(i):

(x) the Loan Parties shall comply with the requirements of Section 6.11, to the extent applicable;

(y) (A) immediately before and immediately after giving pro forma effect to any such Investment in accordance with clause (b) of the definition of “Covenant Cash Flow”, no Default shall have occurred and be continuing and (B) immediately after giving effect to such Investment, OpCo and US Holdings shall be in pro forma compliance with all of the covenants set forth in Section 6.13, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby, and the Borrower shall deliver to the Agent a certificate of its chief executive officer, chief financial officer, treasurer or controller demonstrating such compliance calculations in reasonable detail; and

(z) the Borrowers shall have delivered to the Agent and each Lender, at least three Business Days prior to the date on which any such Investment is to be consummated, a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such Investment; and

(j)	so long as no Default has occurred and is continuing or would result from such Investment, any other Investments (other than Investments described in clauses (a) through (i) above) made since the Agreement Effective Date in an amount not to exceed the greater of (i) US$150,000,000 and (ii) 2.00% of Total Assets (which shall be measured as of the date such Investment is made and shall take into account any Investment previously or concurrently made pursuant to this clause (j) and then held as of such date) in the aggregate, provided that, in each case, none of the Loan Parties shall create or acquire any Subsidiary that is not a Project Company.

Section 6.17 Fundamental Changes. No Loan Party will merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom, (a) Canadian Holdings may dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to another Loan Party and (b) US Holdings may dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to OpCo.

Section 6.18 Dispositions. No Loan Party will make any Disposition or, in the case of any Borrower, issue, sell or otherwise transfer or dispose of any of its Equity Interests, except:

(a)	Dispositions of obsolete, damaged, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)	Dispositions of inventory in the ordinary course of business;

(c)	Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)	Dispositions of property, or issuances of its Equity Interests, by Canadian Holdings to another Loan Party;

(e)	Dispositions permitted by Sections 6.17 or 6.19;

(f)

Dispositions by a Loan Party not otherwise permitted under this Section 6.18; provided that, (i) no Default has occurred and is continuing at the time of and immediately after giving effect to such Disposition and (ii) only if the relevant Disposition is in excess of US$10,000,000, after giving Pro Forma Effect to such Disposition, OpCo and US

Holdings shall be in pro forma compliance with all of the covenants set forth in Section 6.13, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.04(a), (b) or (c) and provided further that after giving effect to any such Disposition of less than 100% of the Equity Interests of any Project Company, the applicable Borrower shall retain Control of such Project Company;

(g)	Disposition of cash or Cash Equivalents; and

(h)	Dispositions of property, or issuances of its Equity Interests, by US Holdings to OpCo.

provided, however, that any Disposition pursuant to this Section 6.18 shall be for fair market value.

Section 6.19 Restricted Payments. No Loan Party will make, directly or indirectly, any Restricted Payment, except that:

(a)	each Loan Party (other than OpCo) may make Restricted Payments to OpCo, or to any other Person that owns a direct Equity Interest in such Loan Party, ratably according to their respective holdings of the type of Equity Interests in respect of which such Restricted Payment is being made;

(b)	each Loan Party may declare and make distributions payable solely in the common stock or other common Equity Interests (including any Tracking Interests) of such Person;

(c)	each Loan Party may purchase, redeem or otherwise acquire its common Equity Interests (including any Tracking Interests) with the proceeds received from the substantially concurrent issue of new common Equity Interests (including any Tracking Interests);

(d)	OpCo may declare and pay distributions in cash or Cash Equivalents to NEE Partners not to exceed an amount necessary to permit NEE Partners to pay reasonable and customary organization and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, umbrella insurance costs, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business);

(e)	each Loan Party may issue common Equity Interests (including any Tracking Interests) to a Loan Party, in each case that is its direct parent;

(f)	so long as no Default has occurred and is continuing or would result from such Restricted Payment, OpCo may declare and pay distributions in cash or Cash Equivalents; provided that immediately after giving Pro Forma Effect to such distribution, OpCo and US Holdings shall be in Pro Forma Compliance with all of the covenants set forth in Section 6.13;

(g)	OpCo may declare and pay distributions in cash or Cash Equivalents to NEE Partners not to exceed an amount necessary to permit NEE Partners to pay franchise fees or similar taxes and fees required to maintain its existence;

(h)	to the extent constituting a Restricted Payment, the Loan Parties may make the, Quarterly Fee Amount (as defined in the Management Services Agreement), the Additional Fee Amount (as defined in the Management Services Agreement), the IDR Fee (as defined in the Management Services Agreement) and the Credit Support Fee (as defined in the Cash Sweep and Credit Support Agreement) as required pursuant to the Cash Sweep and Credit Support Agreement and the Management Services Agreement in an aggregate amount not to exceed in any Measurement Period 20% of Covenant Cash of OpCo for such Measurement Period. Each capitalized term in this paragraph (h) which is not otherwise defined in Section 1.01 shall have the meaning given to them in the Cash Sweep and Credit Support Agreement or the Management Services Agreement, as applicable;

(i)	to the extent constituting a Restricted Payment and so long as no Default has occurred and is continuing or would result from such Restricted Payment, each Loan Party may make Restricted Payments (other than the payments permitted in paragraph (h) above) as required pursuant to the Cash Sweep and Credit Support Agreement and the Management Services Agreement; and

(j)	the Loan Parties may return to NEER or any of its Affiliates any excess cash that is no longer required to be maintained by Genesis Solar Funding, LLC in a debt service reserve account under the terms of any third-party debt financing.

Section 6.20 Change in Nature of Business. No Loan Party will engage in any material line of business substantially different from those lines of business conducted by the Loan Parties on the Agreement Effective Date or any business substantially related or incidental thereto, or otherwise comprising a “clean energy” business, including, without limitation, pipeline, transmission, nuclear, oil and gas, shale gas, clean coal and regulated utilities in the clean energy sector, or permit the Project Companies, taken as a whole, to do so.

Section 6.21 Transactions with Affiliates. No Loan Party will consummate any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than:

(a)	on fair and reasonable terms substantially at least as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate thereof;

(b)	a transaction between one or more Loan Parties;

(c)	any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by a Loan Party and approved by a Responsible Officer of such Loan Party in good faith;

(d)	any issuance of Equity Interests of a Loan Party;

(e)	Restricted Payments that do not violate the provisions of Section 6.19;

(f)	payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of such Loan Party in good faith;

(g)	the existence of, or the performance by a Loan Party of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Agreement Effective Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by such Loan Party of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Agreement Effective Date shall only be permitted by this Section 6.21(g) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than those such agreements to which the Loan Parties are party as of Agreement Effective Date; or

(h)	transactions required or permitted pursuant to the Cash Sweep and Credit Support Agreement, the Management Services Agreement and the RoFo Agreement.

Section 6.22 Burdensome Agreements. No Loan Party will enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any other Loan Party to make Restricted Payments to OpCo or to otherwise transfer property to or invest in OpCo, except for any agreement in effect on the date hereof and set forth on Schedule 6.22 or (ii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations.

Section 6.23 Employee Benefit Plans. No Loan Party will:

(a)	engage in any non-exempt “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for a Borrower or its ERISA Affiliates; or

(b)	permit any Guaranteed Pension Plan sponsored by a Borrower or its ERISA Affiliates to fail to meet the minimum funding standards described in §302 and §303 of ERISA, whether or not such deficiency is or may be waived; or

(c)	fail to contribute to any Guaranteed Pension Plan sponsored by a Borrower or its ERISA Affiliates to an extent which, or terminate any Guaranteed Pension Plan sponsored by a Borrower or its ERISA Affiliates in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Loan Party or any of its Subsidiaries pursuant to §303(k) or §4068 of ERISA; or

(d)	permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001(a)(16) of ERISA) of Guaranteed Pension Plans sponsored by a Borrower or its ERISA Affiliates exceeding the value of the aggregate assets of such plans, disregarding for this purpose the benefit liabilities and assets of any such plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 5.11(c). For purposes of this covenant, poor investment performance by any trustee or investment management of a Guaranteed Pension Plan shall not be considered as a breach of this covenant.

Section 6.24 Sanctions. The Loan Parties will not, and will not permit any Subsidiary to directly or indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds (x) in violation of anti-corruption laws or (y) to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Agent, Issuing Bank or otherwise) of Sanctions.

Section 6.25 Amendments of Organization Documents. No Loan Party will amend any of its Organization Documents, other than amendments that do not, taken as a whole, have a Material Adverse Effect.

Section 6.26 Accounting Changes. No Loan Party will make any change in (a) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (b) fiscal year.

Section 6.27 Prepayments, Etc. of Indebtedness. No Loan Party will prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any unsecured Funded Debt, junior Lien Funded Debt or any Funded Debt which is contractually subordinated to the Obligations, except (a) regularly scheduled payments of principal and interest in respect of such Funded Debt in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Funded Debt was issued or incurred or any subordination agreement in respect of such Funded Debt (provided that such regularly scheduled payments of principal shall not exceed 1.00% per annum of the aggregate principal amount of such Funded Debt), (b) prepayments and repayments of such Funded Debt made from cash of OpCo that at such time would be permitted to be distributed to NEE Partners pursuant to Section 6.19(f), (c) prepayments and repayments of such Funded Debt made with the proceeds of Permitted Refinancing Indebtedness in respect thereof, (d) payments of amounts due and payable under Swap Contracts or under the Cash Sweep and Credit Support Agreement and (e) other prepayments, repayments, redemptions or similar transactions in an amount not to exceed the greater of (i) US$25,000,000 and (ii) 1.00% of Total Assets (which shall be measured as of the date such transaction is consummated and shall take into account any transaction previously or concurrently consummated pursuant to this clause (e)).

Section 6.28 Amendment, Etc. of Indebtedness. No Loan Party will amend, modify or change in any manner any term or condition of any Funded Debt set forth in Schedule 6.14, except for any refinancing, refunding, renewal or extension thereof permitted by Section 6.14[(d)], in a manner materially adverse to the interests of the Agents, any Lender or any Secured Party in their capacity as such, taken as a whole.

Section 6.29 Sales and Lease-Backs. No Loan Party will become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party has sold or transferred or is to sell or to transfer to any other Person.

Section 6.30 Unrestricted Project Companies. The Borrowers will not cause or permit any Unrestricted Project Companies to (a) create, incur, assume or suffer to exist any Funded Debt or (b) create any Lien upon or with respect to any of its properties, or assign any right to receive income, in each case to secure or provide for the payment of any debt of any Person.

ARTICLE 7

CONDITIONS PRECEDENT

Section 7.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the following conditions precedent, each of which shall have been met or performed in the reasonable opinion of the Agent:

(a)	Execution of the Agreement. This Agreement (and any Notes that are to be provided by the Borrowers if one or more Lenders have, as of the Agreement Effective Date, requested Notes to be issued pursuant to Section 2.10) shall have been duly executed and delivered by the respective Parties hereto and thereto; provided that no Note shall be issued to any Lender hereunder unless specifically requested by such Lender in writing to the Borrowers.

(b)	Collateral Documents. The Agent shall have received the following:

(i)	a security agreement, in in form and substance reasonably acceptable to the Agent and the Lenders (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.11, in each case as amended, the “U.S. Security Agreement”), duly executed by US Holdings and OpCo, together with:

(1)	certificates and instruments representing the Securities Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank,

(2)	proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Liens created under the U.S. Security Agreement, covering the Collateral described in the U.S. Security Agreement,

(3)	UCC, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens),

(4)	the Deposit Account Control Agreements, in each case as referred to in the Security Agreement and duly executed by the appropriate parties,

(5)	a Perfection Certificate, in substantially the form of Exhibit D-1, duly executed by each of the Loan Parties, and

(6)	evidence that all other actions, recordings and filings that the Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements); and

(ii)	a security agreement, in form and substance reasonably acceptable to the Agent and the Lenders (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.11, in each case as amended, the “Canadian Security Agreement”), duly executed by Canadian Holdings, together with:

(1)	certificates and instruments representing the Securities Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank, and

(2)	evidence that all other actions, recordings and filings that the Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Canadian Security Agreement has been taken; and

(iii)	a guarantee, in form and substance reasonably acceptable to the Agent and the Lenders (as amended, the “NEE Partners Guaranty”), duly executed by NEE Partners.

(c)	Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Loan Party and NEE Partners of this Agreement, any other Loan Document to which they are a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders and the Issuing Banks shall have been provided by the Loan Parties to the Agent.

(d)	Incumbency Certificates. Each Loan Party and NEE Partner shall have provided an incumbency certificate to the Agent, each such certificate being dated as of the Agreement Effective Date, signed by their respective duly authorized officers, and giving the name and bearing a specimen signature of each individual who shall be authorized: (1) to sign in the name and on behalf of such Loan Party or NEE Partners, as applicable each of the Loan Documents to which it is a party (2) in the case of each Borrower, to make requests for Borrowings and Interest Rate Notices, and (3) to give notices and to take other action on its behalf under the Loan Documents.

(e)	Solvency Certificates. The Agent shall have received certificates attesting to the Solvency of each Loan Party before and after giving effect to the transactions contemplated hereby, from its chief financial officer, in form and substance reasonably acceptable to the Agent and the Lenders.

(f)	Borrower’s Certificate. The Agent shall have received OpCo’s executed certificate (dated as of the Agreement Effective Date) substantially in the form of Exhibit C.

(g)	Projections. The Agent shall have received the Agreement Effective Date Projections (which shall be deemed satisfied by the delivery to the Agent of the Form S-1).

(h)	Opinions of Counsel. The Agent shall have received a favorable opinion addressed to the Lenders, the Issuing Banks and the Agents, dated as of the Agreement Effective Date, (i) in form and substance reasonably acceptable to the Agent and the Lenders, from Squire Patton Boggs (US) LLP, counsel to the Loan Parties and (ii) in form and substance reasonably acceptable to the Agent and the Lenders, from McCarthy Tetrault LLP, Canadian counsel to the Loan Parties (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agent for the Lenders, the Issuing Banks and the Agents).

(i)	No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender or any Issuing Bank would make it illegal for such Lender to make any Loan or any Issuing Bank to issue any Letters of Credit.

(j)	Governmental Regulation. Each Lender and each Issuing Bank shall have received such statements in substance and form reasonably satisfactory to such Lender or such Issuing Bank as such Lender or such Issuing Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Federal Reserve Board, including, without limitation, applicable “know your customer” requirements.

(k)	Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and the Issuing Banks and to counsel for the Agents, and the Lenders, the Issuing Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

(l)	Payment of Fees and Expenses. The Borrowers shall have paid all accrued fees and expenses of the Agents (including the accrued fees and expenses of counsel to the Agents) and the up-front fees then payable to the Lenders.

(m)	Completion of IPO. The IPO shall have been consummated.

Section 7.02 Each Loan. The obligation of each Lender to make each Loan pursuant to Section 2.01 herein is subject to the following conditions precedent, each of which shall have been met or performed by the Borrowing Date with respect to each such Loan:

(a)	Borrowing Notice. The Borrowers shall have delivered the relevant Borrowing Notice to the Agent as provided for in Section 2.02.

(b)	No Default. No Default shall have occurred and be continuing or will occur upon the making of the Loan on such Borrowing Date.

(c)	Representations. Each of the representations and warranties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date).

(d)	Material Project Companies. (i) No Material Project Company shall be in default under Section 8.01(e) and (ii) no Material Project Company shall be the subject of any Insolvency Proceeding.

Section 7.03 Each Letter of Credit. The obligation of each Issuing Bank to issue any Letter of Credit pursuant to Section 3.01 herein is subject to the following conditions precedent, each of which shall have been met or performed by the proposed date of issuance of such Letter of Credit:

(a)	Request for Issuance. The Borrowers shall have delivered to the applicable Issuing Bank the written request of such Letter of Credit provided for in Section 3.02(a).

(b)	No Default. No Default shall have occurred and be continuing or will occur upon the date of issuance of such Letter of Credit.

(c)	Representations. Each of the representations and warranties contained in this Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the time of the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date).

(d)	Material Project Companies. (i) No Material Project Company shall be in default under any Funded Debt aggregating US$50,000,000 or more and (ii) no Material Project Company shall be the subject of any Insolvency Proceeding.

Section 7.04 Determinations Under Section 7.01. For purposes of determining compliance with the conditions specified in Section 7.01, each Lender and each Issuing Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders and the Issuing Banks unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender or such Issuing Bank prior to the date that the Borrowers, by notice to the Agent, the Issuing Banks and the Lenders, designates as the proposed Agreement Effective Date, specifying its objection thereto. The Agent shall promptly notify the Issuing Banks and the Lenders of the occurrence of the Agreement Effective Date.

ARTICLE 8

EVENTS OF DEFAULT, ACCELERATION, ETC.

Section 8.01 Events of Default and Acceleration. The following events shall constitute “Events of Default” for purposes of this Agreement:

(a)	Either Borrower shall fail to pay any principal of any Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

(b)	Either Borrower shall fail to pay any interest on any Loan, any fees or other sums due hereunder or under any of the other Loan Documents, for a period of three (3) Business Days following the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

(c)	(i) Any Loan Party shall fail to perform any term, covenant or agreement contained in Section 6.05, Section 6.06 (but only as to corporate existence), Section 6.10, Section 6.11, Section 6.13 through 6.30, inclusive, or, for so long as NEE Partners has any obligations pursuant to the NEE Partners Guaranty, NEE Partners shall fail to perform any term, covenant or agreement contained in Section [ ] of the NEE Partners Guaranty or (ii) any Loan Party shall fail to perform any term covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 8.01) for thirty (30) days after Notice of such failure has been given to the Borrowers by the Agent or any Lender; or

(d)	Any representation or warranty of any Loan Party in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, or for so long as NEE Partners has obligations pursuant to the NEE Partners Guaranty any representation or warranty of NEE Partners in the NEE Partners Guaranty, shall prove to have been false in any material respect upon the date when made or deemed to have been made by the terms of this Agreement; or

(e)	Any Loan Party, NEE Partners (if the NEE Partners Guaranty is in effect) or, after March 31, 2016 and subject to the proviso below, any Material Project Company, shall default in the payment when due of any principal of or any interest on any Funded Debt aggregating US$50,000,000 or more, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Funded Debt, in an aggregate amount of US$50,000,000 or more, for such period of time as would permit (assuming the giving of appropriate notice or the lapse of time if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless such failure shall have been cured by such Loan Party, NEE Partners or such Material Project Company, as the case may be, or effectively waived by such holder or holders, provided that no Event of Default shall result under this paragraph (f) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving Pro Forma Effect thereto, US Holdings or OpCo would be in violation of Section 6.13, provided further, that no Event of Default shall result under this paragraph (e) from an event or circumstance under the Cash Sweep and Credit Support Agreement until NEER shall have initiated or participated in legal proceedings to enforce its right to payment under the Cash Sweep and Credit Support Agreement; or

(f)	Any Loan Party, NEE Partners (if the NEE Partners Guaranty is in effect) or, after March 31, 2016 and subject to the proviso below, any Material Project Company shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person, or of all or a substantial part of the assets of such Person, (2) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (7) take any corporate action for the purpose of effecting any of the foregoing; provided that no Event of Default shall result under this paragraph (f) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving Pro Forma Effect thereto, US Holdings or OpCo would be in violation of Section 6.13; or

(g)

without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of any Loan Party, NEE Partners (if the NEE Partners Guaranty is in effect) or, after March 31, 2016 and subject to the proviso below, any Material Project Company: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts unless such proceeding is contested in good faith by such Person; and, if the proceeding is being contested in good faith by such Person, the same shall continue undismissed, or unstayed and in effect, for any period of ninety (90) consecutive days, or an order for relief against such Person shall be entered in any involuntary case under the Bankruptcy Code; provided that no Event of Default shall result under this paragraph (g) from an event or circumstance limited to a Material Project Company unless, as result thereof and giving Pro Forma Effect thereto, US Holdings or OpCo would be in violation of Section 6.13; or

(h)	there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Loan Party or, NEE Partners (if the NEE Partners Guaranty is in effect) that, with other then undischarged, unsatisfied and unstayed, outstanding final judgments against such Loan Party, as the case may be, exceeds in the aggregate US$50,000,000; or

(i)	any of the Loan Documents or the NEE Partners Guaranty (other than to the extent provided therein) shall be canceled, terminated, revoked or rescinded by any applicable Loan Party or NEE Partners, respectively, other than in accordance with the terms thereof or with the express prior written agreement, consent or approval of all Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the NEE Partners Guaranty (other than to the extent provided therein) shall be commenced by or on behalf of any applicable Loan Party, or NEE Partners, respectively, or any of their stockholders, or any court or any other Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the NEE Partners Guaranty is illegal, invalid or unenforceable in accordance with the terms thereof; or

(j)	(i) with respect to any Guaranteed Pension Plan, (A) an ERISA Reportable Event shall have occurred; (B) an application for a minimum funding waiver shall have been filed; (C) a notice of intent to terminate such plan pursuant to Section 4041(a)(2) of ERISA shall have been issued; (D) a lien under Section 303(k) of ERISA shall be imposed; (E) the PBGC shall have instituted proceedings to terminate such plan; (F) the PBGC shall have applied to have a trustee appointed to administer such plan pursuant to Section 4042 of ERISA; or (G) any event or condition that constitutes grounds for the termination of, or the appointment of a trustee to administer, such plan pursuant to Section 4042 of ERISA shall have occurred or shall exist, provided that with respect to the event or condition described in Section 4042(a)(4) of ERISA, the PBGC shall have notified a Borrower or any ERISA Affiliate that it has made a determination that such plan should be terminated on such basis; or (ii) with respect to any Multiemployer Plan, a Borrower or any ERISA Affiliate shall incur liability as a result of a partial or complete withdrawal from such plan or the reorganization, insolvency or termination of such plan; and, in the case of each of (i) or (ii), the Majority Lenders shall have determined in their reasonable discretion that such events or conditions, individually or in the aggregate, reasonably could be expected likely to result in liability of the Borrowers in an aggregate amount exceeding US$50,000,000; or

(k)	there shall occur any Change of Control; or

(l)	any Collateral Document after delivery thereof pursuant to Section 7.01 or 6.11 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 6.15) on the Collateral purported to be covered thereby.

Notwithstanding anything to the contrary contained in this Article 8, in the event that OpCo or US Holdings fails to comply with the requirements of Section 6.13, until the expiration of the tenth (10th) day subsequent to the date the certificate calculating such compliance is required to be delivered pursuant to Section 6.04(a) or (b) (the period from such failure to comply to such tenth (10th) day, the “Cure Period”), OpCo or US Holdings shall have the right to receive cash contributions to the capital of OpCo or US Holdings, as applicable (collectively, the “Cure Right”), and upon the receipt by OpCo or US Holdings, as applicable, of such cash (the “Cure Amount”) pursuant to the exercise by OpCo or US Holdings of such Cure Right compliance with the covenants set forth in Section 6.13 shall be recalculated giving effect to the following pro forma adjustments:

(i)	Covenant Cash Flow of OpCo or US Holdings, as applicable, shall be increased, solely for the purpose of measuring compliance with Section 6.13 by an amount equal to the Cure Amount; and

(ii)	if, after giving effect to the foregoing recalculations, OpCo or US Holdings, as applicable, shall then be in compliance with the requirements of Section 6.13, OpCo or US Holdings, as applicable, shall be deemed to have satisfied the requirements of Section 6.13 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.13 that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (a) in each Measurement Period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (b) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.13 as of the relevant date of determination and (c) for the initial Measurement Period with respect to which such equity cure was made, the increase in Covenant Cash Flow of OpCo or US Holdings, as applicable, resulting from the exercise of the Cure Right shall be disregarded for purposes of determining the availability or amount of any covenant baskets and, for the purposes of determining compliance with any covenants that require pro forma compliance with Section 6.13, shall not result in any pro forma increase in cash or debt reduction except to the extent such proceeds are actually applied to prepay indebtedness. For the avoidance of doubt, the increase in Covenant Cash Flow of OpCo or US Holdings, as applicable, resulting from the exercise of the Cure Right shall not be disregarded in any period subsequent to the initial Measurement Period, for any of the purposes described in clause (c).

Section 8.02 Lenders’ Remedies. Upon the occurrence of any Event of Default, for so long as same is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders, by Notice to the Borrowers, take any or all of the following actions:

(a)	declare the Commitment of each Lender to make Loans and any obligation of the Issuing Banks to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)	declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)	require that the Borrowers Cash Collateralize their respective L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)	exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each Issuing Bank to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 4.09 and 4.10, and subject to the further provisions below be applied by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article 4) payable to the Agents in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the respective Issuing Banks arising under the Loan Documents and amounts payable under Article 4, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Agents for the account of the Issuing Banks, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 4.09; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law; provided that in no event shall the proceeds of any recovery against or from Canadian Holdings, or any of its assets, be applied to any obligations, other than the several Obligations of Canadian Holdings hereunder and under the other Loan Documents.

Subject to Section 4.09, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of Article 10 hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE 9

CONTINUING GUARANTY

Section 9.01 Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each other Loan Party to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Agents’ books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 9.02 Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agents, the Issuing Banks and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 9.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any other Loan Party or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any other Loan Party; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 9.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not any other Loan Party or any other person or entity is joined as a party.

Section 9.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Section 9.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any other Loan Party or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 9.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the other Loan Parties owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the other Loan Parties to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the other Loan Parties to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

Section 9.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or any other Loan Party under any debtor relief laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 9.09 Condition of Loan Parties. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each other Loan Party and any other guarantor such information concerning the financial condition, business and operations of such other Loan Party and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any other Loan Party or any other guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 9.10 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 9 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE 10

THE AGENT

Section 10.01 Appointment and Authority.

(a)	Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Agent and Bank of America, N.A. (Canada Branch) to act on its behalf as the Canadian Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and except as otherwise provided herein, no Borrower shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “the Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)

The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the Issuing Banks hereby irrevocably appoint and authorize the Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 10.06 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Article 10 and Article 11 (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 10.02 Rights as a Lender, Issuing Bank. The Person serving as an Agent hereunder shall have the same rights and powers when acting in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank, and may exercise such rights and powers as though it were not an Agent, and the term “Lender,” “Lenders,” “Issuing Bank” and “Issuing Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or any Subsidiary or other affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 10.03 Exculpatory Provisions.

(a)	The duties and obligations of each Agent are only as expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, each Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Insolvency Proceedings or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Insolvency Proceedings; and

(iii)	shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of the Borrowers’ affiliates that is communicated to or obtained by the Person serving as an Agent or any of its affiliates in any capacity.

(b)	No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 11.01), or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until Notice describing such Default is given to such Agent by a Borrower, a Lender or an Issuing Bank.

(c)	No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 10.04 Reliance by the Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon (provided that the foregoing is not intended to be construed or to operate in derogation of the Notice requirements in Section 11.02). In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, such Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Indemnification. The Lenders agree to indemnify each Agent and each Issuing Bank (to the extent not reimbursed under Section 11.03 and Section 11.04, but without limiting the obligations of the Borrowers under said Sections, and ratably in accordance with its respective Commitment) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted (including by any Lender) against such Agent or such Issuing Bank, as the case may be, arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 and Section 11.04 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Section 10.06 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Agents appointed by such Agent. The exculpatory provisions of this Article shall apply to the Agent’s activities in connection with the syndication of the Commitments as well its activities as an Agent, and also shall apply to the activities any such sub-Agent permitted herein. No Agent shall be responsible for the negligence or misconduct of any sub-Agent except to the extent that such Agent acted with gross negligence or willful misconduct.

Section 10.07 Resignation or Removal of the Agents.

(a)	An Agent may at any time give Notice of its resignation to the Lenders, the Issuing Banks and the Borrowers. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, and, so long as no Default is continuing, subject to the consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an affiliate thereof with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives Notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, in consultation with the Borrowers, and, so long as no Default is continuing, subject to the consent of the Borrowers, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such Notice on the Resignation Effective Date.

(b)	If the Person serving as an Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by Notice to the Borrowers and such Person remove such Person as the Agent and, in consultation with the Borrowers, and, so long as no Default is continuing, subject to the consent of the Borrowers, appoint a successor, which successor Agent shall be a Lender and maintain an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such Notice on the Removal Effective Date.

(c)	With effect from the Resignation Effective Date or the Removal Effective Date (as applicable): (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that, in the event any collateral security is then being held by the Agent on behalf of the Lenders, or the Issuing Banks under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed); and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for in this Section 10.07. Upon the acceptance by a successor of such appointment for it to act as successor Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall, except as provided above, be discharged from all of its duties and obligations hereunder or under the other Loan Documents (provided that the foregoing shall not relieve the retiring or removed Agent from any liability for its gross negligence or willful misconduct hereunder). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to the predecessor Agent unless otherwise agreed between the Borrowers and such successor Agent. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 10 and Section 11.03 and Section 11.04 shall continue in effect for the benefit of such retiring or removed Agent and its sub-Agents in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as the Agent hereunder.

(d)	Any resignation by Bank of America, N.A., as the Agent pursuant to this Section 10.07 shall also constitute its resignation as Issuing Bank and the resignation of Bank of America, N.A. (Canada Branch) as Canadian Agent. If Bank of America, N.A. resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank provided for hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto. Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (1) such successor shall succeed to and become vested with all of the rights, powers, privileges, duties and obligations of the retiring Issuing Bank, (2) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (provided that the foregoing shall not relieve the retiring Issuing Bank from any liability for its gross negligence or willful misconduct hereunder), and (3) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, that were issued by the retiring Issuing Bank and which remain outstanding at the time of such succession or make other arrangements satisfactory to Bank of America, N.A. to effectively assume the obligations of Bank of America, N.A. with respect to such outstanding Letters of Credit.

Section 10.08 Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.09 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or an Issuing Bank hereunder.

Section 10.10 Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Insolvency Proceeding or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Agents under Sections 2.03, 3.07, 11.03 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Section11.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Majority Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in clauses (a) through (g) of Section 11.01 of this Agreement, (iii) the Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 10.11 Collateral and Guaranty Matters. Without limiting the provision of Section 10.10, the of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the Issuing Banks irrevocably authorize the Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Agent and the applicable Issuing Bank shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes [“Excluded Property”] (as such term is defined in the Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Agent at any time, the Majority Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11. In each case as specified in this Section 10.11, the Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.11.

The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.12 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, the Agents shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Agents have received written notice of such Obligations, together with such supporting documentation as the Agents may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Consents, Amendments, Waivers, Etc. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by one or more or all Lenders may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Loan Party of any terms of this Agreement or such other instrument or the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Loan Parties and the written consent of the Majority Lenders. Notwithstanding the foregoing, (a) except as contemplated in Section 2.11, the rate of interest on and the term of the Loans, the Loan Maturity Date, the principal amount of the Loans owing to each Lender, the dates on which interest is required to be paid hereunder, the amount and dates of payment of the fees or principal owing each Lender hereunder may not be changed, the amount of each Lender’s Commitment hereunder may not be increased and the tenor of each Lender’s obligations under this Agreement may not be extended, in any such case without the written consent of the Loan Parties and the written consent of each Lender affected thereby; (b) Section 2.13, this Section 11.01, the definition of Majority Lenders, the definition of Pro Rata Share and any provision of the Loan Documents that requires action by all Lenders may not be amended without the written consent of all Lenders; (c) the aggregate amount of the Commitments may not be increased without the written consent of all Lenders; (d) Article 10 may not be amended without the written consent of the Agent; (e) neither Article 3 nor any other provision of this Agreement which affects the rights or obligations of any Issuing Bank may be amended without the written consent of such Issuing Bank; (f) any amendment to or waiver of any condition precedent to the making of any Loan pursuant to Section 2.01(a) or the issuance of any Letter of Credit pursuant to Section 3.01 shall require the consent of the Majority Lenders; (g) the NEE Partners Guaranty may not be released prior to the date that OpCo delivers audited financial statements without the written consent of each Lender and (h) all or substantially all of the value of the Guaranty or the Collateral may not be released without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 10.11 (in which case such release may be made by the Agent acting alone). In furtherance of clause (f) of the second sentence of this Section 11.01, no amendment or waiver of any representation or warranty or any covenant or Event of Default contained in this Agreement shall be deemed to be effective for purposes of determining whether the condition precedent referred to in any such clause has been satisfied unless the Lenders referred to in such clause shall have consented to such amendment or waiver. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent, any Issuing Bank or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any Loan Party shall entitle any Loan Party to other or further notice or demand in similar or other circumstances.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.02 for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 4.10), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any debtor relief law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

Section 11.02 Notices.

(a)	Except as otherwise expressly provided in this Agreement, all notices, demands, consents, waivers, elections, approvals, requests and similar communications required or permitted to be provided in connection with this Agreement (any of the foregoing being referred to as a “Notice”) shall be set forth in writing and shall be given by U.S. registered or certified mail (return receipt requested) or by recognized nationwide courier service (with signature required to evidence receipt), and shall be deemed received by the addressee Party when delivered during normal business hours to such Party’s address as shown below (or such other address as that Party may specify from time to time in a written Notice given pursuant hereto not less than thirty (30) days prior to the date that the new address is intended to become effective); provided that (x) any Notice delivered in accordance with Article 2 or Article 3 may be delivered by facsimile or other specified electronic delivery system acceptable to the Agents and the Loan Parties and (y) any Notice delivered to the appropriate address for the receiving Party at any time other than during normal business hours will be deemed to be given and received by the receiving Party on the next Business Day thereafter:

(i)	if to the Loan Parties, at 700 Universe Boulevard, Juno Beach, Florida 33408-8801, Attention: Treasurer (and for purposes of Notices which can be provided, or confirmed, telephonically or by facsimile as specified in Article 2 or Article 3, Telephone No. (561) 694-6204, Facsimile No. (561) 694-3707), or at such other address for Notice as the applicable Loan Party shall last have furnished in writing to the Person giving the Notice;

(ii)	if to the Agent, at [Address], Attention: (and for purposes of Notices which can be provided, or confirmed, telephonically or by facsimile as specified in Article 2 or Article 3, Telephone No. , Facsimile No. ), or such other address for Notice as the Agent shall last have furnished in writing to the Person giving the Notice;

(iii)	if to the Canadian Agent, at [Address], Attention: (and for purposes of Notices which can be provided, or confirmed, telephonically or by facsimile as specified in Article 2 or Article 3, Telephone No. , Facsimile No. ), or such other address for Notice as the Canadian Agent shall last have furnished in writing to the Person giving the Notice;

(iv)	if to any Lender or any Issuing Bank, at such Person’s address set forth on Schedule I-A, or such subsequent address for Notice as such Person shall have last furnished in writing to the Person giving the Notice.

(b)	So long as Bank of America, N.A. or any of its affiliates is the Agent, materials required to be delivered pursuant to Section 6.04(a), Section 6.04(b), Section 6.04(c), Section 6.04(d) and Section 6.05 shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent, the Lenders and Issuing Banks by e-mail at (or such other address as the Agent may notify the Borrower from time to time). The Loan Parties agree that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrowers, any other Loan Parties or any of their Subsidiaries or any other materials or matters relating to this Agreement, any Notes as may be issued hereunder or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders and the Issuing Banks by posting such notices on DebtDomain or a substantially similar electronic system (the “Platform”). Each Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its affiliates in connection with the Platform. The Agent shall not be liable (except to the extent that such liability arises out of the gross negligence, bad faith or willful misconduct of the Agent or its Related Parties) for any damages arising from the use by unintended recipients of any information or other materials distributed by the Agent, pursuant to this Section 11.02(b) or Section 11.02(c) through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)

Each Lender and each Issuing Bank agrees that Notice to it (as provided in the next sentence) (a “Communication Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender or such Issuing Bank, as the case may be, for purposes of this Agreement; provided that if requested by any Lender or any Issuing Bank, the Agent shall deliver a copy of the Communications to such Lender or such Issuing Bank, as the case may be, by email or facsimile. Each Lender and each Issuing Bank agrees (i) to notify the Agent in writing of such Lender’s or Issuing Bank’s, as the case may be,

e-mail address to which a Communication Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender or such Issuing Bank, as the case may be, becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender or such Issuing Bank, as the case may be) and (ii) that any Communication Notice may be sent to such e-mail address.

Section 11.03 Expenses. Each Loan Party agrees to pay promptly following receipt of written invoices describing in reasonable detail (a) the reasonable fees, expenses and disbursements of the Agents’ external counsel incurred in connection with the administration or interpretation of the Loan Documents and other instruments mentioned herein, the closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (b) the reasonable fees, expenses and disbursements of the Agents and the Issuing Banks incurred by the Agents or the Issuing Banks in connection with the administration or interpretation of the Loan Documents and other instruments mentioned herein, and (c) all reasonable out-of-pocket expenses including reasonable external attorneys fees and costs incurred by any Lender, any Agent or any Issuing Bank (provided that the Borrowers shall only be responsible for the reasonable fees and expenses of one counsel engaged to represent all such Parties taken as a whole unless any actual or potential conflict of interest between such Parties makes it inappropriate for one counsel to represent all such Parties, in which event the Borrowers shall be responsible for the reasonable fees and expenses of one additional counsel for each group of affected Parties similarly situated taken as a whole) in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any Loan Party or the administration thereof after the occurrence of a Default, (ii) defending against any action brought by the Borrowers or their affiliates against any Agent, any Lender or any Issuing Bank arising under or relating to any of the Loan Documents unless the Borrowers or their affiliates are the prevailing party in such action, and (iii) any litigation, proceeding or dispute brought by such Lender, Agent or Issuing Bank against any Loan Party (whether arising hereunder or otherwise in connection with the transactions contemplated hereby) in which such Lender, Agent or Issuing Bank is the prevailing party (but without derogation to the provisions of Section 11.04). The covenants of this Section 11.03 shall survive payment or satisfaction of payment of amounts owing with respect to any Notes as may be issued hereunder.

Section 11.04 Indemnification. Each Loan Party agrees to indemnify and hold harmless the Agents, the Issuing Banks and the Lenders and their respective Related Parties (each, an “Indemnitee”) from and against any and all claims, actions and suits by a third party (which third party may, for these purposes, include the Agents or any Issuing Bank or Lender) (collectively, “Actions”), whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses payable by any Indemnitee to any third party (which third party may, for these purposes, include the Agents or any Issuing Bank or Lender) (collectively, “Liabilities”) of every nature and character incurred by or awarded against any such Indemnitee (including the reasonable fees and expenses of counsel), in each case arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by any Loan Party of the proceeds of any Loan or any Letter of Credit, or (b) any Loan Party entering into or performing this Agreement or any of the other Loan Documents; provided that the liabilities, losses, damages and expenses indemnified pursuant to this Section 11.04 shall not include any liabilities, losses, damages and expenses in respect of any taxes, levies, imposts, deductions, charges or withholdings, indemnification for which is provided on the basis, and to the extent, specified in Section 4.08; and provided further, that such indemnity shall not be available as to any Indemnitee, to the extent that such liabilities, losses, damages and expenses arise out of the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, as determined by a court of competent jurisdiction in a final, non-appealable judgment. In the event than any Indemnitee shall become subject to any Action or Liability with respect to any matter for which indemnification may apply pursuant to this Section 11.04 (a “Indemnity Claim”), such Indemnitee shall give Notice of such Indemnity Claim to the Loan Parties by telephone to at (561) 694-6204 and also in accordance with the written Notice requirements in Section 11.02). Such Indemnitee may retain counsel and conduct the defense of such Indemnity Claim, as it may in its sole discretion deem proper, at the sole cost and expense of the Loan Parties. So long as no Default shall have occurred and be continuing hereunder, no Indemnitee shall compromise or settle any claim without the prior written consent of the Loan Parties, which consent shall not unreasonably be withheld or delayed (provided, that the Loan Parties shall only be responsible for the reasonable fees and expenses of one counsel for all Indemnitees taken as a whole unless any actual or potential conflict of interest between such Indemnitees makes it inappropriate for one counsel to represent all such Indemnitees, in which event the Loan Parties shall be responsible for the reasonable fees and expenses of one additional counsel for each group of affected Indemnitees similarly situated taken as a whole). If, and to the extent that the obligations of the Loan Parties under this Section 11.04 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.04 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any of its directors, security holders or creditors (unless such Loan Party, director, security holder or creditor prevails), an Indemnitee or any other person or the affected Indemnitee is a party thereto and whether or not the transactions contemplated hereby are consummated. Each Party also agrees not to assert any claim against any other Party or any of their respective affiliates, or any of their respective directors, officers, employees, attorneys and the Agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any Notes as may be issued hereunder, this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or the Letters of Credit (provided that the foregoing shall not preclude any Indemnitee from seeking to recover the preceding types of damages from the Loan Parties to the extent same are specifically payable by such Indemnitee to any third party).

Section 11.05 Survival of Covenants, Etc. All covenants, agreements representations and warranties made herein, in any Notes as may be issued hereunder, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lenders, the Issuing Banks and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans and the issuance by the Issuing Banks of the Letters of Credit as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Notes as may be issued hereunder or any of the other Loan Documents remains outstanding. All statements contained in any certificate or other paper delivered to any Lender, any Issuing Bank or any Agent at any time by or on behalf of the

Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 11.03 and Section 11.04 shall survive the payment in full of principal, interest and all other amounts hereunder and under any Notes as may be issued hereunder.

Section 11.06 Assignment and Participation.

(a)	Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender or Issuing Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b) or Section 11.06(f), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any Party shall be null and void). Other than as specified in Section 10.08 and Section 11.04, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties, their respective successors and assigns permitted hereby, and Participants to the extent provided in Section 11.06(d)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments by Lenders and Issuing Banks. Any Lender or Issuing Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, its L/C Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A)	in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment, Issuing Bank’s L/C Commitment and/or the Loans at the time owing to it, no minimum amount need be assigned; and

(B)	in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment or L/C Commitment, as applicable (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans in each case of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than US$2,500,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent.

(ii)	Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement with respect to the Loan or the Commitment or L/C commitment assigned, except that this clause (ii) shall not prohibit any Lender or Issuing Bank from assigning all or a portion of its rights and obligations related to its Commitment or its L/C Commitment, if applicable, on a non-pro rata basis.

(iii)	Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A)	the consent of the Loan Parties (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an affiliate of a Lender which is majority-owned and controlled by such Lender or any corporation controlling such Lender; provided that the Loan Parties shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof;

(B)	the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Loans, Commitments and/or L/C Commitments if such assignment is to a Person that is not a Lender or an affiliate of such Lender which is majority-owned and controlled by such Lender or any corporation controlling such Lender; and

(C)	the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Commitments.

(iv)	Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)	No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrowers or any of the Borrowers’ affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)	No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)	Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the Defaulting Lender or its assignee shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Loan Parties and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of (as applicable) a Lender and/or Issuing Bank under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Party hereto) but (i) shall continue to be entitled to the benefits of Article 4, Section 10.05, Section 11.03 and Section 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, and (ii) shall continue to be obligated in respect of any liabilities or obligations that expressly survive any such assignment; provided, that except to the extent otherwise expressly agreed by each affected Party no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any Party hereunder arising from the assigning Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)

Register. The Agent, acting solely for this purpose as a non-fiduciary Agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Issuing Banks, and the Commitments and L/C Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender and Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Except as registered in accordance with this Section 11.06(c), the Borrowers shall not be obligated to recognize or treat any assignee of any interest or with respect to the Commitments, the L/C Commitments, any Loans or any L/C Obligations as a Lender, Issuing Bank or Person otherwise entitled to assert, enforce or otherwise participate in any rights or benefits with respect thereto or hereunder.

(d)

Participations. A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, provided that no purchaser of a participation (a “Participant”) shall have any rights or benefits under this Agreement or any Note (the Participant’s rights against such Lender in respect of such participation to be those set forth the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrowers to any Lender in respect of Loans held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participation has been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination of such Lender’s related Commitment, (ii) extend the date fixed for the payment of principal or interest on the related Loan or Loans, or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to participate in such interest or fee, (v) alter the rights or obligations of the Borrowers to repay the related Loans, or (vi) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 11.01, requires the consent of each Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary the Agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.

(e)	Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)	Disclosure. Each Borrower agrees that any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees, participants or counterparties to any swap or derivative transaction relating to the transactions contemplated pursuant to this Agreement and potential assignees or participants hereunder or counterparties as aforesaid; provided that such assignees, participants or counterparties or potential assignees, participants or counterparties shall agree (i) to preserve the confidentiality of such information pursuant to a confidentiality agreement that provides for the same terms set forth in Section 11.07, (ii) not to disclose such information to a third party, and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

Section 11.07 Confidentiality. Each Agent, each Issuing Bank and each Lender agree to hold any confidential information that any of them may receive from the Loan Parties or any of their Subsidiaries or Affiliates pursuant to this Agreement or any of the Loan Documents or in connection with any transaction contemplated herein or therein in confidence except for disclosure: (a) to other Lenders; (b) to its affiliates, its and its affiliates’ officers, directors, employees, advisors, attorneys and other agents and service providers deemed reasonably necessary to effectuate the transaction contemplated herein or therein; provided that such parties shall be advised of the requirement to maintain the confidentiality of such information and such Agent, such Issuing Bank or such Lender, as the case may be, shall be responsible for any such party’s breach of such confidentiality agreement; (c) to regulatory officials having jurisdiction over such Agent, such Issuing Bank or such Lender, or financial industry regulatory bodies claiming oversight over such Agent, such Issuing Bank or such Lender; (d) as required by applicable law or legal process (provided that in the event any Agent, any Issuing Bank or any Lender is so required to disclose any such confidential information, such Agent, such Issuing Bank or such Lender shall endeavor to notify promptly the Loan Parties so that the Loan Parties may seek a protective order or other appropriate remedy); (e) to the extent permitted in Section 11.06(g); (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; and (g) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties. For purposes of this Agreement (x) the term “confidential information” means all information respecting the Loan Parties and their Subsidiaries and Affiliates, or any of them, other than (i) information previously filed with any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or which is otherwise available to the public, (ii) information which is delivered by the Loan Parties to the Agents, the Lenders and/or the Issuing Banks, which it expressly identifies as non-confidential, (iii) information previously published in any public medium from a source other than, directly or indirectly, the Agents, any Issuing Bank or any Lender, and (iv) information which is received by the Agents, the Issuing Banks or the Lenders from any third party, which such Agent, such Issuing Bank or such Lender reasonably believes, after due inquiry, was not and is not, violating any obligation of confidentiality to the Loan Parties (y) “affiliate” means, with respect to any Lender any Person that is wholly-owned by such Lender or any corporation by which such Lender is wholly owned.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, subject to the provisions in Section 11.18, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the applicable Agent for further application in accordance with the provisions of Section 4.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agents a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrowers and the Agents promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09 Governing Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER (OTHER THAN §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS

SHALL ONLY BE BROUGHT IN THE COURTS OF THE STATE AND COUNTY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, AND CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE RELEVANT PARTIES BY MAIL AT THEIR RESPECTIVE ADDRESSES ACCORDANCE WITH SECTION 11.02. EACH PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 11.10 Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 11.11 Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each Party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or an emailed “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.12 Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the Parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 11.01.

Section 11.13 Severability. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Section 11.14 USA Patriot Act Notice. Each Lender each Issuing Bank and each Agent (for itself and not on behalf of any Lenders or Issuing Banks) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identities each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender such Issuing Bank or such Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

Section 11.15 No Fiduciary Duties. Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, each Borrower and its affiliates, on the one hand, and the Agents, the Arrangers, Bookrunners and syndication the Agents listed on the cover page, the Issuing Banks and the Lenders and their respective affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Arrangers, Bookrunners and syndication Agents listed on the cover page, the Issuing Banks and the Lenders or their respective affiliates.

Section 11.16 Waiver of Jury Trial. Each of the Borrowers, the Agents, the Issuing Banks and the Lenders hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any Notes as may have been issued hereunder, the Letters of Credit or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Each Borrower (a) certifies that no representative, any Agent or attorney of any Lender, any Issuing Bank or any Agent has represented, expressly or otherwise, that such Lender any Issuing Banks or any Agent would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that the Agents, the Issuing Banks and the Lenders have been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the waiver and certifications contained in this Section 11.16.

Section 11.17 Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures any Agent could purchase the first currency with such other currency on the Business Day preceding that on which a final judgment is given. The obligation of the Borrower in respect of any such sum due from it to any Agent, any Lender or any Issuing Bank, as the case may be, hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following the receipt by an Agent of any sum adjudged to be so due in the Judgment Currency, such Agent purchases or could have purchased, in accordance with normal banking procedures, the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency that an Agent purchases or could have purchased is less than the sum originally due in the Agreement Currency from a Borrower to such Agent, such Lender or such Issuing Bank, as the case may be, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or the Person to whom such obligation is owing against such loss. If the amount of the Agreement Currency that an Agent purchases or could have purchased is greater than the sum originally due in such currency to such Agent, such Lender or such Issuing Bank, as the case may be, such Agent, such Lender or such Issuing Bank, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 11.18 Limitation of Recourse. There shall be full recourse to OpCo, US Holdings and to all of their respective assets (other than OpCo’s ownership interests in the Equity Interests of Canadian Holdings) for the Obligations and liabilities of the Loan Parties under this Agreement and the other Loan Documents, and there shall be full recourse to NEE Partners and its assets for so long as and to the extent it has any obligations pursuant to the NEE Partners Guaranty but in no event shall any holder of any Equity Interests in NEE Partners (collectively, the “Owners”) or any officer, director, employee or agent of any of the Owners, the Loan Parties or NEE Partners be personally liable or obligated for such liabilities and Obligations. Recourse to Canadian Holdings and to all of its assets shall be expressly limited to the liabilities and Obligations of Canadian Holdings under this Agreement and the other Loan Documents, and no other Obligations. Without limiting the generality of any other provision of this Agreement or any of the other Loan Documents, and although not expressly stated as such herein or therein, in each place where any provision hereof or thereof contemplates the payment of fees, the allocation of payments and/or recoveries, provision of indemnification or other payments to or for the benefit of the parties hereto, (a) in the case of any such specific obligations of the Loan Parties hereunder, recourse to and recovery from Canadian Holdings and any of its assets shall be expressly limited to the liabilities and Obligations of Canadian Holdings, and (b) in the case of any such general obligations of the Loan Parties hereunder, recourse to and recovery from Canadian Holdings and any of its assets shall be expressly limited to that portion of such liabilities and Obligations equal to the amount thereof multiplied by a fraction, the numerator of which is equal to the total amount of Loans and L/C Obligations of Canadian Holdings Outstanding on the date of such determination and the denominator of which is total amount of all Loans and L/C Obligations outstanding as of such date.

*            *             *

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, as Borrower

By:
Paul I. Cutler
Treasurer

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of             , 2014.

Notary Public

My Commission Expires:

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, as Borrower

By:
Paul I. Cutler
Treasurer

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of             , 2014.

Notary Public

My Commission Expires:

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

NEXTERA ENERGY OPERATING PARTNERS, LP, as Guarantor

By: NEXTERA ENERGY OPERATING PARTNERS GP, LLC, its General Partner

By:
Paul I. Cutler
Treasurer

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY OPERATING PARTNERS GP, LLC, as General Partner of NEXTERA ENERGY OPERATING PARTNERS, LP, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of             , 2014.

Notary Public

My Commission Expires:

BANK OF AMERICA, N.A., as the Agent

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of BANK OF AMERICA, N.A., that being duly authorized they did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public

My Commission Expires:

BANK OF AMERICA, N.A. (CANADA BRANCH), as the Canadian Agent

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of BANK OF AMERICA, N.A. (CANADA BRANCH), that being duly authorized they did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this         day of day of             , 2014.

Notary Public My Commission Expires:

BANK OF AMERICA, N.A., as Lender and Issuing Bank

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of BANK OF AMERICA, N.A., that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

BANK OF AMERICA, N.A. (CANADA BRANCH), as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of BANK OF AMERICA, N.A. (CANADA BRANCH), that being duly authorized they did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

GOLDMAN SACHS BANK USA, as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of GOLDMAN SACHS BANK USA, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

MORGAN STANLEY BANK, N.A., as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of MORGAN STANLEY BANK, N.A., that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

BARCLAYS BANK PLC, as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of BARCLAYS BANK PLC, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

KEY BANK NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of KEY BANK NATIONAL ASSOCIATION, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of ROYAL BANK OF CANADA, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

UBS AG, STAMFORD BRANCH, as Lender

By:
Name:
Title:

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             and             , to me known and known to me, who, being by me first duly sworn, declared that they are the             and             , respectively, of UBS AG, STAMFORD BRANCH, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County,             , to me known and known to me, who, being by me first duly sworn, declared that he/she is a             of WELLS FARGO BANK, NATIONAL ASSOCIATION, that being duly authorized he/she did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of day of             , 2014.

Notary Public My Commission Expires:

SCHEDULE I

TO

REVOLVING CREDIT AGREEMENT

NAME OF LENDER	COMMITMENT		L/C COMMITMENT
Bank of America, N.A.	US$	68,570,000	US$
Goldman Sachs Bank USA	US$	57,145,000	US$
Morgan Stanley Bank, N.A.	US$	34,285,000	US$
Barclays Bank PLC	US$	15,000,000
Credit Suisse AG, Cayman Islands Branch	US$	15,000,000
KeyBank National Association	US$	15,000,000
Royal Bank of Canada	US$	15,000,000
UBS AG, Stamford Branch	US$	15,000,000
Wells Fargo Bank, National Association	US$	15,000,000
Total	US$	250,000,000	US$

SCHEDULE I-A

TO

REVOLVING CREDIT AGREEMENT

NAME OF LENDER	NOTICE ADDRESS
Bank of America, N.A.

Bank of America Corporate Center

NC1-007-17-18

100 North Tryon Street

Charlotte, NC 28255

•   Attention: Jerry Wells

•   Facsimile No.: 704-409-0306 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 980-386-9467 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

•   Attention: Rick Canonico

•   Facsimile No.: 917-977-3966 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 212-934-3921 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Morgan Stanley Bank, N.A.

1 Pierrepont Plaza

Brooklyn, NY 11201

•   Attention: Stan Portyansky/Jonathan Cohen

•   Facsimile No.: 718-233-2132 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 718-754-5067/718-754-2767 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Barclays Bank PLC

745 7th Avenue, 27th Floor

New York, NY 10019

•   Attention: May Huang

•   Facsimile No.: 212-526-5115 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 212-526-0787 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

•   Attention: Christopher Day

•   Facsimile No.: 212-322-1800 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 212-325-2841 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

KeyBank National Association

127 Public Square, 6th Floor

OH-01-27-0630

Cleveland, Ohio 44114-1306

•   Attention: Sukanya Raj

•   Facsimile No.: 216-689-8329 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 216-689-7669 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Royal Bank of Canada

Three World Financial Center

New York, NY 10281

•   Attention: Frank Lambrinos

•   Facsimile No.: 212-428-6201 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 212-858-7374 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

UBS AG, Stamford Branch

677 Washington Blvd.

Stamford, CT 06901

•   Attention: Kun Jin

•   Facsimile No.: 203-719-3888 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 203-719- 7813 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Wells Fargo Bank, National Association

90 S. 7th Street

MAC N9305-077

Minneapolis, MN 55402

•   Attention: Scott Bjelde

•   Facsimile No.: 612-316-0506 (if permitted by facsimile under Article 2 or 3)

•   Telephone No.: 612-667-6126 (if permitted by telephone under Article 2 or 3, and for courier deliveries)

Squire Comments 6/24/14

SCHEDULE II

TO

REVOLVING CREDIT AGREEMENT

SUBJECT ENTITIES

Canyon Wind, LLC

Conestogo Wind, LP

Elk City Wind, LLC

Genesis Solar, LLC

Logan Wind Energy, LLC

Moore Solar, ULC (formerly known as Moore Solar, Inc.).

Mountain Prairie Wind, LLC

Northern Colorado Wind Energy, LLC

Peetz Table Wind Energy, LLC

Perrin Ranch Wind, LLC

Peetz Logan Interconnect, LLC

Sombra Solar, ULC (formerly known as Sombra Solar, Inc.)

St. Clair Holding, ULC (formerly known as St. Clair Holding, Inc.)

Summerhaven Wind, LP

Trillium Windpower, LP

Tuscola Bay Wind, LLC

Varna Wind, ULC (formerly known as Varna Wind, Inc.)

SCHEDULE 5.03

TO

REVOLVING CREDIT AGREEMENT

EXCEPTED LIENS

(i)	Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

(ii)	Deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)	Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, which liens do not individually or in the aggregate have a materially adverse effect on the business of the Borrower; and

(iv)	Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which any Borrower or any of their Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects, liens and other encumbrances do not individually or in the aggregate have a materially adverse effect on the business of such Borrower.

(v)	Liens of the Project Companies

2

SCHEDULE 5.04

TO

REVOLVING CREDIT AGREEMENT

SUPPLEMENTAL DISCLOSURES

Matters disclosed in the Form S-1, as amended, through and including the Agreement Effective Date.

3

SCHEDULE 5.06

TO

REVOLVING CREDIT AGREEMENT

LITIGATION

Matters disclosed in the Form S-1, as amended, through and including the Agreement Effective Date.

4

SCHEDULE 5.14

TO

REVOLVING CREDIT AGREEMENT

PROJECT COMPANIES

(a) Loan Party Subsidiaries[1]

Canyon Wind Holdings, LLC

Canyon Wind, LLC

Conestogo Wind GP, Inc.

Conestogo Wind, LP

Elk City Wind Holdings, LLC

Elk City Wind, LLC

Genesis Solar Funding Holdings, LLC

Genesis Solar Funding, LLC

Genesis Solar Holdings, LLC

Genesis Solar, LLC

Moore Solar GP, LLC

Moore Solar GP, ULC

Moore Solar, ULC

Moore Solar, LP

Mountain Prairie Wind Holdings, LLC

Mountain Prairie Wind, LLC

NextEra Desert Center Blythe, LLC

Northern Colorado Wind Energy, LLC

Perrin Ranch Wind, LLC

SCI Holding, ULC

SCIH GP, ULC

Sombra Solar GP, LLC

Sombra Solar GP, ULC

Sombra Solar, ULC

Sombra Solar, LP

St. Clair GP, LLC

St. Clair GP, ULC

St. Clair Holding, ULC

St. Clair Investment Holding, LP

St. Clair Moore Holding LP, LLC

[1]	As of the Agreement Effective Date no Loan Party has any equity investments in any other Person other than those specifically disclosed in Part (b) of Schedule 5.14.

5

St. Clair Moore Holding LP, ULC

St. Clair Moore Holding, LP

St. Clair MS Investment GP, LLC

St. Clair Solar, LP

St. Clair Sombra Holding LP, LLC

St. Clair Sombra Holding LP, ULC

St. Clair Sombra Holding, LP

Strathroy Wind GP, Inc.

Summerhaven Wind, LP

Trillium Funding GP Holding, Inc.

Trillium Funding GP, Inc.

Trillium HoldCo GP, Inc.

Trillium HoldCo, LP

Trillium Wind Holdings, LP

Trillium Windpower, LP

Tuscola Bay Wind, LLC

Varna Wind Funding GP, LLC

Varna Wind Funding GP, ULC

Varna Wind Funding, LP

Varna Wind Funding, ULC

Varna Wind GP, LLC

Varna Wind GP, ULC

Varna Wind Holdings GP, LLC

Varna Wind Holdings GP, ULC

Varna Wind Holdings, LP

Varna Wind, LP

(b) Loan Party equity investments other than in Loan Party Subsidiaries:

None.

(c) Loan Parties

Loan Party	Chief Executive Office	Jurisdiction of Organization	Taxpayer I.D. No.
NextEra Energy Operating Partners, LP	700 Universe Boulevard Juno Beach, FL 33408	Delaware	US-30-0815488

NextEra Energy Canada Partners Holdings, ULC	390 Bay Street Suite 1720 Toronto, Ontario M5H 2Y2	British Columbia	CN-852791565 US-98-06893

NextEra Energy US Partners Holdings, LLC	700 Universe Boulevard Juno Beach, FL 33408	Delaware	US-30-0818629

6

SCHEDULE 6.14

TO

REVOLVING CREDIT AGREEMENT

PROJECT-LEVEL INDEBTEDNESS

CANYON WIND FINANCING:	Amount: USD $232,000,000

CREDIT AGREEMENT, dated as of September 27, 2012, among CANYON WIND, LLC, as Borrower, CANYON WIND HOLDINGS, LLC, PERRIN RANCH WIND, LLC, TUSCOLA BAY WIND, LLC, as Guarantors, VARIOUS FINANCIAL INSTITUTIONS, as Lenders

MOUNTAIN PRAIRIE:	Amount: $305,300,000

Note Purchase Agreement, among MOUNTAIN PRAIRIE WIND, LLC, NORTHERN COLORADO WIND ENERGY, LLC, ELK CITY WIND, LLC, ELK CITY WIND HOLDINGS, LLC, MOUNTAIN PRAIRIE WIND HOLDINGS, LLC and the Note Purchasers.

GENESIS:	Amount: USD $ 702,000,000 (OPCO Notes)
Amount: USD $ 150,000,000 (OPCO Bank Loan)
Amount: USD $ 280,000,000 (Holdco Notes)

NOTE PURCHASE AGREEMENT, dated as of August 26, 2011, between GENESIS SOLAR, LLC and GENESIS SOLAR 2011 PASS-THROUGH TRUST.

ST. CLAIR:	Amount: USD $ 171,800,000

TRUST INDENTURE, dated September 21, 2012, by and among ST. CLAIR INVESTMENT HOLDING, INC., as Guarantor, MOORE SOLAR, INC., as Project Owner and Guarantor, SOMBRA SOLAR, INC., as Project Owner and Guarantor, BNY TRUST COMPANY OF CANADA, as Trustee.

TRILLIUM:	Amount: CAD $ 315,000,000

TRUST INDENTURE dated December 12, 2013: TRILLIUM WINDPOWER, LP, as Issuer , TRILLIUM WIND HOLDINGS, LP, CONESTOGO WIND GP, INC., STRATHROY WIND GP, INC., TRILLIUM FUNDING GP, INC. AND TRILLIUM FUNDING GP HOLDING, INC., as Guarantors, CONESTOGO WIND, LP, as Project Owner and Guarantor, SUMMERHAVEN WIND, LP, as Project Owner and Guarantor, BNY TRUST COMPANY OF CANADA, as Trustee

7

BLUEWATER:	Amount: CAD $ 170,000,000

CREDIT AGREEMENT, dated as of June 13, 2014, among VARNA WIND, LP, as Borrower, VARNA WIND GP, ULC, as Guarantor, VARIOUS FINANCIAL INSTITUTIONS, as Lenders

8

SCHEDULE 6.16(f)

TO

REVOLVING CREDIT AGREEMENT

PERMITTED INVESTMENTS

NONE

9

SCHEDULE 6.22

TO

REVOLVING CREDIT AGREEMENT

BURDENSOME AGREEMENTS

NONE

10

EXHIBIT A-1

TO

REVOLVING CREDIT AGREEMENT

FORM OF BORROWING NOTICE

*        *        *

BORROWING NOTICE

[Date]

Bank of America, N.A.,

as Administrative Agent

for the Lenders that are parties

to the Revolving Credit Agreement

referred to below

301 South College Street

Charlotte, North Carolina 28288

Attention:

Telephone No.:             -            -            (in connection with courier deliveries)

Ladies and Gentlemen:

The undersigned, [NextEra Energy Canada Partners Holdings, ULC, an unlimited liability company organized and existing under the laws of the Province of British Colombia] [NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company] (the “Borrower”), refers to the Revolving Credit Agreement, dated as of July     , 2014 (as amended or modified from time to time, the “Agreement”, the terms defined therein being used herein as therein defined), between the Borrower, the Lenders that are parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the Lenders and the other parties thereto, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Agreement that the undersigned hereby requests a Borrowing of a Loan under the Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Agreement:

11

(i)	The Business Day of the Proposed Borrowing is , 201 .

(ii)	[The Loans comprising the Proposed Borrowing are [Base Rate Loans] [Canadian Prime Rate Loans] [Eurodollar Rate Loans] [CDOR Loans]].

(iii)	The aggregate amount of the Proposed Borrowing is [US$ ] [Cdn$ ].

[(iv)	The initial Interest Period for each [Eurodollar Rate Loan] [CDOR Loan] made as part of the Proposed Borrowing is month[s]. The last day of such Interest Period is , ]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)	No Default shall have occurred and be continuing or will occur upon the making of the Loan on such Borrowing Date, and

(B)	Each of the representations and warranties contained in the Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Agreement will be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date).

The proceeds of the Proposed Borrowing should be wire transferred to the Borrower in accordance with the following wire transfer instructions:

[                         ]

[                         ]

[                         ]

Very truly yours,

[NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC]

[NEXTERA ENERGY US PARTNERS HOLDINGS, LLC]

By:
Paul I. Cutler
Treasurer

12

EXHIBIT A-2

TO

REVOLVING CREDIT AGREEMENT

FORM OF INTEREST RATE NOTICE

*        *        *

INTEREST RATE NOTICE

[Date]

Bank of America, N.A.

as Administrative Agent

for the Lenders that are parties

to the Revolving Credit Agreement

referred to below

301 South College Street

Charlotte, North Carolina 28288

Attention:

Telephone No.:         -        -        (in connection with courier deliveries)

Ladies and Gentlemen:

Pursuant to Section 2.05 of that certain Revolving Credit Agreement, dated as of July     , 2014 (as amended or modified from time to time (the “Agreement”), between [NextEra Energy Canada Partners Holdings ULC] [NextEra Energy US Partners Holdings, LLC] (the “Borrower”), the Lenders that are parties thereto, Bank of America, N.A, as Administrative Agent and Collateral Agent (the “Agent”) and the other parties thereto, the Borrower hereby gives you irrevocable notice of its request to [Convert / continue] the Loan(s) and/or Interest Periods currently under effect under the Agreement as follows [select from the following as applicable]:

13

•	on [ date ], to Convert $ of the aggregate outstanding principal amount of the Loan(s) bearing interest at the [Eurodollar Rate] [CDOR Loan] into a [Base Rate Loan] [Canadian Prime Rate Loan]; [and/or]

•	on [ date ], to Convert $ of the aggregate outstanding principal amount of the Loan(s) bearing interest at the [Base Rate] [Canadian Prime Rate Loan] into a [Eurodollar Rate Loan] [CDOR Loan] having an Interest Period of month(s) ending on [ date ]; [and/or]

•	on [ date ], to continue $ of the aggregate outstanding principal amount of the Loan(s) bearing interest at the [Eurodollar Rate] [CDOR], as a [Eurodollar Rate Loan] [CDOR Loan] having an Interest Period of month(s) ending on [ date ].

Any capitalized terms used in this notice which are defined in the Agreement have the meanings specified for those terms in the Agreement.

[Signature Appears on Following Page]

14

IN WITNESS WHEREOF, the undersigned has duly executed this Interest Rate Notice as of                     , 201    .

Very truly yours,

[NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC]

[NEXTERA ENERGY US PARTNERS HOLDINGS, LLC]

By:
Paul I. Cutler
Treasurer

15

EXHIBIT B

TO

REVOLVING CREDIT AGREEMENT

FORM OF NOTE

*        *        *

NOTE

US$	Dated as of , 201

FOR VALUE RECEIVED, the undersigned, [NEXTERA ENERGY CANADA PARTNERS HOLDINGS ULC, an unlimited liability company organized and existing under the laws of the Province of British Columbia] [NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, a Delaware limited liability company], (hereinafter, together with its successors in title and assigns, called “the Borrower”), by this promissory note (hereinafter called this “Note”), absolutely and unconditionally promises to pay to the order of                     (hereinafter, together with its successors in title and assigns, called “Lender”), the principal sum of                     and No/100 Dollars (US$             ), or the aggregate principal unpaid principal amount of all Loans evidenced by this Note made by Lender to the Borrower pursuant to the Agreement hereinafter referred to, whichever is less, on the Loan Maturity Date (as defined in the Agreement) applicable to Lender, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have been paid in full.

The unpaid principal (not at the time overdue) of this Note shall bear interest at the annual rate from time to time in effect under the Agreement referred to below (the “Applicable Rate”). Accrued interest on the unpaid principal under this Note shall be payable on the dates, and in the manner, specified in the Agreement.

On the Loan Maturity Date applicable to Lender there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby, promises to pay to the Holder (as hereinafter defined) hereof, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

16

Overdue principal of the Loans, and to the extent permitted by applicable law, overdue interest on the Loans and all other overdue amounts payable under this Note, shall bear interest payable on demand, in the case of (i) overdue principal of or overdue interest on any Loan, at a rate per annum equal to two percent (2%) above the rate then applicable to such Loan, and (ii) any other overdue amounts, at a rate per annum equal to two percent (2%) above the Base Rate, in each case until such amount shall be paid in full (after, as well as before, judgment).

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the applicable Agent at the applicable Agent’s office, as provided in the Agreement, for the account of the Holder, not later than 2:00 p.m., New York, New York time or, as the case may be, Toronto, Ontario time, on the due date of such payment. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions withholdings, restrictions or conditions of any nature, except as expressly set forth in the Agreement.

Absent manifest error, a certificate or statement signed by an authorized officer of the Agent shall be conclusive evidence of the amount of principal due and unpaid under this Note as of the date of such certificate or statement.

This Note is made and delivered by the Borrower to Lender pursuant to that certain Revolving Credit Agreement, dated as of July     , 2014, between (i) the Borrower, (ii) the lending institutions listed as “Lenders” thereunder, (iii) Bank of America, N.A., as Administrative Agent for the Lenders and the other parties thereto, (hereinafter, as originally executed, or, if varied or supplemented or amended and restated from time to time, as so varied or supplemented or amended and restated, called the “Agreement”). This Note evidences the obligations of the Borrower (a) to repay the principal amount of Loans made by Lender to the Borrower under the Agreement, (b) to pay interest, as provided in the Agreement on the principal amount hereof remaining unpaid from time to time, and (c) to pay other amounts which may become due and payable hereunder as provided herein and in the Agreement.

No reference herein to the Agreement, to any of the Schedules or Exhibits annexed thereto, or to any of the Loan Documents or to any provisions of any thereof, shall impair the obligations of the Borrower, which are absolute, unconditional and irrevocable, to pay the principal of and the interest on this Note and to pay all (if any) other amounts which may become due and payable on or in respect of this Note or the indebtedness evidenced hereby, strictly in accordance with the terms and the tenor of this Note.

All capitalized terms used herein and defined in the Agreement shall have the same meanings herein as therein. For all purposes of this Note, “Holder” means Lender or any other person who is at the time the lawful holder in possession of this Note.

17

Pursuant to, and upon the terms contained in the Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be or may automatically become immediately due and payable, whereupon the entire unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Holder of this Note without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower.

All computations of interest payable as provided in this Note shall be determined in accordance with the terms of the Agreement.

Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the Holder of this Note, upon demand by the Holder at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable external attorney fees and all other reasonable collection charges and expenses incurred or sustained by the Holder.

The Borrower hereby irrevocably waives notices of acceptance, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note.

The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Note, any rights or obligations hereunder or the performance of such rights and obligations.

This Note is intended to take effect as a sealed instrument.

This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

18

IN WITNESS WHEREOF, THIS NOTE has been duly executed by the undersigned, [NEXTERA ENERGY CANADA PARTNERS HOLDINGS ULC] [NEXTERA ENERGY US PARTNERS HOLDINGS, LLC], on the day and in the year first above written.

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC

By:
Paul I. Cutler
Treasurer

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of             , 2014.

Notary Public

My Commission Expires:

19

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC

By:
Paul I. Cutler
Treasurer

STATE OF	)
	)	ss.
COUNTY OF	)

Personally appeared before me, the undersigned, a Notary Public in and for said County, Paul I. Cutler, to me known and known to me, who, being by me first duly sworn, declared that he is the Treasurer of NEXTERA ENERGY US PARTNERS HOLDINGS, LLC, that being duly authorized he did execute the foregoing instrument before me for the purposes set forth therein.

IN WITNESS WHEREOF, I have hereto set my hand and official seal at             , this             day of                     , 2014.

Notary Public

My Commission Expires:

20

EXHIBIT C

TO

REVOLVING CREDIT AGREEMENT

FORM OF THE BORROWERS’ CERTIFICATE

*        *        *

CERTIFICATE OF

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC

This Certificate is given pursuant to that certain Revolving Credit Agreement, dated as of July     , 2014 (as amended or modified from time to time (the “Agreement”), between NextEra Energy Canada Partners Holdings ULC and NextEra Energy US Partners Holdings, LLC (the “Borrowers”), NextEra Energy Operating Partners, LP, the Lenders that are parties thereto, Bank of America, N.A, as Administrative Agent and Collateral Agent (the “Agent”) and the other parties thereto (the “Agreement”). This Certificate is delivered in satisfaction of the conditions precedent set forth in Section 7.01(d) of the Agreement.

1.	The Borrowers hereby provide notice to the Agent that July , 2014 is hereby deemed to be the Agreement Effective Date.

2.	The Borrowers hereby certify to the Agent that as of the Agreement Effective Date, the Borrowers own all of the assets contemplated to be owned by the Borrowers immediately following the confirmation by NEE Partners, of the IPO as described in Form S-1 filed with the Securities and Exchange Commission on May 20, 2014, as amended, through and including the Agreement Effective Date (the “Form S-1”).

3.	The Borrowers hereby certify to the Agent that as of the Agreement Effective Date, except in respect of the matters described in Schedule 5.04 of the Agreement, there has been no material adverse change in the business or financial condition of OpCo, the Borrowers or any of their Subsidiaries taken as a whole from that set forth in the financial statements included in the Form S-1. This representation and warranty is made only as of the Agreement Effective Date and shall not be deemed made or remade as of any subsequent date notwithstanding anything contained in the Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Agreement.

4.	The Borrowers hereby further certify that as of the Agreement Effective Date, the representations and warranties of the Borrowers contained in the Agreement are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date) and there exists no Default.

21

Each initially capitalized term which is used and not otherwise defined in this Certificate shall have has the meaning specified for such term in the Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have duly executed this Borrower’s Certificate as of July     , 2014.

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC

By:
Title:

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC

By:
Title:

22

EXHIBIT D-1

TO

REVOLVING CREDIT AGREEMENT

FORM OF PERFECTION CERTIFICATE

In connection with the Credit Agreement dated as of July [    ], 2014 among NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company, and NextEra Energy Canada Partners Holdings, ULC, an Ontario unlimited liability company (each a “Borrower” and together the “Borrowers”), NextEra Energy Operating Partners, LP, a Delaware limited partnership (the “Guarantor”, and together with the Borrowers, the “Grantors”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Credit Agreement”), each Grantor hereby certifies as to the matters set out below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Credit Agreement.

1. Investment Property. Set forth on Schedule 1 hereto is a true and correct list of all shares of stock and other Equity Interests owned by such Grantor, all indebtedness owed to such Grantor and all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) of such Grantor, setting forth:

(a) in Part I of Schedule 1 all shares of stock or other Equity Interests owned by such Grantor, the issuer thereof, class of equity interest, par value, certificate numbers, number of shares and percentage of the issued and outstanding Equity Interests of the issuers thereof;

(b) in Part II of Schedule 1 all indebtedness owed to such Grantor, the issuer thereof, description thereof, debt certificate number(s), final maturity and outstanding principal amount of such indebtedness; and

(c) in Part III of Schedule 1, all other investment property owned by such Grantor, the issuer thereof, name of investment, certificate number(s), amount and other identification of such investment property.

23

2. Deposit Accounts. Set forth on Schedule 2 hereto is a true and correct list of all deposit accounts of such Grantor, setting forth for each such deposit account the type of account, name and address of the depositary bank and the account number.

3. Assigned Agreements. Set forth on Schedule 3 hereto is a true and correct list of all Secured Hedge Agreements to which such Grantor is a party and all other agreements .

4. Commercial Tort Claims. Set forth on Schedule 4 hereto is a true and correct description of all commercial tort claims of such Grantor.

5. Identity, Etc. of Grantors. Set forth on Schedule 5 hereto is a true and correct list showing:

(a) such Grantor’s exact legal name (as it appears in its certificate or articles of incorporation, limited liability membership agreement or similar organizational document, in each case as amended to the date hereof),

(b) location, address of chief executive office (and, if different, principal place of business),

(c) type of organization,

(d) jurisdiction of organization and organizational I.D. number (including taxpayer identification number).

6. Changes in Name, Etc. Set forth on Schedule 6 hereto is a true and correct description of any changes in the name of such Grantor or in any other information as to such Grantor reflected on Schedule 1 or Schedule 8 hereto during the five years preceding the date hereof.

24

7. Real Property and Leaseholds. Set forth on Schedule 7 hereto is:

(a) a true and correct list of all real property owned by each Grantor and each, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof; and

(b) a true and correct list of all leases of real property under which any Grantor is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

8. Location of Equipment and Inventory. Set forth on Schedule 8 hereto is a true and correct list of the locations of such Grantor’s equipment and inventory.

9. Letters of Credit. Set forth on Schedule 9 hereto is a true and correct list of all letters of credit of which such Grantor is a beneficiary or assignee, showing for each such letter of credit the issuer thereof, nominated person (if any), account party, number, maximum available amount and date.

10. Warehousemen and Bailees. Set forth on Schedule 10 hereto is a true and correct list of all warehousemen and bailees that have possession of any assets of such Grantor, showing as to each warehouseman and bailee the assets so held and address.

11. Intellectual Property.

(a) Set forth on Schedule 11(a) hereto is a true and correct list all patents, patent applications, utility models and statutory invention registrations of such Grantor;

(b) Set forth on Schedule 11(b) hereto is a true and correct list of all trademarks, service marks, domain names, trade dress, logos, designs, slogans and other source identifiers, whether registered or unregistered, of such Grantor;

(c) Set forth on Schedule 11(c) hereto is a true and correct list of all trade names, business names and corporate names of such Grantor;

(d) Set forth on Schedule 11(d) hereto is a true and correct list of all copyrights, including, without limitation, copyrights in computer software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered, of such Grantor; and

25

(e) Set forth on Schedule 11(e) hereto is a true and correct list of all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any intellectual property to which such Grantor is a party or a beneficiary.

12. Government Contracts. Set forth on Schedule 12 hereto is a true and correct list of all contracts with any Governmental Authority, showing as to each such contract the Government Contracting Officer.

13. Aircraft, Railcars and Vessels. Set forth on Schedule 13 hereto is a true and correct list of all aircraft, engines, parts, railcars, ships and other vessels owned by such Grantor and registered or required to be registered with any Governmental Authority, showing as to each such item a description thereof, the registration number, fair market value and mortgagee (if any) and mortgage description (if any) (including mortgage amount) thereof. Attached to this Certificate is a true and correct copy as of the date hereof of any such mortgage.

14. Motor Vehicles. Set forth on Schedule 14 hereto is a true and correct list of all motor vehicles owned by such Grantor, the ownership of which is evidenced by a certificate of title, showing for each such motor vehicle the registration number, make, model, year and value thereof.

Unless otherwise defined in this Certificate or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York are used in this Certificate as such terms are defined in such Article 8 or 9.

26

Squire Comments 6/24/14

IN WITNESS WHEREOF, the undersigned have caused this Perfection Certificate to be executed by their officers thereunto duly authorized.

NEXTERA ENERGY OPERATING PARTNERS, LP

BY:	NEXTERA ENERGY OPERATING PARTNERS GP, LLC,
its General Partner

By:
Name:
Title:

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC

By:
Name:
Title:

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to NextEra Perfection Certificate]

Schedule 1 to

Perfection Certificate

INVESTMENT PROPERTY

Part I

Initial Pledged Shares

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares
NextEra Energy Operating Partners, LP	NextEra Energy Canada Partners Holdings, ULC[2]					100%
NextEra Energy Operating Partners, LP	NextEra Energy US Partners Holdings, LLC	Membership		N/A	N/A	100%
NextEra Energy US Partners Holdings, LLC	Canyon Wind Holdings, LLC	Membership		N/A/	N/A	100%
NextEra Energy US Partners Holdings, LLC	Elk City Wind Holdings, LLC	Membership		N/A/	N/A	100%
NextEra Energy US Partners Holdings, LLC	Mountain Prairie Wind Holdings, LLC	Membership		N/A	N/A	100%
NextEra Energy US Partners Holdings, LLC	Genesis Solar Funding Holdings, LLC	Membership		N/A	N/A	100%
NextEra Energy Canada Partners Holdings, ULC	St. Clair MS Investment GP, LLC	Membership		N/A	N/A	100%
NextEra Energy Canada Partners Holdings, ULC	St. Clair Investment Holding, LP	Limited Partnership		N/A	N/A	99.9999%
NextEra Energy Canada Partners Holdings, ULC	Trillium Funding GP Holding, Inc.	Common Shares		—	—	100%
NextEra Energy Canada Partners Holdings, ULC	Trillium HoldCo, LP	Limited Partnership		—	—	99.99%
NextEra Energy Canada Partners Holdings, ULC	Trillium HoldCo GP, Inc.	Common Shares		—	—	100.00
NextEra Energy Canada Partners Holdings, ULC	Varna Wind Holdings GP, LLC	Membership		N/A	N/A	100%
NextEra Energy Canada Partners Holdings, ULC	Varna Wind Holdings, LP	Limited Partnership		N/A	N/A	99.9999%

[2]	The Equity Interests of NextEra Energy Canada Partners Holdings, ULC are not being pledged.

Part II

Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Final Maturity	Outstanding Principal Amount
None

Part III

Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No(s)	Amount	Other Identification
None

Schedule 2 to

Perfection Certificate

PLEDGED DEPOSIT ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number
NextEra Energy Operating Partners, LP	US$ Currency Account	Bank of America, N.A.	4427931143

NextEra Energy Operating Partners, LP	Cdn$ Currency Account	The Bank of Nova Scotia	476960075116

NextEra Energy Canada Partners Holdings, ULC	US$ Currency Account	The Bank of Nova Scotia

NextEra Energy Canada Partners Holdings, ULC	Cdn$ Currency Account	The Bank of Nova Scotia

NextEra Energy US Partners Holdings, LLC	US$ Currency Account	Bank of America, N.A.	4427931169

Schedule 3 to

Perfection Certificate

ASSIGNED AGREEMENTS

Grantor	Assigned Agreement
NextEra Energy Operating Partners, LP	Cash Sweep and Credit Support Agreement, dated as of July [1], 2014, by and between NextEra Energy Operating Partners, LP, and NextEra Energy Resources, LLC

NextEra Energy Operating Partners, LP	Management Services Agreement, dated as of July [1], 2014, by and among NextEra Energy Partners, LP, NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP and NextEra Energy Management Partners, LP

NextEra Energy Operating Partners, LP	Right of First Offer Agreement, dated as of July [1], 2014, by and among NextEra Energy Partners, LP, NextEra Energy Operating Partners, LP, and NextEra Energy Resources, LLC

Schedule 4 to

Perfection Certificate

COMMERCIAL TORT CLAIMS

NONE

Schedule 5 to

Perfection Certificate

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND

ORGANIZATIONAL

IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.
NextEra Energy Operating Partners, LP	700 Universe Boulevard Juno Beach, FL 33408	700 Universe Boulevard Juno Beach, FL 33408	Limited Partnership	Delaware	5493932

NextEra Energy Canada Partners Holdings, ULC	390 Bay Street Suite 1720 Toronto, Ontario M5H 2Y2	390 Bay Street Suite 1720 Toronto, Ontario M5H 2Y2	Unlimited Liability Company	British Columbia	C1004719 [3]

NextEra Energy US Partners Holdings, LLC	700 Universe Boulevard Juno Beach, FL 33408	700 Universe Boulevard Juno Beach, FL 33408	Limited Liability Company	Delaware	5493936

[3]	Note: Organization I.D. No. relates to NextEra Energy Canada Partners Holdings, Inc., prior to conversion to NextEra Energy Canada Partners Holdings, ULC.

Schedule 6 to

Perfection Certificate

CHANGES IN NAME, LOCATION, ETC.

NextEra Energy Canada Partners Holdings, ULC

May 8, 2008	Formed as “FPLE Canadian Wind, ULC, an Alberta unlimited liability company”

May 28, 2009	Name changed to “NextEra Energy Canada, ULC” *note that this entity amalgamated on November 22, 2013

June 5, 2014	Converted to a limited company organized and existing under the laws of the Province of Alberta and changed its name to “NextEra Energy Canada Partners Holdings, Inc.”

June 9, 2014	Continued as a limited company organized and existing under the laws of the Province of British Columbia

June , 2014	Converted to an unlimited liability company organized and existing under the laws of the Province of British Columbia and changed its name to “NextEra Energy Canada Partners Holdings, ULC”

Schedule 7 to

Perfection Certificate

REAL PROPERTY

Record Owner	Address	County or other relevant jurisdiction	Fair Market Value	Book Value
N/A

LEASEHOLDS

Grantor	Address and County/Relevant Jurisdiction	Lessor (Including Address)	Expiration Date	Annual Rent
N/A

Schedule 8 to

Perfection Certificate

LOCATION OF EQUIPMENT AND INVENTORY

NextEra Energy Operating Partners, LP

Locations of Equipment:	NONE

Locations of Inventory:	NONE

NextEra Energy Canada Partners Holdings, ULC

Locations of Equipment:	NONE

Locations of Inventory:	NONE

NextEra Energy US Partners Holdings, LLC

Locations of Equipment:	NONE

Locations of Inventory:	NONE

Schedule 9 to

Perfection Certificate

LETTERS OF CREDIT

Beneficiary (Grantor)	Issuer	Nominated Person (if any)	Account Party	Number	Maximum Available Amount	Date
N/A

Schedule 10 to

Perfection Certificate

WAREHOUSEMEN AND BAILEES

Grantor	Assets Held	Warehouseman or Bailee	Address
N/A

Schedule 11 to

Perfection Certificate

INTELLECTUAL PROPERTY

(a). Patents

Grantor	Patent Titles	Country	Patent No.	Application No.	Filing Date	Issue Date
N/A

(b). Domain Names and Trademarks

Grantor	Domain Name/Mark	Country	Mark	Reg. No.	Application No.	Filing Date	Issue Date
N/A

(c). Trade Names

Grantor	Names
N/A

(d). Copyrights

Grantor	Title of Work	Country	Title	Reg. No.	Application No.	Filing Date	Issue Date
N/A

(e). IP Agreements

Grantor	IP Agreements
N/A

Schedule 12 to

Perfection Certificate

GOVERNMENT CONTRACTS

Grantor	Government Contract[4]	Government Contracting Officer
N/A

[4]	Identify with all relevant available details, including parties, date and name of agreement, as appear in the agreement itself.

Schedule 13 to

Perfection Certificate

AIRCRAFT, RAILCARS AND VESSELS

Grantor	Asset	Registration Number	Fair Market Value	Mortgagee (if any)	Mortgage Description (if any) (Including Mortgage Amount)
N/A

Schedule 14 to

Perfection Certificate

MOTOR VEHICLES

Grantor	Registration Number (Including State of Registration)	Make	Model	Year
N/A

EXHIBIT D-2

TO

REVOLVING CREDIT AGREEMENT

FORM OF PERFECTION CERTIFICATE SUPPLEMENT

Reference is hereby made to Credit Agreement dated as of July [    ], 2014 among NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company, and NextEra Energy Canada Partners Holdings, ULC, an Ontario unlimited liability company (each a “Borrower” and together the “Borrowers”), NextEra Energy Operating Partners, LP, a Delaware limited partnership (the “Guarantor”, and together with the Borrowers, the “Grantors”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned1 hereby certifies, in his or her capacity as an officer of the applicable Loan Party, and not in his or her individual capacity, to the Administrative Agent and each of the Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

I.	CURRENT INFORMATION

A. Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. Except as listed below, the Prior Perfection Certificate sets forth the full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization (or if a particular Grantor is an individual, please indicate so), the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of each Grantor:

Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

[1]	Insert appropriate officers of the Loan Parties.

1

B. Chief Executive Offices and Mailing Addresses. Except as listed below, the Prior Perfection Certificate sets forth the chief executive office address and the preferred mailing address (if different than chief executive office) of each other Grantor:

Name of Debtor/Grantor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)

D. Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, no Grantor has changed its name, jurisdiction of organization or its corporate structure by merger, consolidation or change in corporate form since the date of the Prior Perfection Certificate:

Debtor/Grantor	Date of Change	Description of Change

E. Acquisitions of Equity Interests or Assets.

Except as set forth below, no Grantor has acquired the equity interests of another entity or substantially all the assets of another entity since the date of the Prior Perfection Certificate:

Debtor/Grantor	Date of Acquisition	Description of Acquisition

2

II.	INFORMATION REGARDING CERTAIN COLLATERAL

A. Investment Related Property

1. Equity Interests. Except as set forth below, the Prior Perfection Certificate sets forth a list of all equity interests owned by each Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Debtor/Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

2. Securities Accounts. Except as set forth below, the Prior Perfection Certificate sets forth a list of all securities accounts in which any Grantor customarily maintains securities or other assets:

Debtor/Grantor	Type of Account	Name & Address of Financial Institutions

3

3. Deposit Accounts. Except as set forth below, the Prior Perfection Certificate sets forth true and correct list of all deposit accounts maintained by the Grantor:

Debtor/Grantor	Type of Account	Name & Address of Financial Institutions

4. Debt Securities & Instruments. Except as set forth below and other than the Intercompany Note, the Prior Perfection Certificate sets forth a list of all debt securities and instruments owed to the Grantors:

Debtor/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

B. Intellectual Property. Except as set forth below or attached hereto as an exhibit, the Prior Perfection Certificate sets forth true and complete list of (i) substantially all United States, state and foreign registrations of and applications for patents, trademarks, and copyrights owned by each Grantor, including all registrations and applications, (ii) all Intellectual Property owned by each Grantor not listed pursuant to clause (i) above:

1. Copyrights, Copyright Applications and Copyright Licenses

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

4

2. Patents, Patent Applications and Patent Licenses

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

3. Trademarks, Trademark Applications and Trademark Licenses

Debtor/Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

C. Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except as set forth below or in the Prior Perfection Certificate, no persons (including, without limitation, warehousemen and bailees) other than any Grantor have possession of any material amount of tangible personal property of any Grantor:

Debtor/Grantor	Address/City/State/Zip Code	County	Description of Assets and Value

E. Real Estate Related UCC Collateral

Fixtures. Except as listed below, the Prior Perfection Certificate sets forth all the locations where each Grantor owns or leases any real property:

Debtor/Grantor	Address/City/State/Zip Code	County	Owned or Leased

5

IN WITNESS WHEREOF, the undersigned hereto has caused this Perfection Certificate Supplement to be executed as of this                      day of             , 20     by its officer thereunto duly authorized.

NEXTERA ENERGY OPERATING PARTNERS, LP

BY:	NEXTERA ENERGY OPERATING PARTNERS GP, LLC,
its General Partner

By:
Name:
Title:

NEXTERA ENERGY CANADA PARTNERS HOLDINGS, ULC

By:
Name:
Title:

NEXTERA ENERGY US PARTNERS HOLDINGS, LLC

By:
Name:
Title:

6

EXHIBIT E

TO

REVOLVING CREDIT AGREEMENT

[RESERVED]

EXHIBIT F

TO

REVOLVING CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

*        *        *

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a [Lender] [Issuing Bank] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swing line loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a [Lender] [Issuing Bank]) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

[Assignor [is / is not] a Defaulting Lender]

2.	Assignee:

[for each Assignee, indicate [affiliate / non-affiliate] of [identify Lender]

3.	Borrowers: [NextEra Energy Canada Partners Holdings ULC] [NextEra Energy US Partners Holdings, LLC]

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The US$250,000,000 Revolving Credit Agreement dated as of July 1, 2014 among NextEra Energy Canada Partners Holdings ULC, NextEra Energy US Partners Holdings, LLC, NextEra Energy Operating Partners, LP, the Lenders that are parties thereto, Bank of America, N.A., as the Agent and the other parties thereto]

6.	Assigned Interest:

Assignor	Assignee	Facility Assigned[5]	Aggregate Amount of Commitment/Loans for all Lenders[6]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[7]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][8]

[Page break]

Effective Date:                     , 20     [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][9] Accepted:

BANK OF AMERICA, N.A., as the Agent

By:
Title:

[Consented to:][10]

[NAME OF RELEVANT PARTY]

By:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it [is / is not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is organized under the laws of a jurisdiction outside of the United States attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT G

TO

REVOLVING CREDIT AGREEMENT

[RESERVED]

EXHIBIT H

TO

REVOLVING CREDIT AGREEMENT

[RESERVED]

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of July     , 2014 (the “Credit Agreement”), between NextEra Energy Canada Partners Holdings ULC and NextEra Energy US Partners Holdings, LLC (as the “Borrowers”), NextEra Energy Operating Partners, LP, the Lenders and Issuing Banks that are parties thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent (as the “Agent”) and the other parties thereto.

Pursuant to the provisions of Section 4.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of July     , 2014 (the “Credit Agreement”), between NextEra Energy Canada Partners Holdings ULC and NextEra Energy US Partners Holdings, LLC (as the “Borrowers”), NextEra Energy Operating Partners, LP, the Lenders and Issuing Banks that are parties thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent (as the “Agent”) and the other parties thereto.

Pursuant to the provisions of Section 4.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of July     , 2014 (the “Credit Agreement”), between NextEra Energy Canada Partners Holdings ULC and NextEra Energy US Partners Holdings, LLC (as the “Borrowers”), NextEra Energy Operating Partners, LP, the Lenders and Issuing Banks that are parties thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent (as the “Agent”) and the other parties thereto.

Pursuant to the provisions of Section 4.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Revolving Credit Agreement, dated as of July     , 2014 (the “Credit Agreement”), between NextEra Energy Canada Partners Holdings ULC and NextEra Energy US Partners Holdings, LLC (as the “Borrowers”), NextEra Energy Operating Partners, LP, the Lenders and Issuing Banks that are parties thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent (as the “Agent”) and the other parties thereto.

Pursuant to the provisions of Section 4.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]